BORROWER AND LOAN INFORMATION

You should review the following information together with the detailed information in the Prospectus, including Semble’s financial statements and the risk factors beginning on page 12, before deciding whether to purchase the Notes.

The borrowing organization (the “Borrower”)

The Borrower	Eastridge Christian Assembly (“ECA”)

Non-Profit Classification	501(c)3

NAICS Code(s)	813110 – Religious Organization 624410 – Child Day Care Services

Business Description

Eastridge Church has two campuses, one located in Issaquah and the other in West Seattle, Washington (collectively referred to as Eastridge Church). The Church is organized for the purposes of carrying on the affairs and ministries of local church bodies. Eastridge Church was incorporated as a not-for-profit religious corporation under the laws of the State of Washington in December 1985 and is associated with the Northwest Ministry Network of the Assemblies of God. The purpose of Eastridge Church is to glorify God and expand the Kingdom of God through worship, instruction, fellowship, and evangelism.  Through its regional and national partnerships, it networks with churches all over the world for evangelism, discipleship, theological accountability, compassion and relief ministries.

Eastridge Church is primarily supported with voluntary offerings from its members and friends. The Church also operates a school and childcare center serving the greater Issaquah community.

In the fall of 2005, the Church began the process of partnering with an Assemblies of God church in West Seattle. In 2006, the Metro Church of West Seattle became a combined affiliate of Eastridge Christian Assembly, now known as Eastridge Church, organized as a separate nonprofit corporation with the same board members as Eastridge Church.

Governing Documents / Leadership Team

Bylaws and Articles of Incorporation are the primary official documents for an organization.  Bylaws are the rules that govern the internal management of an organization and are typically written by the organization's founders or directors.  The Bylaws of the Borrower are an important document to review because it outlines topics such as how directors are elected, how meetings of directors are conducted, and what officers the organization will have and their duties.

Attached as Exhibit 1 are the Bylaws and Articles of Incorporation for the Borrower.  The current leadership team of the Borrower is shown below.

•

Steve Jamison – Lead Pastor

•

Larry Murrell – Executive Pastor

•

Pete Blum – Business Director

•

Cheryl Jamison – Executive Team Member

Borrower’s History

ECA has been an integral part of the Issaquah, WA community since its founding in 1964.  In 1966, the first sanctuary was constructed across the street from the current campus.  Then, in 1991, ECA purchased property approximately ¼ mile from the original location and built a 17,500 square foot facility which is still owned by ECA today.

In 1999, Steve and Cheryl Jamison joined ECA as the new Lead Pastors.  In 2002, the church purchased the main campus property and in 2008 the permits were approved to build the 72,000 facility.  Construction was completed in 2010.

In addition to the growth realized by ECA over the years, in 2005, ECA was asked by Northwest Ministry Network to take over leadership of a West Seattle church.  Thus, ECA has two locations.

Commercial Credit Report

The commercial credit report, which includes the proprietary commercial credit score (the “Credit Report”) of the Borrower establishes the Borrower’s credit worthiness based on historical data on the Borrower.  The Credit Report includes demographic/public records information, financial information, and payment information on the Borrower.

Attached as Exhibit 2 is the Credit Report of the Borrower.  The Credit Report has been provided by Dun & Bradstreet, Inc. (“DNB”).  The whitepaper included with the Credit Report provides understanding of how DNB integrates the information and produces the Credit Report.

Audited Financial Statements

Audited financial statements have been prepared by a Certified Public Accountant on behalf of an organization adhering to Generally Accepted Accounting Procedures (GAAP).  Attached as Exhibit 3 are the audited financial statements on the Borrower as additional documentation on the financial condition of the Borrower.

Details on the corresponding loan to the Borrower (the “Borrower Loan”)

Borrower Loan Amount	Up to $8,000,000.

Minimum Funding Amount of the Borrower Loan

The minimum funding level for the Borrower Loan is $6,000,000.

The Borrower Loan will not be originated between Semble and the Borrower unless commitments for the corresponding Notes are secured totaling at least the minimum funding level set by the Borrower.

Offered Interest Rate

The offered interest rate set by the Borrower is 4.0%.

The Borrower sets the offered interest rate, which is the maximum rate the Borrower will pay and which includes the servicing fee charged to the Borrower by Semble for servicing the loan.  The offered interest rate, less the servicing fee, determines the maximum interest rate that can be realized by the corresponding holders of the Notes.

Terms of Borrower Loan

The Borrower Loan documents shall consist of a loan agreement, a promissory note, and, when applicable, a deed of trust on any real estate properties provided as collateral for the Borrower Loan.  Sample templates of the Borrower Loan documents are attached hereto as Exhibit 4.  The specific terms will be included in the final loan documents.  The Borrower Loan documents between Semble and the Borrower provide the follows terms in addition to other terms outlined herein:

•

Simple-interest loan

•

Balloon payment due at maturity date

•

No prepayment penalties

Maturity Date	The Borrower Loan has a maturity date that is the same as the maturity date of the Notes that correspond to the Borrower Loan, which is 5 years from the date the Borrower Loan is signed.

Servicing Fee

The servicing fee on the Borrower Loan is 0.15% annualized.

The Borrower is charged an annualized servicing fee on the outstanding balance of the Borrower Loan which is paid out of installment payments received on the Borrower Loan.  The servicing fee has equal priority of repayment to the interest payable on the Borrower Loan whereby all interest and principal payments are passed through to the holders of the Notes.

Required Monthly Installment Payment

The required monthly installment payment for the Borrower Loan is set by applying the offered interest rate to the actual Borrower Loan amount originated between Semble and the Borrower.  The installment payment will be calculated when the Borrower Loan is originated using the following equation.

As an example, assuming the minimum funding level, the required monthly installment payment would equal:

(Funding Level) X (Offered Interest Rate / # of payments per year)

$6,000,000 * (4% / 12) = $20,000

Borrower Loan Security	The Borrower Loan will be secured obligation with a 2nd position lien on the real estate described in the Collateral section below.

Other Debt Obligations secured by the Collateral

The Borrower Loan will be in a subordinate lien position to a mortgage loan obligation the Borrower has with Evangelical Christian Credit Union (“ECCU”).  The total obligation with ECCU equals approximately $22,750,000 secured in a 1st position on the Collateral described below.  The interest rate on the ECCU obligation is 6.75% and the monthly installment payments equal $150,000.  The ECCU obligation matures on 4/1/13.

Use of Proceeds

The schedule below is a use of proceeds in order of priority based on the amount of the Borrower Loan that is funded upon origination.  The schedule shows the minimum funding level through the Borrower Loan of $6,000,000.

Principal Repayment of the ECCU obligation

$5,890,000

Financing Fees

$110,000

As shown in schedule above, the entire amount of Borrower Loan will be used to pay down the ECCU obligation and cover the Borrower Loan related financing fees.

Financing fees are assessed to all Semble loan originations and include the loan origination fee, which is based on the actual Borrower Loan amount funded in addition to other third-party expenses which may include escrow fees, title insurance fees, filing fees, etc.

Borrower Loan Impact Statement

By utilizing Semble financing with installment payments calculated based on an interest rate of 4%, ECA would be able to reduce the interest rate it is currently being charged by approximately 2.75% which, on the minimum funding level of $6,000,000, would be in excess of $150,000 per year in interest savings.

Details on the collateral securing the Borrower Loan (the “Collateral”)

24205 SE Issaquah Fall City Rd, Issaquah, WA 98029

Legal Description

BAAP S 51-12-53 W 562.01 FT & S 72-50-10 W 20.42 FT FR PT ON E LN OF NE 1/4 S 00-57-00 W 1113.14 FT FR NE COR TH CONT S 72-50-10 W 321.73 FT TH N 33-30-00 W 610.00 FT TH NELY ALG SELY MGN OF CO RD TAP N 00-57-00 E FR BEG TH S 00-57-00 W 964.50 FT TO BEG LESS POR FOR RD PER REC # 9808050409 + 411 "PORTION TAXABLE"

Zoning of Property	Residential (R1P)

Property Use	Owner Occupied (Commercial)

Property Description

The subject property is situated on a 398,138 square foot site, or 9.14 acres, with improvements represented by a 72,000 square foot religious facility in addition to an adjacent house on the property which is used for meetings and office space.  The property contains a main sanctuary that seats 1,500 persons that has the ability to transform into a dinner theatre, a youth sanctuary for 250 persons, eight classrooms, a green room for speakers, a commercial kitchen and a warming kitchen.  The building uses concrete block and wood beam construction.  The roof is composition shingles with metal roofing on a portion of the canopy area.

For further detail on the property, please refer to the property detail report provided by the King County Department of Assessments attached hereto as Exhibit 5.

Borrower Questionnaire and Risk Disclosure

The Borrower Questionnaire has been answered by the Borrower to identify additional risk disclosure information to lender members regarding the Borrower and corresponding Borrower Loan.

Q: Are there any outstanding or pending litigation against the Borrower?

A: No

Q: Are there any material changes in revenue sources that should be disclosed or are not represented in the financial information provided?

A: No

Q: Are there any material changes in operating expenses that should be disclosed or are not represented in the financial information provided?

A: No

Q: Are there any material changes in the Borrower's leadership (compensated or non-compensated leaders) that should be disclosed?

A: No

Q: Are there any employment issues or claims outstanding or pending?

A: No

Q: Are there any undisclosed environmental issues on any of the real estate related to the Borrower Loan that are known or reasonably should be known by the Borrow?

A: No

Q: Has the Borrower been in default in any obligations in the past 3 years?

A: No

Q: Has any of the key leadership of the Borrower (compensated or non-compensated) been involved in any pending or current litigation or judgments that could adversely impact their ability to serve the Borrower?

A: No

Q: Has any of the key leadership of the Borrower (compensated or non-compensated) ever been indicated or been convicted of a felony?

A: No

Additional Risk Factors Specific to the Notes

Our Notes involve a high degree of risk.  You should carefully consider the risks described in the “Risk Factors” section starting on Page 12 of the Prospectus as well as those below before making a decision to invest in the Notes.  If any of the following risks actually occurs, you might lose all or part of your investment in the Notes.

Risks Related to Making a Loan to a Church Organization

Loss of the spiritual leadership of the Borrower may adversely affect the Borrower’s ability to repay the Borrower Loan corresponding to the Notes.

The loss of the senior pastor or other key spiritual leadership can have a tremendous impact on the health of the Borrower and a direct impact upon its financial strength.  Such loss can be precipitated by numerous events or situations, including, but not limited to death, disability, removal for cause and resignation.  Loss, for whatever reason, may reduce the ability of the Borrower to meet its financial commitments for ongoing operations, which would include the Borrower Loan upon which the Note repayment is dependent.

Change in any tax regulation may alter the tax-exempt status of the Borrower.

 The Borrower is a tax-exempt, 501c3, non-profit organization, which is granted favorable tax treatment as it relates to the Borrower, property owned by the Borrower, and the donations made by individuals.  Any changes to this tax-exempt status may materially adversely impact the financial strength of the Borrower through either higher expenses or reduced revenue, which would impair the Borrower’s ability to repay the Borrower Loan.

Risks Related to the Collateral

Collateral provided by the Borrower may be materially impacted due to zoning decisions made out of the control of the Borrower.

Master plan and zoning decisions are controlled by government jurisdictions and there are no assurances that such changes will not occur during the term of the Notes.  If such changes to the zoning of the Collateral do occur, the new zoning may have a negative impact on the value of the Collateral.

EXHIBIT 1

ARTICLES OF INCORPORATION AND

BYLAWS OF BORROWER

Office of Secretary of State
Corporations Division

FILED

MAR 18 1987

SECRETARY OF STATE
STATE OF WASHINGTON

ARTICLES OF AMENDMENT

WASHINGTON NONPROFIT CORPORATION ACT - 24.03

Pursuant to the provisions of RCW 24.03 of the Washington Nonprofit Corporation Act, the undersigned adopts the following Articles of Amendment to the Articles of Incorporation:

(1) The name of record of the corporation is: NEIGHBORHOOD EAST

(2) The following amendment(s) to the articles of incorporation was(were) adopted on: FEB 24, 19 87 :

CHANGED NAME OF CHURCH TO...
EASTRIDGE CHRISTIAN ASSEMBLY
(EASTRIDGE)

ssf 77-1 (R 11/84)

(3) Check and complete one of the following applicable statements:

( ) _______________ was the date of the meeting of members at which the amendment was adopted. A quorum was present at the meeting and the amendment received at least two-thirds of the votes which members present or represented by proxy were entitled to cast.

(✓) The amendment was adopted by a consent in writing by all members entitled to vote thereto.

( ) There are no members, or no members having voting rights. The amendment received a majority vote directors in office at a meeting of the board held on

____________________.

3-17-87 (Date)

Rev. Jon R. Oletzke (Signature and title of officer)

FILING FEE $10.00

FILE IN DUPLICATE

ssf 77-2 (R 11/84)

U. S. TREASURY DEPARTMENT
INTERNAL REVENUE SERVICE
WASHINGTON 25, D. C.

IN REPLY REFER TO
T:R:EO:5
JJF

AUG 31 1964

General Council of the Assemblies
of God
1445 Boonville Avenue
Springfield, Missouri 65802

Gentlemen:

We have considered your request for a group ruling holding your subordinate units exempt from Federal income tax as organizations described in section 501(c)(3) of the Internal Revenue Code of 1954.

Our records disclose that you were held exempt from Federal income tax under section 231(6) of the Revenue Act of 1921 on April 15, 1922. On September 14, 1935 you were held exempt under section 101(6) of the Revenue Act of 1934, which ruling was affirmed under the Revenue Act of 1936 on April 27, 1938. On September 20, 1955 the District Director held that since section 501(c)(3) of the 1954 Internal Revenue Code contains the same provisions as section 101(6) of the prior Revenue Acts, previous rulings are held to be applicable under the 1954 Code.

Based upon the information presented, it is held that your subordinate departments, district councils, churches, institutions, organizations, schools and colleges, whose names appear in your Directory, revised to January 1, 1964, are exempt from Federal income tax as organizations described in section 501 (c)(3) of the Internal Revenue Code of 1954 as it is shown that they are organized and operated exclusively for religious purposes.

You and your subordinate units are not required to file Federal income tax returns so long as a tax exempt status is maintained.

It will not be necessary for you and your subordinate units to file the annual information return, Form 990-A, generally required of organizations exempt under section 501(c)(3) of the Code, as the specific exceptions contained in section 6033(a) of the Code are applicable.

RECEIVED
SEP 3 1964
GENERAL SECRETARY'S
OFFICE

The General Council of
The ASSEMBLIES of GOD

1445 BOONVILLE AVENUE SPRINGFIELD, MISSOURI 65802

THOMAS E. TRASK, Treasurer

CLYDE L. HAWKINS, CPA, Administrator
Division of the Treasury/General Services

Telephone
(417) 862-2781

June 11, 1992

To Whom It May Concern:

The General Council of the Assemblies of God holds Group Exemption number 1678 from the Internal Revenue Service.

Eastridge Christian Assembly, 24326 S. E. Issaquah-Fall City Road, Issaquah, Washington 98027, is a member of The General Council of the Assemblies of God and is listed on page 237 of our directory.

Sincerely,

Clyde L. Hawkins

Clyde L. Hawkins, Administrator
Division of the Treasury

CLH:sp
Enclosures

ssembly of God-45615 S. R. 530 N. E.-Leslie D. Hagen (Mail:
m, WA 98241)–360-436-1911
iod-308 7th St. (Mail: P. O. Box 670-Davenport, WA

n Assembly of God-311 S. 4th St.-Dayton, WA 99328-Virgil
72
an Center Assemblies of God-S 710 Colville-Edward R. Tyler
er Park, WA 99006)–509-276-2260; Fax 509-276-5487
-21650 24th Ave. S-Melvin L. Sutton (Mail: P. O. Box 98794-
–206-878-4063
ioan Assembly of God Church-22705 24th Pl S.-Atapana F.
h Ave. S. # 2-Des Moines, WA 98198)–206-878-2015
Fowler St.-John P. Bailey Jr. (Mail: P. O. Box 94-Doty, WA

Assembly of God-26399 Cherry Valley Rd.-Layne C. Bresler
uvall, WA 98019)–360-788-9892
ont Assembly of God-2200 N. Baker Ave.-East Wenatchee,
–509-884-8023; Fax 509-886-0610
Word Assembly of God-580 Eatonville Hwy W.-Ryan R.
x 1089-Eatonville, WA 98328)–540-832-4220; Fax 360-832-

ly of God-14808 48th W.-Edmonds, WA 98026-Ronald K.

ssembly of God-207 Sunny Dr.-Tony G. Tureno (Mail: P. O.
A 99123)–509-633-3121
f God-701 Capitol Ave. E.-Ellensburg, WA 98926-Keith E.

istian Center Assembly of God-Auburn Hwy & 244th S. E.-
P. O. Box 649-Enumclaw, WA 98022)–360-825-2007; Fax

embly of God-612 Third Ave. S. E.-Ephrata, WA 98823-Paul
ax 509-754-2690
n Fellowship-3003 York Rd.-Everett, WA 98204-Michael J.
; Fax 425-743-7100
Assembly-2715 Everett-Everett, WA 98201-Robert J.
ax 425-258-6114
embly Deaf Church-2715 Everett Ave.-Everett, WA 98201-
-339-3303; Fax 425-258-6114
-9304 7th Ave. S. E.-Everett, WA 98208-L. Leroy

or the Assemblies of God-2715 Everett Ave.-Everett, WA

y Church-4800 Dogwood Dr.-Everett, WA 98203-Darcy E.

nbly-32725 S. E. 42nd St.-Fall City, WA 98024-Charles A.
425-222-6053
munity Church-629 S. 356th-Federal Way, WA 98003-
-7522; Fax 253-952-1132
Assembly of God-Star Lake Community Hall-Taofi F.
ic Hwy S. #224-Des Moines, WA 98198)–253-815-9817
0 Main St.-Jerrison P. Minton Sr. (Mail: P. O. Box 1149-
384-4101
kleberry Lane-Dennis D. La Mance (Mail: P. O. Box 59-
-6909; Fax 360-374-2145
od of San Juan-265 Price St.-Archie N. Brooks (Mail: P. O.
A 98250)–360-378-2789
Assembly of God-6438 W. End Rd.-Paul A. Jones (Mail:
A 99129)–509-722-5835
hurch of The Assemblies of God-Fifth & California Sts-
P. O. Box 273-Garfield, WA 99130)–509-635-1567

246

NORTHWEST DISTRICT

*GEORGE–George Assembly of God-Chinook & Deacon-Jerry D. Sanders (Mail: P. O. Box 5008-George, WA 98824)–509-785-7526

GIG HARBOR–Harbor Heights Assembly of God-4417 56th St. NW-Gig Harbor, WA 98335-Harold H. Johnson

GOLDENDALE–New Life Assembly of God of Goldendale-1602 S. Columbus-Kevin T. Gerchak (Mail: P. O. Box 92-Goldendale, WA 98620)–509-773-4650; Fax 509-773-4510

GRAHAM–Graham Assembly of God-10515 269th St. E.-Frank P. True (Mail: P. O. Box 1190-Graham, WA 98338)–206-847-2984

GRANDVIEW–Assembly of God-Fifth & Concord-Jonathan D. Babcock (Mail: 501 Concord Ave.-Grandview, WA 98930)–509-882-3059

GRANGER–Assembly of God-225 Third Ave.-Eugene L. Dunn (Mail: P. O. Box 247-Granger, WA 98932)–509-854-1781

*GRANITE FALLS–Gateway Life Center of the Assemblies of God-112 Cascade-Jason A. Whobrey (Mail: P. O. Box 1278-Granite Falls, WA 98252)–360-691-4133

*GRAPEVIEW–Grapeview Timberland Community Chapel of The Assemblies of God-E. 460 Mason Benson Rd.-Edward R. Keeley (Mail: P. O. Box 467-Grapeview, WA 98546)–360-275-3750

GRAYLAND–Grayland South Beach Christian Center of the Assemblies of God-1360 Hwy 105-Myron A. Ness (Mail: P. O. Box 710-Grayland, WA 98547)–360-267-6101; Fax 360-267-6607

HARRAH–People's Christian Center Assembly of God-3681 Harrah Rd.-James P. Hickey (Mail: P. O. Box 29-Harrah, WA 98933)–509-848-2600

HARTLINE–Hartline Assembly of God-Main St.-Dennis B. Cooper (Mail: P. O. Box 96-Hartline, WA 99135)–509-639-2551

HOQUIAM–Harbor Assembly of God-716 M St.-Hoquiam, WA 98550-John H. Jamieson–360-532-9535; Fax 360-532-6003

HUNTERS–Columbia Heights Assembly of God-Hwy 25 1 M. S. of Hunters-Hendrik Van Dijken (Mail: P. O. Box 130-Hunters, WA 99137)–509-722-4755

*ILWACO–New Life Assembly of God-N. E. of Hwy 101 Spruce St.-Todd A. Cloud (Mail: P. O. Box 518-Ilwaco, WA 98624)–360-642-3400

*INCHELIUM–Inchelium Chapel of the Pines of the Assemblies of God-Hall Creek Rd.-Leslie L. Haynes (Mail: HCR 1 Box 598-Inchelium, WA 99138)–509-722-4122

*IONE–Ione Assembly of God-Robert J. Malcolm (Mail: P. O. Box 606-Ione, WA 99139)–509-442-3426

ISSAQUAH–Eastridge Christian Assembly-5025 Issaquah Pine Lk SE-Issaquah, WA 98029-Steven M. Jamison–425-392-3253; Fax 206-391-6642

KELSO–Fellowship Assembly of God-1517 N. Fourth-Kelso, WA 98626-Jimmy A. Whobrey–360-636-0590

KELSO–First Assembly of God-403 Academy St.-Kelso, WA 98626-Gary R. Hanson–360-423-8560; Fax 360-423-5031

KENMORE–Northshore Christian Center of the Assemblies of God-18737 68th Ave. N. E.-Gerry H. Goit (Mail: P. O. Box 82605-Kenmore, WA 98028)–425-486-2004; Fax 425-485-8369

KENNEWICK–First Assembly of God-2500 W. Fourth Ave.-Kennewick, WA 99336–509-582-3547; Fax 509-586-6415

KENNEWICK–Harvest Heights Assembly of God-Locust Grove Rd. Y. Hwy 14-Paul A. Hamar (Mail: P. O. Box 6021-Kennewick, WA 99336)–509-586-9420

*KENNEWICK–Prayer Watch Christian Center-602 S. Washington St.-Kennewick, WA 99353-Richard A. Sexton–509-586-9364

KENT–Christian Center Assembly of God-9440 Canyon Drive-Kent, WA 98031-John A. Jendresen–253-373-9000; Fax 253-852-9625

KENT–Covington Maranatha Assembly of God-Alan L. Bulger (Mail: 27405 216th Ave. SE-Maple Valley, WA 98038)–425-432-8715

*KENT–Crossroads Assembly-25414 16th Ave. S.-Harold W. Buckingham (Mail: P. O. Box 3922-Kent, WA 98032)–206-244-5612; Fax 206-244-5612

KENT–Kent Easthill Christian Fellowship of the Assemblies of God-Daniel Elementary School-11310 SE 248th St.-James E. Pecota (Mail: P. O. Box 5216-Kent, WA 98064)–253-638-9744; Fax 206-850-3661

247

ARTICLES OF INCORPORATION

The undersigned, for the purpose of forming a corporation under the nonprofit laws of the State of Washington (RCW 24.03), state the following:

FILED
DEC 10 1985
SECRETARY OF STATE
STATE OF WASHINGTON

ARTICLE I

The name of the corporation shall be: Neighborhood East

ARTICLE II

The term of existence of the corporation shall be perpetual.

ARTICLE III

The corporation is organized exclusively for educational, charitable, and religious purposes within the meaning of Section 501 (c) (3) of the Internal Revenue Code.

ARTICLE IV

The corporation shall have all powers granted by law necessary and proper to carry out its above-stated purposes, consistent with its qualification under Section 501 (c) (3) of the Internal Revenue Code.

ARTICLE V

In the event of dissolution, the net assets of the corporation shall be distributed only to a recipient or recipients having purposes nearest the purposes of the Assemblies of God to be selected by the board of directors and qualifying for exemption as an organization described in Section 501 (c) (3) of the Internal Revenue Code of 1954, as amended, as a successor statute.

ARTICLE VI

The name of the registered agent of the corporation is: JON R. OLETZKE ~~Donald D. Conant~~

The registered office address, which is also the address of the registered agent, is: 24326 S.E. Issaquah-Fall City Rd., Issaquah, Wa. 98027

Consent to Appointment as the Registered Agent

I, Jon R. Oletzke ~~Donald D. Conant~~, hereby consent to serve as the registered agent in the State of Washington for the corporation herein named. I understand that as agent for the corporation, it will be my responsibility (1) to receive Service of Process in the name of the corporation, (2) to forward all mail to the corporation, (3) and to immediately notify the office of the Secretary of State in the event of my resignation or of any change in the registered office address of the corporation for which I am agent.

11/21/85
Date

Signature of Registered Agent

Page 1 of 2

ARTICLE VII

There shall be 4 directors serving as the initial board of directors. Their names and addresses are as follows:

NAMES (Typewritten or Printed)	NAMES (Typewritten or Printed)	
Donald D. Conant	24326 S.E. Issaquah-Fall City Rd. Issaquah, Wa. 98027	(Pres.)
Phil Bates	24326 S.E. Issaquah-Fall City Rd. Issaquah, Wa. 98027	(Sec.)
Randy Storm	24326 S.E. Issaquah-Fall City Rd. Issaquah, Wa. 98027	(Tres.)
Ron West	24326 S.E. Issaquah-Fall City Rd. Issaquah, Wa. 98027	

ARTICLE VIII

The name and address of the incorporator is as follows:

Name Ruth Gangwish

Signature Ruth Gangwish

Address Box 699

Kirkland, WA 98083

Page 2 of 3

STATE of WASHINGTON SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF AMENDMENT

to

NEIGHBORHOOD EAST

a Washington Non Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

Changing name to EASTRIDGE CHRISTIAN ASSEMBLY (EASTRIDGE)

Corporation Number: 2-368341-0 Date: March 18, 1987

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.

Ralph Munro, Secretary of State

SSF 58

STATE of WASHINGTON SECRETARY of STATE

I, **Ralph Munro**, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF INCORPORATION

to

NEIGHBORHOOD EAST

a Washington Non Profit corporation. Articles of Incorporation were filed for record in this office on the date indicated below.

Corporation Number: 2-368341-0 Date: December 10, 1985

Given under my hand and the seal of the State of Washington, at Olympia, the State Capitol.

Ralph Munro

Ralph Munro, Secretary of State

SSF 57

Constitution & Bylaws

Revised February 2004

eastridge
christian
assembly

Table of Contents

CONSTITUTION & BYLAWS 3

PREAMBLE 3

CONSTITUTION: 3

ARTICLE I. NAME 3

ARTICLE II. MISSION STATEMENT 3

ARTICLE III. PURPOSE 3

ARTICLE IV. PREROGATIVES 4

SECTION 1. RIGHT TO GOVERN. 4
SECTION 2. RIGHT OF ACQUISITIONS. 4
SECTION 3. EXERCISE OF POWERS. 4

ARTICLE V. AFFILIATION 4

ARTICLE VI. TENETS OF FAITH 4

ARTICLE VII. OFFICERS 6

SECTION 1. OFFICIAL BOARD. 6
SECTION 2. EXECUTIVE OFFICERS. 7

ARTICLE VIII. PROPERTY 7

SECTION 1. OWNERSHIP OF PROPERTY 7
SECTION 2. DISPOSITION OF PROPERTIES 7

ARTICLE IX. FINANCES 7

ARTICLE X. AMENDMENTS 7

BYLAWS 8

ARTICLE I. MEMBERSHIP 8

SECTION 1. STANDARDS OF MEMBERSHIP 8
SECTION 2. CLASSIFICATIONS OF MEMBERSHIP 8
SECTION 3. MEMBERSHIP RENEWAL 9
SECTION 4. MEMBERSHIP DISCIPLINE 9
SECTION 5. TERMINATION OF MEMBERSHIP 10

ARTICLE II. ELECTED POSITIONS OF LEADERSHIP 11

SECTION 1. SENIOR PASTOR 11
SECTION 2. OFFICIAL BOARD 12

ARTICLE III. APPOINTED POSITIONS OF LEADERSHIP 14

SECTION 1. ASSOCIATE PASTORS 14
SECTION 2. ELDERS 15
SECTION 3. EXECUTIVE OFFICERS 15

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Table of Contents

ARTICLE IV. MEETINGS
SECTION 1. MEETINGS FOR PUBLIC WORSHIP 16
SECTION 2. MEMBERSHIP MEETINGS 16

ARTICLE V. APPOINTED COMMITTEES 16

ARTICLE VI. CHRISTIAN SCHOOL 17
SECTION 1. PROVISION 17
SECTION 2. DIRECTOR AND ADVISORY COMMITTEE 17
SECTION 3. FINANCIAL MANAGEMENT 17

ARTICLE VII. COMPENSATION 17

ARTICLE VIII. PARLIAMENTARY LAW 17

ARTICLE IX. INDEMNIFICATION 17

ARTICLE X. AMENDMENT 20

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EASTRIDGE CHRISTIAN ASSEMBLY Constitution

Constitution & Bylaws

Preamble

For the purpose of establishing and maintaining a place for worship of Almighty God, our Heavenly Father; to provide for Christian fellowship for those of like precious faith, where the Holy Spirit may be honored according to our distinctive testimony; to assume our share of responsibility and the privilege of propagating the gospel of Jesus Christ by all means at home and in foreign lands; we, whose names appear upon the assembly roster, do recognize ourselves as a local assembly in fellowship with, and part of the General Council of the Assemblies of God, and adopt the following articles. We submit ourselves to be governed by said articles.

CONSTITUTION

ARTICLE I. NAME

The name of the church shall be Eastridge Christian Assembly.

ARTICLE II. MISSION STATEMENT

1. We believe the three-fold ministry of EASTRIDGE CHRISTIAN ASSEMBLY is to be an outreach church--touching our world with the message of Jesus; an embracing church--embracing people of all backgrounds with the love of Jesus Christ and a discipling church--building an infrastructure of discipleship so that each age bracket can experience and grow in the fullness of Christ.

2. We also believe this ministry can be accomplished through prayer and the operation of the gifts of the Holy Spirit functioning in and through the church.

3. We further hold that all ministry of EASTRIDGE CHRISTIAN ASSEMBLY must incorporate the three-fold ministry principles of outreach, embracing, and discipleship.

ARTICLE III. PURPOSE

The purpose of this assembly shall be as follows:

1. To establish and maintain a place of worship.

2. To conduct, under the guidance of the Holy Scriptures and the Holy Spirit, the work of evangelizing both the home and foreign field in obedience to the command of the Lord Jesus (Matt. 28:19-20) and in harmony with the teaching and practice of His servants, the apostles (Acts 8:45,25, 35-40; 13:1-4, 16:6, 10; Rom. 15:18-21; 2 Cor. 10:16; Rom. 10:12-17).

3. To establish such departments as may be necessary for the propagation of the gospel and the support of missionary activity. To provide Christian education to all ages; which may include a Christian day school, preschool and daycare, as well as departmental ministries for men, women, youth, and children.

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ARTICLE IV. PREROGATIVES

Section 1. Right to Govern

This assembly shall have the right to govern itself according to the standards of the New Testament, "endeavoring to keep the unity of the Spirit in the bond of peace... till we all come in the unity of the faith... unto the measure of the stature of the fulness of Christ" (Ephesians 4:3, 13).

Section 2. Right of Acquisitions

In connection therewith, or incidental thereto, this assembly shall have the right to purchase or acquire by gift, bequest or other means, either directly or as trustee, and to own, hold in trust, use, sell, convey, mortgage, lease, or otherwise dispose of any real estate or chattel as may be necessary for the furtherance of its purposes, all in accordance with its constitution and bylaws or as the same may be thereafter modified or amended.

Section 3. Exercise of Powers

To exercise any powers and do any acts which a corporation formed under the Washington Non-Profit Act or any amendment thereto or substitute thereof may lawfully carry on or do.
To exercise any powers and do any acts in which corporations qualified under Section 501 (c) (3) of the Internal Revenue Code or any amendment thereto or substitute thereof may engage.

ARTICLE V. AFFILIATION

While maintaining its inherent rights to sovereignty in the conduct of its own affairs, this assembly shall voluntarily enter into full cooperative fellowship with assemblies of like precious faith associated in the Northwest Ministry Network and the General Council of the Assemblies of God with headquarters at Springfield, Missouri, and shall share in the privileges and assume the responsibilities enjoined by this affiliation.

ARTICLE VI. TENETS OF FAITH

This assembly shall accept the Holy Scriptures as the revealed will of God, the all-sufficient rule of faith and practice, and, for the purpose of maintaining general unity, adopts the following "Statement of Fundamental Truths" approved by the General Council of the Assemblies of God:

1. The Scriptures Inspired
The Bible is the inspired Word of God, a revelation from God to man, the infallible rule of faith and conduct, and is superior to conscience and reason, but not contrary to reason. (2 Timothy 3:15-17; 2 Peter 1:21, KJV throughout)

2. The One True God
The one true God has revealed himself as the eternally self-existent, self-revealed 'I AM' and has further revealed himself as embodying the principles of relationship and association as Father, Son, and Holy Spirit. (Deuteronomy 6:4; Isaiah 43:10-11; Matthew 28:19; Mark 12:29)

3. The Deity of the Lord Jesus Christ

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The Lord Jesus Christ is the eternal Son of God. The Scriptures declare:

(a) His virgin birth (Matthew 1:23; Luke 1:31, 35);
(b) His sinless life (Hebrews 7:26; 1 Peter 2:22);
(c) His miracles (Acts 2:22; 10:38);
(d) His substitutionary work on the cross (1 Corinthians 15:3; 2 Corinthians 5:21);
(e) His bodily resurrection from the dead (Matthew 28:6; Luke 24:39; 1 Corinthians 15:4); and
(f) His exaltation to the right hand of God (Acts 1:9, 11, 2:33; Philippians 2:9-11; Hebrews 1:3).

4. The Fall of Man

Man was created good and upright, for God said, "Let us make man in our image, after our likeness..." but by voluntary transgression, man fell and his only hope of redemption is in Jesus Christ, the Son of God. (Genesis 1:26-31; 3:1-7; Romans 5:12-21)

5. The Salvation of Man

(a) Conditions to Salvation: "The grace of God, which bringeth salvation, hath appeared to all men" through the preaching of repentance toward God and faith toward the Lord Jesus Christ. Man is saved by the washing of regeneration and renewing of the Holy Spirit; and, being justified by grace through faith, he becomes an heir of God according to the hope of eternal life. (Luke 24:47; Romans 10:13-15; Titus 2:11; 3:5-7)

(b) Evidences of Salvation: The inward evidence to the believer of his salvation is the direct witness of the Spirit. (Romans 8:16) The outward evidence to all men is a life of righteousness and true holiness. (Ephesians 4:24; Titus 2:12)

6. The Ordinances of the Church

(a) Baptism in Water: The ordinance of baptism by a burial with Christ should be observed as commanded in the Scriptures by all who have really repented and in their hearts have truly believed on Christ as Savior and Lord. In so doing, they declare to the world that they have died with Jesus and that they have also been raised with him to walk in newness of life. (Matthew 28:19; Acts 10:47-48; Romans 6:4)

(b) Holy Communion: The Lord's Supper, consisting of the elements (bread and the fruit of the vine), is the symbol expressing our sharing the divine nature of our Lord Jesus Christ, a memorial of his suffering and death, and a prophecy of his second coming; and it is enjoined on all believers until he comes. (Luke 22:19-20; John 6:48, 51, 53-57; 1 Corinthians 11:26; 2 Peter 1:4)

7. Baptism in the Holy Spirit

All believers are entitled to, and should ardently expect and earnestly seek, the promise of the Father -- the Baptism in the Holy Spirit and fire according to the command of our Lord Jesus Christ. This was a normal experience of all in the early Christian church. With it comes the enduement of power for life and service, the bestowment of the gifts and their uses in the work of the ministry. (Luke 24:49; Acts 1:4-8; 1 Corinthians 12:1-31) This wonderful experience is distinct from, and subsequent to, the experience of the new birth. (Acts 2:38; 10:44-46; 11:14-16; 15:7-9)

8. The Evidence of the Baptism in the Holy Spirit

The full consummation of the baptism of believers in the Holy Spirit is evidenced by the initial physical sign of speaking with other tongues as the Spirit gives utterance and by the subsequent manifestation of spiritual power in public testimony and service. (Acts 1:8; 2:4, 42-43; 10:44-46; 19:2)

9. Sanctification

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The Scriptures teach a life of holiness "...without which no man shall see the Lord." (Hebrews 12:14) By the power of the Holy Spirit, we are able to obey the command, "Be ye holy; for I am holy." (1 Peter 1:15-16) Entire sanctification is the will of God for all believers and should be earnestly pursued by walking in obedience to God's Word. (Romans 8:3-4; 1 Thessalonians 5:23-24; 1 John 2:6)

10. The Church
The church is the body of Christ, the habitation of God through the Spirit, with divine appointments for the fulfillment of her great commission. Each believer, born of the Spirit, is an integral part of the general assembly and church of the firstborn, which are written in heaven. (Ephesians 1:22-23; 2:19-22; Hebrews 12:23)

11. The Ministry
A divinely called and scripturally ordained ministry has been provided by our Lord for a twofold purpose: (1) the evangelization of the world, and (2) the edification of the body of Christ. (Mark 16:15-20; Ephesians 4:11-13)

12. Divine Healing
Deliverance from sickness is provided for in the atonement and is the privilege of all believers. (Isaiah 53:4-5; Matthew 8:16-17; Mark 16:18; John 5:14)

13. The Blessed Hope
The resurrection of those who have fallen asleep in Christ and their translation, together with those who are alive and remain until the coming of the Lord, is the imminent and blessed hope of the church. (Romans 8:23; 1 Corinthians 15:51-52; 1 Thessalonians 4:16-17; Titus 2:13)

14. The Millennial Reign of Christ
The revelation of the Lord Jesus Christ from heaven, the salvation of national Israel, and the millennial reign of Christ on the earth is the scriptural promise and the world's hope. (Romans 11:26-27; 2 Thessalonians 1:7; Revelation 19:11-16; 20:1-7)

15. The Final Judgment
The devil. and his angels, the beast and the false prophet, and whosoever is not found written in the Book of Life, shall be consigned to everlasting punishment in the lake which burneth with fire and brimstone, which is the second death. (Revelation 19:20; 20:10-15)

16. The New Heavens and the New Earth
"We, according to his promise, look for new heavens and a new earth, wherein dwelleth righteousness." (2 Peter 3:13) (Revelation 21 and 22)

ARTICLE VII. OFFICERS

Section 1. Official Board

The Official Board shall consist of the Senior Pastor as chairman, and at least seven deacons. The Official Board shall act as trustees and manage the business and financial affairs of the assembly.

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Section 2. Executive Officers.

The executive officers to the assembly shall be a president, who shall be the Senior Pastor, a secretary, and a treasurer-all of whom are members of the Official Board.

ARTICLE VIII. PROPERTY

Section 1. Ownership of Property

All real property of the assembly shall be deeded to the assembly and held in its incorporated name. No real property of the assembly over the value of 50% of non-designated giving from the previous year shall be purchased, sold, leased, mortgaged, or otherwise disposed of without the same having first been recommended by at least a two-thirds' vote of the current members who are in attendance at a regular meeting or a special meeting which has been called for the consideration of the proposal. The pastor and the secretary shall certify, together with such conveyance (deed, lease, or mortgage), that the same has been duly authorized and recommended by a vote of the assembly membership. Such certificate shall be held to be conclusive evidence thereof.

(b) Real property with value less than $1,000,000 donated to the church may be disposed of by the Official Board.

Section 2. Disposition of Properties

In the event that the assembly ceases to function as a church body, then the property, real or chattel, shall revert to the Northwest Ministry Network, whose headquarters are located in Washington State. The Northwest Ministry Network shall forthwith have full authority to use or dispose of the property at its discretion. In the event of the sale of the property by the Northwest Ministry Network, the proceeds derived therefrom shall be used by the Northwest Ministry Network in furthering the gospel of Christ.

ARTICLE IX. FINANCES

All funds shall be provided by the voluntary contributions of the tithes and offerings of the members and friends of the organization. Offerings shall be accepted by the assembly at such time and in such ways as agreed upon by the Senior Pastor and the Official Board. (Malachi 3:10; Luke 6:38; 1 Corinthians 16:1; 2 Corinthians 9:6-8). All funds shall be administered by the treasurer under the direction of the Official Board and reviewed annually as directed by the Official Board.

ARTICLE X. AMENDMENTS

This constitution may be amended by a two-thirds' vote of the active members of the assembly who are in attendance at a regular meeting or special business meeting which has been called for this purpose, providing due notice of such proposed changes has been publicly announced not less than ten nor more than fifty days before the date of the meeting.

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BYLAWS

ARTICLE I. MEMBERSHIP

Section 1. Standards of Membership

1. **Qualifications**

   Candidates must demonstrate the following:

   a) Evidence of a genuine experience of salvation - born again (John 1:12 & 13, 3:3-8).
   b) Willingness to follow the Lord in baptism by immersion (Matthew 28:19; Acts 10:17, Romans 6:4, Colossians 2:12).
   c) Evidence of a personal living faith in the Lord Jesus Christ (Romans 6:4, 8:1-4, Ephesians 4:17-32, 1John 1:6-7).
   d) Subscription to the Tenets of Faith as set forth in the Constitution.
   e) Willingness to be governed by this Constitution and Bylaws.
   f) Faithful support of the assembly according to the Scriptures regarding tithes, offerings, and talents as set forth in the Bible (Malachi 3:10, Luke 6:38, 1 Corinthians 16:1-2, 2 Corinthians 9:6-8).
   g) Regularly attendance at EASTRIDGE CHRISTIAN ASSEMBLY for at least six months (may be waived only for those who qualify under Section 2 of this article).
   h) Attendance at a membership information class.
   i) Completion of a written application to the Official Board.
   j) An age of at least 18 years.
   k) The signing of a membership covenant.
   l) Approval by the Official Board.

2. **Transfer to EASTRIDGE CHRISTIAN ASSEMBLY**

   Membership may not be transferred from another church to EASTRIDGE CHRISTIAN ASSEMBLY. However, a letter of recommendation and good standing from another Assembly of God church signed by the pastor will be considered in a request to waive the six-month waiting period for membership at EASTRIDGE CHRISTIAN ASSEMBLY.

3. **Reception**

   New Members shall be recognized at a regular service, and their names shall be placed on the official membership roster.

Section 2. Classifications of Membership

There shall be three classifications of membership:

1. **Active Members**

   Active members are those who meet all the qualifications of membership, and have been approved by the Official Board, Active members are eligible to vote at all church meetings.

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2. **In-Service members**

In-service members are those who are unable to regularly attend services for any of the following reasons: out of the area due to active Christian ministry, serving in the military, studying at an out-of-area institution, prolonged illness, or dual residency. Request for change in membership status shall be made in writing to the Official Board. In-service members are not eligible to vote.

3. **Inactive Members**

Inactive members are those who are under charges for misconduct, or who may have made a doctrinal departure from the tenets of faith held by this assembly, or who shall have fallen below the standards of membership as provided in Article I, Section 1 of these Bylaws.

Section 3. Membership Renewal

The purpose of membership renewal is to allow active and in-service members to annually reaffirm their commitment to Eastridge Christian Assembly and to confirm their continued meeting of the standards of membership. All active and in-service members will be given ample opportunity to make this affirmation, and the memberships of all those making the affirmation will be renewed.

The annual renewal also allows the church to keep its official membership roster current. Any active member who has failed to renew their membership will be contacted in time to renew and be eligible to vote in the annual business meeting.

Section 4. Membership Discipline

Any person who is engaging in behavior that is contrary to the standards of membership set forth in these Bylaws will enter into a disciplinary process. This process will be handled in the following manner:

1. Members who may have departed from harmony with the tenets of faith held by this assembly, or who may be involved in unscriptural conduct, or who may be involved in sinful or worldly practices shall by implementation of the Senior Pastor and the Official Board, and by action documented in the minutes of the Official Board, be automatically placed on inactive membership status. He/she shall lose any legal standing associated with membership until such time as the affected member's case has become final either by the member's own inaction or, if a member initiates an appeal, after the Official Board has reviewed the case. Examples of the above reasons for being placed on inactive status include, but are not limited to, the following:

   a) Departure from the tenets of faith as delineated in ARTICLE VI of the Constitution.

   b) Living a sinful life and refusing to change. (1 Thess. 3:6, 10; Gal. 5:19-21; Eph. 5:3-7)

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c) Engaging in the disruption of fellowship by sowing discord among the brethren, persisting in gossip, and creating trouble in general. (James 2:2-12; Prov. 6:19; Romans 2:1-3)

2. Notice of Inactive Status: Notice of inactive status and the reasons therefore shall be sent by certified mail to the affected member's last known address as noted in the church files. Receipt of said notice shall be presumed on the third day following the letter being posted.

3. Request for Hearing: Any member who has been placed on inactive membership status and notified in the manner as delineated above has seven days in which to file with the Senior Pastor or other Executive Officer a written request for a hearing with the Official Board. If such request fails to be received within fourteen days, the affected member shall automatically lose his/her membership with this assembly and shall have no further right of review or appeal.

4. Notification: Upon receipt of a request for a hearing, the Official Board shall notify the affected member by certified mail of his/her hearing date. Receipt of said notice shall be presumed on the third day following the letter being posted. Said hearing shall not be conducted for at least fifteen days following receipt of the notice.

   a) Hearing: The affected member has no right to the presence of an attorney at said hearing but does have a right to present his/her defense and cross- examine witnesses who testify against him/her.

   b) Removal: If reinstatement is not granted, the affected person shall immediately be expulsed from membership in this assembly and have no further right to appeal or redress in this assembly, the civil courts, or elsewhere.

5. Any person removed from membership by way of discipline may be restored to membership by completing the process for a new member.

Section 5. Termination of Membership

1. **Voluntary**

   A member may terminate membership by written notice to the Official Board or by failing to renew membership as described in Section 3 of this article.

2. **Transfer**

   Members may apply to transfer their membership to another congregation by writing to the Official Board.

3. **Involuntary**

   Membership may be terminated by the Official Board in accordance with Article I, Section 4, "Membership Discipline."

4. **Appeal**

   The action of the Official Board shall be final.

ARTICLE II. ELECTED POSITIONS OF LEADERSHIP

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Section 1. Senior Pastor

1. Qualifications

The Senior Pastor shall be a member in good standing with the General Council and the Northwest Ministry Network, and shall comply with scriptural and the Assemblies of God standards for the ministry. (1Timothy 3:2-7; Titus 1:6-9; 1 Peter 5:2-3.) Upon election the Senior Pastor and spouse will automatically become active members of Eastridge Christian Assembly.

2. Selection

The Official Board, acting in the capacity of a pulpit committee, after prayerful consideration and consultation with the Superintendent of the Northwest Ministry Network, shall present a candidate to the assembly for its consideration. Ample opportunity shall be afforded the candidate to minister and become known to the congregation. Only one candidate shall be considered at a time.

3. Election

1) After a candidate has had opportunity to minister, the membership shall ballot on the candidate at a regular or special meeting. Voting shall be by secret ballot. A two-thirds' majority of the membership who are in attendance shall be required for an election.

2) The first term of office of the Senior Pastor shall be for three years. When re-elected, the Senior Pastor's second term shall be for an indefinite duration.

3) In the event the Pastor is not returned to office at the expiration of his first term, he shall be given sixty days' notice of termination.

4. Duties

The Senior Pastor shall be considered as the spiritual overseer of the assembly and shall direct all of its activities. He shall be the President of the corporation and shall act as chairman of all the business meetings of the assembly and of the Official Board. He shall be an ex-officio member of all boards, councils, and committees. He shall provide for all the services of the Assembly.

5. Resignation

In the event that the Senior Pastor resigns, he shall give sixty days' notice to the membership. This may be shortened by mutual consent between the resigning Pastor and the Official Board.

6. Removal of Senior Pastor

a) Grounds: The Senior Pastor may be removed for failure to maintain the qualifications of his office, for departure from the tenets of faith, or for unscriptural conduct.

b) Procedure: The removal of the Senior Pastor may be considered at any annual or special business meeting upon the request of the Official Board or written petition of at least one-fourth of the members. The removal would require at least a two-thirds' vote of the members. The Official Board shall invite a Northwest Ministry Network official to preside over the meeting.

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c) **Upon removal of the Senior Pastor**: The pastor may appeal to the Official Board for reconsideration, which may call a further special meeting of the members for the purpose of reconsideration. The Official Board shall invite a Northwest Ministry Network official to preside over this meeting.

In the event of removal by such an action, a report shall be made to the Northwest Ministry Network officers; and the action shall not be considered as affecting the standing of the minister with the General Council or the Northwest Ministry Network.

d) **Pulpit Vacancies**: When there is a vacancy in the pastorate, the Official Board shall arrange for the pulpit to be filled until an election can be held.

In the event that the assembly is without a Senior Pastor, or the Senior Pastor is unable to be present, the Official Board shall be empowered to elect from its own membership a pro tem chairman to transact business of the assembly until a new pastor is elected.

Section 2. Official Board

1. Definition

The Official Board of Eastridge Christian Assembly is comprised of the Senior Pastor, who serves as chair, and at least seven active members of the church elected to serve as the Official Board. The Official Board is also referred to as the "Board of Deacons" or "Board of Directors." "Board Members" shall be a term referring to elected Deacons who are also members of the Official Board.

2. Qualifications

I. Deacons shall be men from the active membership of this assembly who are persons of mature character and good reputation, being honest in financial matters, pure in doctrine, maintaining a testimony of Christian maturity, exhibiting an example of leadership as evidenced in the home, and ruling their houses well. They must be faithful to the assembly in attendance, tithes, offerings, and talents. They must also be loyal to the Senior Pastor and have:

a) A cooperative Christian attitude,
b) Been active members of the assembly for a least one (1) year,
c) Been filled with the Spirit according to Article VI, Section 8 of the Constitution,
d) Consistently supported this Assembly with their tithes and offerings, and
e) A lifestyle consistent with the requirements listed in Acts 6:3 and I Timothy 3:8-13 and not be entangled in their marriage relations.

3. Divorce and/or Remarriage

Divorce and/or remarriage prior to salvation does not necessarily disqualify a person from Board membership. However, divorce and/or remarriage after salvation often disqualifies an individual from such membership. The Official Board shall review extenuating circumstances on a case-by-case basis. Individuals, after review and ratification by the Pastor and Official Board, may be nominated for election or appointment to the Official Board.

4. Duties

The Official Board shall act in an advisory capacity to the Senior Pastor in all matters pertaining to the life of the church. The Official Board, with the Senior Pastor, shall be the executive body in the conduct of the functions and privileges

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of the church, both as a church and a legal entity. They shall serve as directors of the corporation and will administrate in cooperation with the Senior Pastor.

Their duties include, but are not limited to, the following:

- **a)** To be an example in life, faith, and conduct to the EASTRIDGE CHRISTIAN ASSEMBLY family and our local community;
- **b)** Participate in the examination and approval of applicants for membership and in the discipline of members;
- **c)** Be the trustees of the Church property and finances and be responsible for the care of same;
- **d)** Determine the salary of the ministers of the Church; and
- **e)** Be responsible for confirming the Senior Pastor's recommendations of Associate Pastoral staff or Elders.

5. Election of Board Members

Elections shall be conducted at the annual business meeting.

a) Nominating Committee – A nominating committee will select potential Board members. The nominating committee shall consist of at least one Board member, one elder, and at least two members from the assembly. The Senior Pastor, who shall serve as chairman, shall appoint the nominating committee members subject to ratification by the Official Board. Two nominations shall be made for each vacancy. These nominations must be made available to the general membership not less than thirty days prior to the annual business meeting.

b) Ballot – Two candidates will be presented for each board vacancy. If more than one vacancy is being filled, all names shall be presented on a single ballot. Members vote for the same number of candidates as there are openings. The candidates receiving the highest number of votes will be elected. If only one vacancy is being filled, the election shall be a simple majority. If not all vacancies have the same length term, the vacancies are filled in descending order, starting with the longest being filled by the candidate with the most votes. In case of a tie for the final vacancy, the candidates involved will have their names listed on a second ballot.

c) Terms of Office - Board Members are normally elected for a term of three years. The Board may reduce the term for some of the vacancies if, for whatever reason, not doing so would result in an unequal rotation. Board members who have been elected for two consecutive terms may not be re-elected for a third consecutive term. Board members will be eligible to serve again after a one year period.

d) Commencement of Service **-** Terms of office for elected Board members shall begin on March 1.

6. Official Board Meetings

a) Regular meetings - The Board shall meet at least once a month for the discharge of duties upon the request of the Senior Pastor. All Board members will be given reasonable notice of the time, place, and purpose of every meeting.

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b) **Quorum** - A simple majority of serving Board members shall constitute a quorum.

c) **Telecommunications** - Board members may participate in meetings by means of telecommunication so long as all participating members can communicate with each other clearly and can participate fully in discussions. Such telecommunications must be adequately secure and the identity and eligibility of the participants, especially those voting, attested to by the Secretary.

7. Informal Action

Any Official Board action may be taken without a meeting, if a consent in writing, setting forth the action being taken, is signed by all of the members of the Board. Such action may also be taken by means of telecommunications attested to by the Secretary.

8. Removal from Office

Any **Board** member who is willfully absent from the regular services and/or regular meetings of the Official Board for a period of three consecutive months may be removed from office at the **recommendation** of the Senior Pastor and a two-thirds' vote by the other Board members.

Any Board member who is being charged with disciplinary action, is engaging in unscriptural conduct, or has departed from the Tenets of Faith, may be removed from the Official Board at the recommendation of the Senior Pastor, and a two-thirds vote by the other Board members.

9. Board Vacancies

In case of vacancies, the Pastor and Official Board may appoint members to fill the position until the next annual election.

ARTICLE III. APPOINTED POSITIONS OF LEADERSHIP

Section 1. Associate Pastors

The Associate Pastors shall be appointed by the Senior Pastor and ratified by the Official Board. They shall be members in good standing with the Northwest Ministry Network (or pursuing the same) and shall comply with the same standards as stated in Article II, Section 1 of this document.

Upon appointment, the Associate Pastors and spouses will automatically become active members of Eastridge Christian Assembly. The Associate Pastors' terms of service shall be at the discretion of the Senior Pastor. All Associate Pastors' tenure is completed upon the resignation or removal of the Senior Pastor.

Section 2. Elders

1) **Qualifications**

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The qualifications of elders shall be as listed in 1 Timothy 3:2-7 and Titus 1:5-9. Elders shall be members of Eastridge Christian Assembly.

2) Appointment

Elders shall be appointed by the Senior Pastor and ratified by the Official Board. The term of service shall be at the discretion of the Senior Pastor.

3) Duties

Elders shall assist with pastoral care and advise the Senior Pastor in matters pertaining to the spiritual life of the assembly and serve in any capacity as defined and requested by the Senior Pastor.

4) Meetings

The elders shall meet as often as necessary at the request of the Senior Pastor.

Section 3. Executive Officers

1) Secretary

A qualified secretary shall be chosen from among the members of the Official Board by simple majority and shall act as an executive officer, Article VII. Sec. 2 of the Constitution. The term of office shall be for one year. This term may be shortened by a majority vote of the Official Board.

The secretary shall be responsible for the minutes of the meetings of the Official Board and the assembly. He shall see that all notices are duly given in accordance with the provision of these bylaws or as required by law. He shall be the custodian of the corporate records and of the seal of the corporation, if any, and see that the seal, if any, is affixed to all documents, the execution of which on behalf of the corporation under its seal is duly authorized in accordance with the provisions of these bylaws.

2) Treasurer

A qualified treasurer shall be chosen from among the members of the Official Board by simple majority and shall act as an executive officer, Article VII. Sec. 2 of this Constitution. The term of office shall be for one year. This term may be shortened by a majority vote of the Official Board.

The treasurer shall be responsible for the financial management of the assembly and shall chair the finance committee.

ARTICLE IV. Meetings

Section 1. Meetings for Public Worship

Meetings for public worship shall be held on each Sunday and during the week as may be provided by the Senior Pastor and the Official Board.

Section 2. Membership Meetings

1) Annual Business Meeting

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EASTRIDGE CHRISTIAN ASSEMBLY Bylaws

There shall be an annual business meeting of the assembly, at which time the election of officers shall take place and the report of all officers shall be presented. This meeting shall be held within the month of February. The time and place are to be announced verbally and in writing by the Senior Pastor. Notice is to be given not less than ten or more than fifty days before the date of the meeting.

a) Order of Business

The order of business for the annual meeting of the assembly shall include the following:

1. Devotions
2. Reading of minutes of the previous meeting
3. Report of the Senior Pastor
4. Report of the treasurer
5. Election of officers
6. Report of the specific ministry areas
7. Unfinished business
8. New Business
9. Adjournment

2) Special Business Meetings

Special business meetings of the Assembly may be called when necessary. Notice is to be given not less than ten nor more than fifty days before the date of the meeting. Special business meetings may be called by the Senior Pastor, by the Official Board, or by petition signed by not less than one-fourth of the current Members of the Assembly.

3) Quorum

A quorum shall consist of 20% or more of the active members.

4) Absentee Ballots

Members should make every possible effort to be present at all business meetings.

(a) Absentee ballots will be permitted under the following conditions:

1) If a member is hospitalized or otherwise confined and under a doctor's care, or

2) If required to work.

(b) Such ballots are to be obtained from the church office, completed and returned to the church office prior to the meeting.

(c) Absentee ballots will be considered on the first ballot only.

(d) Absentee ballots must be obtained prior to the officially called meeting and be returned in time to be counted in that meeting, and are not considered as part of the quorum.

ARTICLE V. APPOINTED COMMITTEES

In order to facilitate the ministries of the assembly, boards, councils and committees may be appointed as needed. They shall be under the supervision of the Senior Pastor, Associate Pastors, and the deacons or elders as appropriate.

ARTICLE VI. CHRISTIAN SCHOOL

Section 1. Provision

There may be a Christian school for the purpose of conducting preschool, elementary, and secondary education based upon Christian principles under the general oversight of the Official Board.

Section 2. Director and Advisory Committee

16

EASTRIDGE CHRISTIAN ASSEMBLY Bylaws

The Official Board shall appoint for a term of one year a director and advisory committee consisting of at least one member of the Official Board and one member of the pastoral staff to oversee the operation and development of the school and be responsible for complying with all state, county, city and federal laws and regulations pertaining to the education and safety of school children. This committee, in consultation with the Official Board, shall set operational procedures and establish all educational policies basic to the operation of the school and shall be responsible for the employment and dismissal of all members of the school staff.

Section 3. Financial Management

The director and advisory committee shall be responsible for the financial management of the school in accordance with Article VIII of the bylaws. All budgets, salaries, and capital expenditures shall be submitted to the Official Board for approval.

ARTICLE VIII. COMPENSATION

The Pastors and other persons who are on the payroll of the assembly shall be given regular and adequate financial support. The Official Board shall review the amount and manner of payment at least annually. (I Timothy 5:17-18)

ARTICLE IX. PARLIAMENTARY LAW

All business meetings of the assembly shall be conducted according to the rule of Christian courtesy and the accepted order of parliamentary procedure as set down in Robert's Rules of Order.

Article X. INDEMNIFICATION OF DIRECTORS (SENIOR PASTOR OR DEACONS), OFFICERS, EMPLOYEES AND AGENTS

Section 1. Power to Indemnify. EASTRIDGE CHRISTIAN ASSEMBLY shall have the following powers:

(a) Power to Indemnify. EASTRIDGE CHRISTIAN ASSEMBLY may indemnify and hold harmless to the full extent permitted by applicable law each person who was or is made a party to or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit or other proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director (Senior Pastor or Deacon), officer, employee or agent of EASTRIDGE CHRISTIAN ASSEMBLY or, being or having been such a director, officer, employee or agent, he or she is or was serving at the request of EASTRIDGE CHRISTIAN ASSEMBLY as a director, officer, employee, agent, trustee, or in any other capacity of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action or omission in an official capacity or in any other capacity while serving as a director, officer, employee, agent, trustee or in any other capacity, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually

17

EASTRIDGE CHRISTIAN ASSEMBLY Bylaws

or reasonably incurred or suffered by such person in connection therewith. Such indemnification may continue as to a person who has ceased to be a director, officer, employee or agent of EASTRIDGE CHRISTIAN ASSEMBLY and shall inure to the benefit of his or her heirs and personal representatives.

(b) Power to Pay Expenses in Advance of Final Disposition. EASTRIDGE CHRISTIAN ASSEMBLY may pay expenses incurred in defending any proceeding in advance of its final disposition (hereinafter "advancement of expenses"); provided, however, that any advancement of expenses shall be made to or on behalf of a director, officer, employee or agent only upon delivery to EASTRIDGE CHRISTIAN ASSEMBLY of (a) a written affirmation of the director's, officer's, employee's or agent's good faith belief that he or she has met the standard of conduct described in RCW 23B.08.510, and (b) a written undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such director, officer, employee or agent is not entitled to be indemnified under this Article or otherwise, which undertaking may be unsecured and may be accepted without reference to financial ability to make repayment.

(c) Power to Enter Into Contracts. EASTRIDGE CHRISTIAN ASSEMBLY may enter into contracts with any person who is or was a director, officer, employee or agent of EASTRIDGE CHRISTIAN ASSEMBLY in furtherance of the provisions of this Article and may create a trust fund, grant a security interest in property of EASTRIDGE CHRISTIAN ASSEMBLY, or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

(d) Expansion of Powers. If the Washington Business Corporation Act or the Washington Nonprofit Corporation Act is amended in the future to expand or increase the power of EASTRIDGE CHRISTIAN ASSEMBLY to indemnify, to pay expenses in advance of final disposition, to enter into contracts, or to expand or increase any similar or related power, then, without any further requirement of action by the directors of this corporation, the powers described in this Article shall be expanded and increased to the fullest extent permitted by the Washington Business Corporation Act and the Washington Nonprofit Corporation Act, as so amended.

(e) Limitation of Powers. No indemnification shall be provided under this Article to any such person if the corporation is prohibited by the Washington Business Corporation Act or other applicable law as then in effect from paying such indemnification. For example, no indemnification shall be provided to any person in respect of any proceeding, whether or not involving action in his or her official capacity, in which he or she shall have been finally adjudged to be liable on the basis of intentional misconduct or knowing violation of law by the person, or from conduct of a director in violation of RCW 23B.08.310, or that the person personally received a benefit in money, property or services to which the person was not legally entitled.

Section 2. Indemnification of Directors, Officers, Employees and Agents

(a) Directors. EASTRIDGE CHRISTIAN ASSEMBLY shall indemnify and hold harmless any person who is or was a director of this corporation, and pay expenses in advance of final disposition of a proceeding, to the full extent to which EASTRIDGE CHRISTIAN ASSEMBLY is empowered.

(b) Officers, Employees, and Agents. EASTRIDGE CHRISTIAN ASSEMBLY, by action of its Board of Directors, may indemnify and hold harmless any person who is or was an

18

EASTRIDGE CHRISTIAN ASSEMBLY Bylaws

officer, employee or agent of EASTRIDGE CHRISTIAN ASSEMBLY, and provide advancement of expenses to the full extent to which EASTRIDGE CHRISTIAN ASSEMBLY is empowered, or to any lesser extent which the Board of Directors may determine.

(c) Character of Rights. To the extent the rights of indemnification and advancement of expenses have been conferred by or pursuant to this Article, such rights shall be contract rights.

(d) Rights Not Exclusive. The right to indemnification and advancement of expenses conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation or Bylaws of EASTRIDGE CHRISTIAN ASSEMBLY, agreement, vote of disinterested directors, or otherwise.

Section 3. Insurance. EASTRIDGE CHRISTIAN ASSEMBLY may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of EASTRIDGE CHRISTIAN ASSEMBLY who, while a director, officer, employee or agent of EASTRIDGE CHRISTIAN ASSEMBLY, is or was a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not EASTRIDGE CHRISTIAN ASSEMBLY would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act.

Section 4. Survival of Benefits Any repeal or modification of this Article shall not adversely affect any right of any person existing at the time of such repeal or modification.

Section 5. Severability. If any provision of this Article or any application thereof shall be invalid, unenforceable or contrary to applicable law, the remainder of this Article, or the application of such provision to persons or circumstances other than those as to which it is held invalid, unenforceable or contrary to applicable law, shall not be affected thereby and shall continue in full force and effect.

Section 6. Applicable Law. For purposes of this Article, "applicable law" shall at all times be construed as the applicable law in effect at the date indemnification may be sought, or the law in effect at the date of the action, omission or other event giving rise to the situation for which indemnification may be sought, whichever is selected by the person seeking indemnification.

ARTICLE XI. AMENDMENTS

These bylaws may be amended or changed by a majority vote of the active members of the assembly who are in attendance at a regular meeting, or special business meeting which has been called for this purpose, providing due notice of such proposed changes has been publicly announced and presented in writing not less than ten nor more than fifty days before the date of the meeting.

19

EXHIBIT 2

CREDIT REPORT OF BORROWER

DNBi® Risk Management

ATTN: Michael Budline
Report Printed: October 09, 2012

Live Report : EASTRIDGE CHRISTIAN ASSEMBLY

D-U-N-S® Number: 61-245-7002
Trade Names: LITTLE MIRACLES PRESCHOOL
Endorsement/Billing Reference: budlinem@dnb.com

D&B Address

Address	24205 Se Issaquah Fall City Rd Issaquah,WA - 98029	**Location Type**	Single Location
		Web	www.impactlife.com
Phone			
Fax			

Endorsement : budlinem@dnb.com

Company Summary

Currency: Shown in USD unless otherwise indicated

Score Bar

Credit Limit - D&B Conservative	5,000.00
Credit Limit - D&B Aggressive	15,000.00
PAYDEX®	80
Commercial Credit Score Class	1
Financial Stress Class	2
D&B Rating	1R2
Financial Stress Score Percentile	93
Bankruptcy Found	N
Business Net Worth	-
Commercial Credit Score	534
Commercial Credit Score Percentile	100
Current Ratio (%)	UN
D&B Live Report Available	-
Employees	15
Sales	-
Out of Business Indicated	N
Lien Found	N
Financial Stress Score	1563
History Indicator	CLEAR
Judgment Found	N
Trade Experiences in File	30
Total Liabilities	0.00
Total Assets	-
Suit Found	N
SIC Code - D&B	8661
High Credit Average	2,503.00
Highest Credit	20,000.00

Company News

Today: Tuesday, October 09, 2012

This company is not currently tracked for Company News.

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Public Filings

The following data includes both open and closed filings found in D&B's database on this company.

Record Type	Number of Records	Most Recent Filing Date
Bankruptcies	0	-
Judgments	0	-
Liens	0	-
Suits	0	-
UCCs	8	08/30/12

The public record items contained herein may have been paid, terminated, vacated or released prior to todays date.

Detailed Trade Risk Insight™

Days Beyond Terms Past 3 Months

0
Days

120+
Days Beyond Terms
0

D&B Company Overview

This is a single location

Chief Executive	TAMMY MORGAN, DIRECTOR
Year Started	1964
Employees	15
SIC	8661 , 8351
Line of business	Assembly of god church and preschool
NAICS	813110
History Status	CLEAR

Dollar-weighted average of **7** payment experiences reported from **7** Companies

Recent Derogatory Events

	Jun-12	Jul-12	Aug-12
Placed for Collection	-	-	-
Bad Debt Written Off	-	-	-

Total Amount Current & Past Due - 11 Month Trend

Predictive Scores

Currency: Shown in USD unless otherwise indicated

Credit Capacity Summary

This credit rating was assigned because of D&Bs assessment of the companys creditworthiness. For more information, see the D&B Rating Key

D&B Rating : 1R2

Number of employees: 1R indicates 10 or more employees
Composite credit appraisal: 2 is good

The 1R and 2R ratings categories reflect company size based on the total number of employees for the business. They are assigned to business files that do not contain a current financial statement. In 1R and 2R Ratings, the 2, 3, or 4 creditworthiness indicator is based on analysis by D&B of public filings, trade payments, business age and other important factors. 2 is the highest Composite Credit Appraisal a company not supplying D&B with current financial information can receive.

Below is an overview of the companys rating history since 12-19-1991

D&B Rating	Date Applied
1R2	05-27-2003
2R2	01-27-2001
1R2	12-14-1995
ER5	12-19-1991

Number of Employees Total:	15

Payment Activity:	**(based on 30 experiences)**
Average High Credit:	2,503
Highest Credit:	20,000
Total Highest Credit:	65,300

D&B Credit Limit Recommendation

Conservative credit Limit	5,000
Aggressive credit Limit:	15,000

Risk category for this business : **LOW**

The Credit Limit Recommendation (CLR) is intended to serve as a directional benchmark for all businesses within the same line of business or industry, and is not calculated based on any individual business. Thus, the CLR is intended to help guide the credit limit decision, and must be balanced in combination with other elements which reflect the individual company's size, financial strength, payment history, and credit worthiness, all of which can be derived from D&B reports.
Risk is assessed using D&Bs scoring methodology and is one factor used to create the recommended limits. See Help for details.

Financial Stress Class Summary

The Financial Stress Score predicts the likelihood of a firm ceasing business without paying all creditors in full, or reorganization or obtaining relief from creditors under state/federal law over the next 12 months. Scores were calculated using a statistically valid model derived from D&Bs extensive data files.
The Financial Stress Class of 2 for this company shows that firms with this class had a failure rate of 0.09% (9 per 10,000), which is lower than the average of businesses in D & B's database

Financial Stress Class :

Financial Stress Class : 2

(Lowest Risk:1; Highest Risk:5)

Moderate risk of severe financial stress, such as a bankruptcy, over the next 12 months.

Probability of Failure:

- Among Businesses with this Class: **0.09 %** (9 per 10,000)
- Financial Stress National Percentile : **93** (Highest Risk: 1; Lowest Risk: 100)
- Financial Stress Score : **1563** (Highest Risk: 1,001; Lowest Risk: 1,875)
- Average of Businesses in D&Bs database: **0.48 %** (48 per 10,000)

The Financial Stress Class of this business is based on the following factors:

- Higher risk industry based on failure rates by industry.
- Higher risk state based on failure rates by state.

Financial Stress Percentile Trend:

Notes:

- The Financial Stress Class indicates that this firm shares some of the same business and financial characteristics of other companies with this classification. It does not mean the firm will necessarily experience financial stress.
- The Probability of Failure shows the percentage of firms in a given Class that discontinued operations over the past year with loss to creditors. The Probability of Failure - National Average represents the national failure rate and is provided for comparative purposes.
- The Financial Stress National Percentile reflects the relative ranking of a company among all scorable companies in D&Bs file.
- The Financial Stress Score offers a more precise measure of the level of risk than the Class and Percentile. It is especially helpful to customers using a scorecard approach to determining overall business performance.

Norms	National %
This Business	93
Region: PACIFIC	52
Industry: PERSONAL AND CONSUMER SERVICES	56
Employee range: 10-19	66
Years in Business: 26+	77

This Business has a Financial Stress Percentile that shows:

- Lower risk than other companies in the same region.
- Lower risk than other companies in the same industry.
- Lower risk than other companies in the same employee size range.
- Lower risk than other companies with a comparable number of years in business.

Credit Score Summary

The Commercial Credit Score predicts the likelihood that a company will pay its bills in a severely delinquent manner (90 days or more past terms), obtain legal relief from creditors or cease operations without paying all creditors in full over the next 12 months. Scores are calculated using a statistically valid model derived from D&B's extensive data files.
The Credit Score class of 1 for this company shows that 6.0% of firms with this class paid one or more bills severely delinquent, which is lower than the average of businesses in D & B's database.

Credit Score Class :

Credit Score Class : 1

Lowest Risk:1;Highest Risk :5

Incidence of Delinquent Payment

- Among Companies with this Classification: **6.00 %**
- Average compared to businesses in D&Bs database: **23.50 %**
- Credit Score Percentile : **100** (Highest Risk: 1; Lowest Risk: 100)
- Credit Score : **534** (Highest Risk: 101; Lowest Risk:670)

The Credit Score Class of this business is based on the following factors:

- General area credit conditions.
- Business is privately held.
- Business is not a subsidiary.
- Low proportion of satisfactory payment experiences to total payment experiences.

Credit Score Class Percentile Trend:

Notes:

- The Commercial Credit Score Risk Class indicates that this firm shares some of the same business and financial characteristics of other companies with this classification. It does not mean the firm will necessarily experience severe delinquency.
- The incidence of delinquency shows the percentage of firms in a given percentile that are likely to pay creditors in a severely delinquent manner. The average incidence of delinquency is based on businesses in D&B's database and is provided for comparative purposes.
- The Commercial Credit Score percentile reflects the relative ranking of a firm among all scorable companies in D&B's file.
- The Commercial Credit Score offers a more precise measure of the level of risk than the Risk Class and Percentile. It is especially helpful to customers using a scorecard approach to determining overall business performance.

Norms	National %
This Business	100
Region: PACIFIC	46
Industry: PERSONAL AND CONSUMER SERVICES	54
Employee range: 10-19	75
Years in Business: 26+	88

This business has a Credit Score Percentile that shows:

- Lower risk than other companies in the same region.
- Lower risk than other companies in the same industry.
- Lower risk than other companies in the same employee size range.
- Lower risk than other companies with a comparable number of years in business.

Trade Payments

Currency: Shown in USD unless otherwise indicated

D&B PAYDEX®

The D&B PAYDEX is a unique, weighted indicator of payment performance based on payment experiences as reported to D&B by trader references. Learn more about the D&B PAYDEX

Timeliness of historical payments for this company.

Current PAYDEX is	**80**	Equal to generally within terms (Pays more promptly than the average for its industry of 2 days beyond terms)
Industry Median is	**79**	Equal to 2 days beyond terms
		Unchanged, compared to payments three months ago

Payment Trend currently is

Indications of slowness can be the result of dispute over merchandise, skipped invoices etc. Accounts are sometimes placed for collection even though the existence or amount of the debt is disputed.

Total payment Experiences in D&Bs File (HQ)	30
Payments Within Terms (not weighted)	96 %
Trade Experiences with Slow or Negative Payments(%)	3.33%
Total Placed For Collection	0
High Credit Average	2,503
Largest High Credit	20,000
Highest Now Owing	5,000
Highest Past Due	0

D&B PAYDEX

D&B PAYDEX® : 80

(Lowest Risk:100; Highest Risk:1)

When weighted by amount, payments to suppliers average generally within terms

3-Month D&B PAYDEX

3-Month D&B PAYDEX® : 80

(Lowest Risk:100; Highest Risk:1)

Based on payments collected over last 3 months.

When weighted by amount, payments to suppliers average within terms

D&B PAYDEX® Comparison

Current Year

PAYDEX® of this Business compared to the Primary Industry from each of the last four quarters. The Primary Industry is Assembly of god church and preschool , based on SIC code 8661 .

Shows the trend in D&B PAYDEX scoring over the past 12 months.

	11/11	12/11	1/12	2/12	3/12	4/12	5/12	6/12	7/12	8/12	9/12	10/12
This Business	80	80	80	80	80	80	80	80	80	80	80	80
Industry Quartiles												
Upper	.	80	.	.	80	.	.	80	.	.	80	.
Median	.	79	.	.	79	.	.	79	.	.	79	.
Lower	.	75	.	.	76	.	.	76	.	.	76	.

- Current PAYDEX for this Business is 80 , or equal to generally within terms
- The 12-month high is 80 , or equal to GENERALLY WITHIN terms
- The 12-month low is 80 , or equal to GENERALLY WITHIN terms

Previous Year

Shows PAYDEX of this Business compared to the Primary Industry from each of the last four quarters. The Primary Industry is Assembly of god church and preschool , based on SIC code 8661 .

Previous Year	12/10 Q4'10	03/11 Q1'11	06/11 Q2'11	09/11 Q3'11
This Business	79	79	80	80
Industry Quartiles				
Upper	80	80	80	80
Median	79	79	79	79
Lower	75	75	75	76

Based on payments collected over the last 4 quarters.

- Current PAYDEX for this Business is 80 , or equal to generally within terms
- The present industry median Score is 79 , or equal to 2 days beyond terms
- Industry upper quartile represents the performance of the payers in the 75th percentile
- Industry lower quartile represents the performance of the payers in the 25th percentile

Payment Habits

For all payment experiences within a given amount of credit extended, shows the percent that this Business paid within terms. Provides number of experiences to calculate the percentage, and the total credit value of the credit extended.

$ Credit Extended	# Payment Experiences	Total Amount	% of Payments Within Terms
Over 100,000	0	0	0%
50,000-100,000	0	0	0%
15,000-49,999	1	20,000	100%
5,000-14,999	5	35,000	100%
1,000-4,999	3	6,000	100%
Under 1,000	17	4,100	99%

Based on payments collected over last 24 months.
All Payment experiences reflect how bills are paid in relation to the terms granted. In some instances, payment beyond terms can be the result of disputes over merchandise, skipped invoices etc.

Payment Summary

- There are 30 payment experience(s) in D&Bs file for the most recent 24 months, with 15 experience(s) reported during the last three month period.
- The highest Now Owes on file is 5,000 . The highest Past Due on file is 0

Below is an overview of the companys currency-weighted payments, segmented by its suppliers primary industries:

	Total Revd (#)	Total Amts	Largest High Credit	Within Terms (%)	Days Slow <31	31-60	61-90	90> (%) (%)
Top Industries								
Short-trm busn credit	4	10,800	7,500	100	0	0	0	0
Public finance	3	35,000	20,000	100	0	0	0	0
Nonclassified	3	1,600	1,000	100	0	0	0	0
Telephone communictns	3	400	250	100	0	0	0	0
Whol office equipment	2	7,550	7,500	99	0	1	0	0
Misc equipment rental	2	5,050	5,000	100	0	0	0	0
Whol electrical equip	2	300	250	100	0	0	0	0
Whol service paper	1	2,500	2,500	100	0	0	0	0
Fire/casualty insur.	1	750	750	100	0	0	0	0
Photocopying service	1	500	500	100	0	0	0	0
Executive office	1	500	500	100	0	0	0	0

Misc publishing	1	50	50	100	0	0	0	0
Whol lumber/millwork	1	50	50	100	0	0	0	0
Mfg environment cntrl	1	50	50	100	0	0	0	0
Other payment categories								
Cash experiences	4	200	100					
Payment record unknown	0	0	0					
Unfavorable comments	0	0	0					
Placed for collections	0	N/A	0					
Total in D&Bs file	30	65,300	20,000					

Accounts are sometimes placed for collection even though the existence or amount of the debt is disputed.

Indications of slowness can be result of dispute over merchandise, skipped invoices etc.

Detailed payment history for this company

Date Reported (mm/yy)	Paying Record	High Credit	Now Owes	Past Due	Selling Terms	Last Sale Within (month)
09/12	Ppt	7,500	2,500	0	Lease Agreemnt	1 mo
	Ppt	7,500	5,000	0		1 mo
	Ppt	2,500	2,500	0		1 mo
	Ppt	2,500	1,000	0		1 mo
	Ppt	750	750	0		1 mo
	Ppt	50	0	0		2-3 mos
	Ppt	50	0	0	N30	6-12 mos
	Ppt	50	50	0		1 mo
08/12	Ppt	1,000	750	0		1 mo
	Ppt	500	0	0		4-5 mos
	Ppt	250	0	0		1 mo
	Ppt	250	0	0		1 mo
	Ppt	100	0	0		6-12 mos
	Ppt	50	0	0		1 mo
	(015)				Sales COD	1 mo
06/12	Ppt	20,000				1 mo
	Ppt	10,000				1 mo
	Ppt	5,000	750		Lease Agreemnt	
	Ppt	5,000				1 mo
	(020)	50			Cash account	1 mo
	(021)	50			Cash account	1 mo
05/12	Ppt	500				1 mo
02/12	Ppt	750	100	0		1 mo
	Ppt	500	100	0		1 mo
10/11	Ppt	50	0	0		6-12 mos
09/11	Slow 60	50	0	0		6-12 mos
07/11	Ppt	50	0	0		6-12 mos
03/11	Ppt	50	0	0		6-12 mos
01/11	(029)	100			Cash account	2-3 mos

11/10	Ppt	100	0	0	6-12 mos

Payments Detail Key: red - 30 or more days beyond terms

Payment experiences reflect how bills are paid in relation to the terms granted. In some instances payment beyond terms can be the result of disputes over merchandise, skipped invoices, etc. Each experience shown is from a separate supplier. Updated trade experiences replace those previously reported.

Public Filings

Currency: Shown in USD unless otherwise indicated

Summary

The following data includes both open and closed filings found in D&B's database on this company.

Record Type	# of Records	Most Recent Filing Date
Bankruptcy Proceedings	0	-
Judgments	0	-
Liens	0	-
Suits	0	-
UCCs	8	08/30/12

The following Public Filing data is for information purposes only and is not the official record. Certified copies can only be obtained from the official source.

UCC Filings

Collateral	Account(s) and proceeds - Computer equipment and proceeds - General intangibles(s) and proceeds - Fixtures and proceeds - Equipment and proceeds
Type	Original
Sec. Party	U.S. BANK NATIONAL ASSOCIATION, BELLEVUE, WA
Debtor	EASTRIDGE CHRISTIAN ASSEMBLY (EASTRIDGE)
Filing No.	200422946676
Filed With	SECRETARY OF STATE/UCC DIVISION, OLYMPIA, WA
Date Filed	2004-08-13
Latest Info Received	08/24/04

Collateral	Account(s)
Type	Original
Sec. Party	U.S. BANK NATIONAL ASSOCIATION, SEATTLE, WA
Debtor	EASTRIDGE CHRISTIAN ASSEMBLY (EASTRIDGE)
Filing No.	200422948038
Filed With	SECRETARY OF STATE/UCC DIVISION, OLYMPIA, WA
Date Filed	2004-08-13
Latest Info Received	08/24/04

Collateral	Leased Business machinery/equipment including proceeds and products
Type	Original

Sec. Party	IKON FINANCIAL SVCS, MACON, GA
Debtor	EASTRIDGE CHRISTIAN ASSEMBLY
Filing No.	201204000517
Filed With	SECRETARY OF STATE/UCC DIVISION, OLYMPIA, WA
Date Filed	2012-02-09
Latest Info Received	02/23/12

Collateral	Leased Business machinery/equipment including proceeds and products
Type	Original
Sec. Party	IOS CAPITAL, MACON, GA
Debtor	EASTRIDGE CHRISTIAN ASSEMBLY
Filing No.	2004058178
Filed With	FINANCE & REVENUE DEPT, WASHINGTON, DC
Date Filed	2004-04-28
Latest Info Received	08/03/04

Collateral	Leased Computer equipment - Leased Equipment
Type	Original
Sec. Party	MINTAKA FINANCIAL, LLC, GIG HARBOR, WA
Debtor	EASTRIDGE CHRISTIAN ASSEMBLY (EASTRIDGE)
Filing No.	201224499230
Filed With	SECRETARY OF STATE/UCC DIVISION, OLYMPIA, WA
Date Filed	2012-08-30
Latest Info Received	09/06/12

Collateral	Leased Communications equipment
Type	Original
Sec. Party	PUGET SOUND LEASING CO., INC., ISSAQUAH, WA
Debtor	EASTRIDGE CHRISTIAN ASSEMBLY
Filing No.	200302776720
Filed With	SECRETARY OF STATE/UCC DIVISION, OLYMPIA, WA
Date Filed	2003-01-24
Latest Info Received	02/10/03

Collateral	Leased Computer equipment - Leased Business machinery/equipment
Type	Original
Sec. Party	US BANCORP, MARSHALL, MN
Debtor	EASTSIDE CHRISTIAN ASSEMBLY
Filing No.	200231157874

Filed With	SECRETARY OF STATE/UCC DIVISION, OLYMPIA, WA
Date Filed	2002-11-06
Latest Info Received	11/13/02

Type	Original
Sec. Party	EVANGELICAL CHRISTIAN CREDIT UNION, BREA, CA
Debtor	EASTRIDGE CHRISTIAN ASSEMBLY
Filing No.	200908546079
Filed With	SECRETARY OF STATE/UCC DIVISION, OLYMPIA, WA
Date Filed	2009-03-26
Latest Info Received	04/18/09

Government Activity

Activity summary

Borrower (Dir/Guar)	NO
Administrative Debt	NO
Contractor	NO
Grantee	NO
Party excluded from federal program(s)	NO

Possible candidate for socio-economic program consideration

Labour Surplus Area	YES (2012)
Small Business	N/A
8(A) firm	N/A

The details provided in the Government Activity section are as reported to Dun & Bradstreet by the federal government and other sources.

Special Events

Currency: Shown in USD unless otherwise indicated

Special Events

05/26/2010

Business address has changed from 5025 Issaquah Pine Lake Rd Se, Issaquah, WA, 98029 to 24205 Se Issaquah Fall City Rd, Issaquah, WA, 98029.

02/17/2009 -2008 WASHINGTON SEVERE WINTER STORM, LANDSLIDES, MUDSLIDES & FLOODING :

On January 30, 2009, FEMA declared this county as an Individual Assistance designated disaster area. This business may have been impacted by the effects of this disaster.

History & Operations

Currency: Shown in USD unless otherwise indicated

Company Overview

Company Name:	EASTRIDGE CHRISTIAN ASSEMBLY
Doing Business As :	LITTLE MIRACLES PRESCHOOL
Street Address:	24205 Se Issaquah Fall City Rd Issaquah , WA 98029
Phone:	
URL:	http://www.impactlife.com
History	Is clear
Present management control	48 years

History

The following information was reported: **01/14/2011**

Officer(s):	DEBBIE SEIBERT, DIRECTOR STEVE JAMISON, PASTOR TAMMY MORGAN, DIRECTOR
DIRECTOR(S) :	THE OFFICER(S)

Stock ownership not available.

Business started 1964 by members.

There are 6 members of the board including Pastor Jon Oletzke.

This is a non profit corporation. There is no stock ownership.

STEVE JAMISON. Work history unknown.

TAMMY MORGAN. Work history unknown.

Business address has changed from 5025 Issaquah Pine Lake Rd Se, Issaquah, WA, 98029 to 24205 Se Issaquah Fall City Rd, Issaquah, WA, 98029.

Business Registration

CORPORATE AND BUSINESS REGISTRATIONS REPORTED BY THE SECRETARY OF STATE OR OTHER OFFICIAL SOURCE AS OF Sep 28 2012

Registered Name:	EASTRIDGE CHRISTIAN ASSEMBLY (EASTRIDGE)
Business type:	CORPORATION
Corporation type:	NON-PROFIT
Date incorporated:	Dec 10 1985
State of incorporation:	WASHINGTON
Filing date:	Dec 10 1985
Registration ID:	601030643
Duration:	PERPETUAL
Status:	ACTIVE
Where filed:	SECRETARY OF STATE/CORPORATIONS DIVISION , OLYMPIA , WA
Registered agent:	Steve Jamison , 24205 SE ISSAQUAH FALL CITY RD , ISSAQUAH , WA , 980290000

Principals: Rodger Hopkins SECRETARY 19602 257th Ave SE Maple Valley WA 980380000
Steve Jamison PRESIDENT 26425 SE 22ND ST SAMMAMISH WA 980750000
Kelly Pranghofer TREASURER 2904 256th Ct SE Sammamish WA 980750000

Operations

01/14/2011

Assembly of God church (90%) and preschool (10%).

Description: Church revenues are derived from tithes and donations. Preschool revenues are derived from monthly billings. Territory : Local.

Employees: 15 which includes officer(s).

Facilities: Owns 19,575 sq. ft. in a two story frame building.

SIC & NAICS

SIC:
Based on information in our file, D&B has assigned this company an extended 8-digit SIC. D&B's use of 8-digit SICs enables us to be more specific about a company's operations than if we use the standard 4-digit code.
The 4-digit SIC numbers link to the description on the Occupational Safety & Health Administration (OSHA) Web site. Links open in a new browser window.
8661 0102 Assembly of God Church
8351 9905 Preschool center
NAICS:

813110 Religious Organizations
624410 Child Day Care Services

Financials

Currency: Shown in USD unless otherwise indicated

Company Financials: D&B

Additional Financial Data

The name and address of this business have been confirmed by D & B using available sources.

Key Business Ratios

D & B has been unable to obtain sufficient financial information from this company to calculate business ratios. Our check of additional outside sources also found no information available on its financial performance.

To help you in this instance, ratios for other firms in the same industry are provided below to support your analysis of this business.

Based on this Number of Establishments	32

Industry Norms Based On 32 Establishments

	This Business	Industry Median	Industry Quartile
Profitability			
Return on Sales	UN	10.9	UN
Return on Net Worth	UN	6.3	UN
Short-Term Solvency			
Current Ratio	UN	2.8	UN
Quick Ratio	UN	1.1	UN
Efficiency			
Assets/Sales (%)	UN	257.5	UN
Sales / Net Working Capital	UN	3.1	UN
Utilization			
Total Liabilities / Net Worth (%)	UN	23.9	UN

UN = Unavailable

Detailed Trade Risk Insight™

Detailed Trade Risk Insight provides detailed updates on over 1.5 billion commercial trade experiences collected from more than 260 million unique supplier/purchaser relationships.

Days Beyond Terms - Past 3 & 12 Months

12 months from Nov 11 to Oct 12

3 months from Aug 12 to Oct 12

0
Days
2
Days
120+
120+
Days Beyond Terms
0

Dollar-weighted average of 9 payment experiences reported from 9 companies

Dollar-weighted average of 7 payment experiences reported from 7 companies

Derogatory Events Last 11 Months from Oct 11 to Aug 12

No Derogatory trade Event has been reported on this company for the past 13 Months

Total Amount Current and Past Due - 11 month trend from Oct 11 to Aug 12

Status	Oct-11	Nov-11	Dec-11	Jan-12	Feb-12	Mar-12	Apr-12	May-12	Jun-12	Jul-12	Aug-12
Total	4,209	5,350	6,387	8,834	4,387	6,074	6,376	3,948	4,128	7,819	4,937
Current	4,209	5,350	6,387	8,834	4,387	6,074	4,734	3,948	4,128	7,819	4,937
1-30 Days Past Due	-	-	-	-	-	-	1,642	-	-	-	-

31-60 Days Past Due	-	-	-	-	-	-	-	-	-	-	-
61-90 Days Past Due	-	-	-	-	-	-	-	-	-	-	-
90+ Days Past Due	-	-	-	-	-	-	-	-	-	-	-

This information may not be reproduced in whole or in part by any means of reproduction.

© 2005-2012 Dun & Bradstreet, Inc.

EXHIBIT 3

AUDITED FINANCIALS OF BORROWER

eastridge church

Combined Financial Statements

December 31, 2010

CONTENTS

	Page
INDEPENDENT AUDITOR'S REPORT	1
FINANCIAL STATEMENTS	
Combined Statement of Financial Position	2 - 3
Combined Statement of Activities	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	6 - 12

BATTERSHELL & NICHOLS
A PROFESSIONAL SERVICE CORPORATION

INDEPENDENT AUDITOR'S REPORT

To the Board of Deacons
Eastridge Church
Issaquah, Washington

We have audited the accompanying combined statement of financial position of Eastridge Church (the Church) as of December 31, 2010 and the related combined statements of activities and cash flows for the year then ended. These combined financial statements are the responsibility of the Church's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Eastridge Church as of December 31, 2010 and the results of operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Battershell & Nichols

Puyallup, Washington
February 14, 2011

Eastridge Church
Combined Statement of Financial Position
December 31, 2010

Assets

Current Assets	
Cash	$ 340,607
Cash restricted by donors for programs and activities	(35,912)
Cash available for current operations	304,695
Marketable securities	5,193
Prepaid expenses	24,463
Other current receivables	3,921
Cash restricted by donors for programs and activities	35,912
Total Current Assets	374,184
Property and Equipment	
Furniture and equipment	2,070,176
Buildings	26,946,650
Land and improvements	6,090,000
	35,106,826
Accumulated depreciation	(2,960,675)
Total Property and Equipment	32,146,151
Other Assets	
Deferred financing costs, net of amortization of $163,490	105,660
Cash restricted by financial institution covenant	500,000
Real estate held for sale	131,133
Real estate held for sale, received as donations	284,000
Total Other Assets	1,020,793
Total Assets	$ 33,541,128

See accompanying notes.

2

Eastridge Church
Combined Statement of Financial Position
December 31, 2010

Liabilities and Net Assets

Current Liabilities	
Accounts payable	$ 56,257
Accrued payroll and taxes	105,035
Line of credit	202,410
Interest payable	121,435
Current portion of long-term debt	203,968
Total Current Liabilities	689,105
Long-Term Debt	
Notes payable	23,095,928
Current portion of long-term debt	(203,968)
Total Long-Term Debt	22,891,960
Total Liabilities	23,581,065
Net Assets	
Unrestricted Net Assets:	
Undesignated	9,589,316
Board designated for missions	48,602
Total Unrestricted Net Assets	9,637,918
Temporarily Restricted Net Assets Restricted for:	
Building fund purposes	293,837
Missions purposes	8,206
Community outreach and other purposes	20,102
Total Temporarily Restricted Net Assets	322,145
Total Net Assets	9,960,063
Total Liabilities and Net Assets	$ 33,541,128

See accompanying notes.

3

Eastridge Church
Combined Statement of Activities
For the Year Ended December 31, 2010

Change in Unrestricted Net Assets	
Revenue and Support	
Tithes and offerings	$ 2,339,554
Tithes and offerings - West Seattle - see Note 1	104,316
West Seattle ministry	14,518
Children's ministry	22,706
Youth ministry	50,257
Adult ministry	112,049
Jammin'	14,708
Eastridge School	205,572
Eastridge Childcare and Learning Center	26,102
Rental income	53,056
Other income	65,254
Total Revenue and Support	3,008,092
Net assets released from restrictions	2,553,773
Total Unrestricted Revenue, Support, and Net Assets Released from Restrictions	5,561,865
Expenses	
West Seattle campus	177,450
Worship and arts ministry	115,650
Missions ministry	462,315
Children's ministry	137,723
Youth ministry	100,784
Adult ministry	182,380
Jammin'	19,115
Community outreach	129,212
Eastridge School	156,893
Eastridge Childcare and Learning Center	39,483
Physical plant costs allocated to programs	1,402,650
Pastoral and other personnel costs allocated to programs	559,700
Interest and other borrowing costs allocated to programs	1,257,755
Other programs	38,369
Total Programs	4,779,479
Administration and general	646,475
Fundraising costs	70,619
Interest and other borrowing costs not allocated to programs	131,810
Physical plant	87,601
Pastoral costs	156,738
Total Expenses	5,872,722
(Decrease) in Unrestricted Net Assets	(310,857)
Temporarily Restricted Net Assets	
Building donations	1,682,608
Missions donations	373,402
Community outreach and other purposes donations	139,637
Unrealized loss on real estate held for sale	(44,000)
Net assets released from restrictions	(2,553,773)
Decrease in Temporarily Restricted Net Assets	(402,126)
(Decrease) in Net Assets	(712,983)
Net Assets, Beginning of Year	10,673,046
Net Assets, End of Year	$ 9,960,063

See accompanying notes.

4

Eastridge Church
Combined Statement of Cash Flows
For the Year Ended December 31, 2010

Cash Flows Provided (Used) by Operating Activities:	
(Decrease) in Total Net Assets	$ (712,983)
Adjustments to Reconcile (Decrease) in Total Net Assets to Cash Provided by Operating Activities:	
Loss on disposal of assets	1,704
Amortization of deferred financing costs	52,830
Depreciation	781,531
Unrealized loss in real estate held for sale	44,000
Contributions restricted for long-term purposes	(1,682,608)
Realized gain on sale of investments	(757)
Changes in Assets and Liabilities:	
(Increase) in Marketable securities	(5,193)
(Increase) in Prepaid expenses	(6,330)
Decrease in Other current receivables	14,821
(Decrease) in Accounts payable	(33,241)
Increase in Accrued payroll and taxes	10,644
Increase in Interest payable	8,366
Total Adjustments	(814,233)
Net Cash Flows (Used) by Operating Activities	(1,527,216)
Cash Flows Provided (Used) by Investing Activities	
Purchases of property, equipment, and construction in progress	(1,938,807)
Change in cash balances restricted by donors	143,467
Proceeds from sale of investments	6,318
Release of deposits held by bonding company	151,392
Net Cash Flows (Used) by Investing Activities	(1,637,630)
Cash Flows Provided (Used) by Financing Activities	
Proceeds from long-term debt	1,191,396
Payments on long-term debt	(44,072)
Proceeds from new short-term debt	332,000
Payments on short-term debt	(129,590)
Contributions restricted for long-term purposes	1,682,608
Net Cash Flows Provided by Financing Activities	3,032,342
Net (Decrease) in Cash	(132,504)
Cash - January 1, 2010	437,199
Cash - December 31, 2010	$ 304,695

See accompanying notes.

5

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2010

Note 1 - Nature of Activities and Summary of Significant Accounting Policies

Nature of Activities and Basis of Combination

To meet this purpose, the Church focuses its efforts to motivate and train its people to make disciples from among its family, friends, and acquaintances in the Issaquah Plateau area and from the I-90 corridor to the ends of the earth. Eastridge Church is primarily supported with voluntary offerings from its members and friends. The Church also operates a school and childcare center serving the greater Issaquah community.

In the fall of 2005, the Church began the process of partnering with an Assemblies of God church in West Seattle. In 2006, the Metro Church of West Seattle became a combined affiliate of Eastridge Christian Assembly, now known as Eastridge Church, organized as a separate non-profit corporation with the same board members as Eastridge Church. There was no exchange of consideration in the transaction, therefore, the operations are combined and accounted for as if they were always one organization. Due to a lack of accurate historical records, the cost of the West Seattle property was based on insurance industry current replacement costs. This amount was then adjusted for inflation back to the estimated dates of construction, and, after accounting for depreciation, the total cost of the property and equipment was recorded as $130,898.

In 2007, the Church began construction of a 72,000 square foot ministry center. Construction was completed in 2010.

Basis of Accounting

The Church presents financial statements in accordance with accounting principles generally accepted in the United States of America. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Basis of Presentation

The Church presents financial statements in accordance with generally accepted accounting principles, which require the Church to report information regarding its financial position and activities according to three classes of net assets: unrestricted net assets, temporarily restricted net assets, and permanently restricted net assets.

Unrestricted net assets - Net assets that are not subject to donor-imposed stipulations.

6

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2010

Temporarily restricted net assets - Net assets subject to donor-imposed stipulations that may or will be met either by actions of the Church and/or the passage of time.

Permanently restricted net assets - Permanently restricted net assets must be maintained by the Church in perpetuity, the income of which is expendable for operations. Permanently restricted net assets increase when the Church receives contributions for which donor-imposed restrictions limiting the Church's use of an asset for its economic benefits neither expire with the passage of time nor can be removed by the Church meeting certain requirements. The Church had no permanently restricted net assets at December 31, 2010.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include useful lives of property and equipment, value of donated services and materials, fair value of investments in real estate and allocation of expenses to programs. In addition, the historical cost of the West Seattle satellite property is based on management's estimate.

Cash

For purposes of the statement of cash flows, cash includes time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less which are not restricted by the donor to investment in property and equipment.

Buildings, Equipment, Improvements, and Depreciation

Buildings, equipment, and improvements purchases are stated at cost. Donated assets are stated at fair market value at date of receipt. Donated services that enhance non-financial assets are capitalized at fair market value at the date the services are provided. Depreciation is provided by use of the straight-line method over the estimated useful lives of the related assets ranging from five to fifteen years for equipment and thirty to forty years for buildings and improvements. All acquisitions of property and equipment in excess of $500 and all expenditures for repairs, maintenance, renewals, and betterments that materially prolong the useful lives of assets are capitalized. Depreciation expense for the year ended December 31, 2010 was $781,531.

Marketable Equity Securities

In accordance with generally accepted accounting principles, the Church reports its investments at market value determined using published quotes as of the close of business. Unrealized gains and losses are included in the statement of activities as increases or decreases in unrestricted net assets unless the use of the assets received is limited by donor-imposed restrictions. Donor-restricted investment income is reported as an increase in temporarily restricted net assets or permanently restricted net assets, depending on the type of restriction. Gains or losses upon disposition of securities are based on the net proceeds and the adjusted stated amount of the securities sold, using

7

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2010

the specific-identification method. At December 31, 2010, unrestricted marketable securities were $0 and restricted marketable securities were $5,193.

Investments
The Church reports its investments at market value determined using published quotes as of the close of business. Unrealized gains and losses are included in the statement of activities as increases or decreases in unrestricted net assets unless the use of the assets received is limited by donor-imposed restrictions.

Gains or losses upon disposition of securities are based on the net proceeds and the adjusted stated amount of the securities sold, using the specific-identification method.

Deferred Financing Costs
Expenses associated with the origination of the construction loan and refinance of a mortgage loan were capitalized in December 2007 and will be amortized over the term of the loan. For 2010, the amount of amortization was $52,830.

Accrued Compensated Absences
Employees are entitled to paid vacation depending upon job classification, length of service, or other factors. Eastridge Church accrues vacation time earned but not paid as of the end of the year.

Federal Income Tax
The Church is exempt from federal income tax under Internal Revenue Code Section 501(c)(3) except to the extent of unrelated business taxable income, if any.

Contributions Received
Contributions received are recorded as unrestricted, temporarily restricted, or permanently restricted support, depending on the existence and/or nature of any donor restrictions. Gifts received of long-lived assets, in the absence of donor-imposed use restrictions, are reported as unrestricted support.

Donor-restricted support is reported as an increase in temporarily or permanently restricted net assets, depending on the nature of the restriction. When a restriction expires (that is, when a stipulated time restriction ends or purpose restriction is accomplished), temporarily restricted net assets are reclassified to unrestricted net assets and reported in the Statement of Activities as net assets released from restrictions.

Donated Services and Property
The Church recognizes donated services that create or enhance nonfinancial assets. Donated services that require specialized skills, that are provided by individuals possessing those skills, and would typically need to be purchased if not provided by donation are also recognized. The most significant services donated have been related to the building project.

8

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2010

A large number of people have contributed significant amounts of time to the activities of the Church without compensation. The combined financial statements do not reflect the value of those contributed services because, although clearly substantial, the services do not meet the recognition criteria required by generally accepted accounting principles and no reliable basis exists for determining an appropriate value for those services.

Advertising Costs

Costs of advertising are charged to operations as they are incurred. Advertising expenses for the year ended December 31, 2010 were $69,173.

Note 2 - Concentrations

The Church maintains cash balances at financial institutions which are insured by the National Credit Union Administration up to $250,000. The Church's uninsured cash balances totaled $590,607 as of the year ended December 31, 2010. Management has considered the financial condition of the financial institutions and believes the level of credit risk is acceptable.

Note 3 - Fair Value Measurements

	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Unrealized Gain (Loss) Recognized
Marketable securities	$ 5,193	$ 5,193	$ 0	$ 0	$ (153)
Real estate, held for sale	$ 284,000	$ 0	$ 284,000	$ 0	$ (44,000)
Total assets	$ 289,193	$ 5,193	$ 284,000	$ 0	$ (44,153)

Generally accepted accounting principles require disclosures about the methods used in determining the fair value of non-financial assets that are valued on a recurring basis. Marketable securities are valued based on market prices published on December 31, 2010. Real estate values are largely dependent on individual factors specific to the property, including location, condition, the existence of competing properties as well as the availability of financing. Consequently, an appraisal or combination of other observable inputs including tax assessments or comparable sales (Level 2 Inputs) are used to value individual real properties. The Church has no assets or liabilities that are

9

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2010

valued using Level 3 Inputs.

Note 4 - Notes Payable

Notes payable consist of the following:

Note payable with monthly interest only payments at a rate of 6.75% from January 2008 through March 2010. Beginning April 2010 the note was payable in monthly installments equal to $43,014 which includes interest at 6.75% until maturity on December 1, 2012. The note is secured by property of the Church.	$ 6,595,928
Construction note payable with monthly interest only payments at a rate of 6.75% from January 2008 through March 2011. Beginning April 2011, the note is payable in monthly principal and interest payments of $107,094 which includes interest at 6.75% until maturity on December 10, 2012. The note is secured by property of the Church.	16,500,000
	23,095,928
Less Current Portion	(203,968)
Notes Payable--Long-Term	$ 22,891,960

Principal payments required for the next five years ending December 31 are as follows:

2011	$ 203,968
2012	22,891,960
2013	0
2014	0
2015	0
Subsequent years	0
	$ 23,095,928

10

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2010

Note 5 - Leases

Operating Leases

Personal property is leased under operating leases expiring in various years through 2014. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2010 for each of the next five years and in the aggregate are:

Years ending December 31,	Amount
2011	$ 41,295
2012	41,295
2013	39,731
2014	6,437
2015	0
Subsequent to fiscal 2015	0
Total minimum future rental payments	$ 128,758

Operating lease payments included in expense for the year ended December 31, 2010 were $40,613. Certain operating leases provide for renewal options for periods from one to five years at their fair rental value at the time of renewal. In the normal course of business, operating leases are generally renewed or replaced by other leases.

Note 6 - Allocation of Expenses

Directly identifiable program expenses are charged to programs. Since personnel, interest, and facilities expenses pertain to both programs and administration, these have been allocated based upon time spent by staff and facilities usage.

Note 7 - Supplemental Cash Flow Information

Interest and finance costs paid	$ 1,533,541
Interest capitalized	205,172
Interest and finance costs expense	1,389,565

Note 8 - Capital Campaign

The Church regularly organizes capital campaigns to raise funds for specific purposes. During the Church's capital fundraising campaign, Breakthrough, the congregation was asked to complete commitment cards indicating their desire to give to the Church over a three year period beginning March 2007. Commitments totaled approximately $15,500,000. These commitments reflect intentions to give and are not legally enforceable and thus have not been recorded as unconditional promises to give. Since inception of the campaign through December 31, 2010, the total payments

11

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2010

received toward these commitments were approximately $8,617,000. In March 2010 the Church began another campaign entitled Living the Difference. Commitments totaled approximately $2,567,000 and total payments received through December 31, 2010 were approximately $941,000. The nature of these commitments are essentially the same as the prior campaign and therefore are accounted for the same. The campaign is scheduled to conclude in March 2011.

Note 9 - Line of Credit

The Church entered into a line of credit for $500,000 with a financial institution on March 18, 2009 and renewed the agreement on March 18, 2010. The renewed agreement matures on April 10, 2011 with a provision for renewal based on the discretion of the lender. As of December 31, 2010, the balance was $202,410. The line of credit bears interest at the prime rate plus 1% but under no circumstances will the interest rate be less than 5%. This loan is secured by deposit accounts, equipment, investments, and other assets with the exception of real property.

Note 10 - Retirement Plan

The Church participates in the Assemblies of God Ministers Benefit Association 403(b) retirement plan. The plan provides for employee elective salary deferrals and employer contributions. For the year ended December 31, 2010, the amount of retirement plan expense representing contributions made by the Church, not through salary reduction agreements, was $13,397.

Note 11 - Subsequent Events

Management considered and found no subsequent events requiring disclosure or recognition in the financial statements occurring after the balance sheet date until February 14, 2011, the date the financials were available to be issued.

12

eastridge church

Combined Financial Statements

December 31, 2011

CONTENTS

	Page
INDEPENDENT AUDITOR'S REPORT	1
FINANCIAL STATEMENTS	
Combined Statement of Financial Position	2 - 3
Combined Statement of Activities	4
Combined Statement of Cash Flows	5
Notes to Combined Financial Statements	6 - 11

BATTERSHELL & NICHOLS
A PROFESSIONAL SERVICE CORPORATION

INDEPENDENT AUDITOR'S REPORT

To the Board of Deacons
Eastridge Church
Issaquah, Washington

We have audited the accompanying combined statement of financial position of Eastridge Church (the Church), a not for profit corporation, as of December 31, 2011 and the related statements of activities and cash flows for the year then ended. These financial statements are the responsibility of the Church's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Eastridge Church as of December 31, 2011 and the changes in its net assets and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

Battershell & Nichols

Puyallup, Washington
February 13, 2012

Eastridge Church
Combined Statement of Financial Position
December 31, 2011

Assets

Current Assets	
Cash	$ 748,693
Cash restricted by donors for programs and activities	(107,636)
Cash available for current operations	641,057
Prepaid expenses	25,745
Other current receivables	5,010
Cash restricted by donors for programs and activities	107,636
Cash restricted by financial institution covenant	500,000
Total Current Assets	1,279,448
Property and Equipment	
Furniture and equipment	2,078,292
Buildings	26,956,099
Land and improvements	6,090,000
	35,124,391
Accumulated depreciation	(3,831,171)
Total Property and Equipment	31,293,220
Other Assets	
Deferred financing costs, net of amortization of $216,321	52,830
Real estate held for sale	131,133
Real estate held for sale, received as donations	175,000
Total Other Assets	358,963
Total Assets	$ 32,931,631

See accompanying notes.

2

Eastridge Church
Combined Statement of Financial Position
December 31, 2011

Liabilities and Net Assets

Current Liabilities	
Accounts payable	$ 116,897
Accrued payroll and taxes	134,053
Interest payable	83,175
Current portion of long-term debt	22,913,688
Total Current Liabilities	23,247,813
Long-Term Debt	
Notes payable	22,913,688
Current portion of long-term debt	(22,913,688)
Total Long-Term Debt	0
Total Liabilities	23,247,813
Net Assets	
Unrestricted Net Assets:	
Undesignated	9,544,926
Board designated for missions	29,923
Total Unrestricted Net Assets	9,574,849
Temporarily Restricted Net Assets Restricted for:	
Missions purposes	52,765
Community outreach and other purposes	52,424
Campaign purposes	3,780
Total Temporarily Restricted Net Assets	108,969
Total Net Assets	9,683,818
Total Liabilities and Net Assets	$ 32,931,631

See accompanying notes.

3

Eastridge Church
Combined Statement of Activities
For the Year Ended December 31, 2011

Change in Unrestricted Net Assets	
Revenue and Support	
Tithes and offerings	$ 3,075,848
Tithes and offerings - West Seattle	153,416
Children's ministry	34,958
Youth ministry	48,091
Adult ministry	84,110
Jammin' Cafe	84,935
Eastridge School	233,187
Eastridge Childcare and Learning Center	337,478
Rental income	41,250
Other income	89,460
Total Revenue and Support	4,182,733
Net assets released from restrictions	1,720,055
Total Unrestricted Revenue, Support, and Net Assets Released from Restrictions	5,902,788
Expenses	
West Seattle campus	128,326
Worship and arts ministry	148,672
Missions ministry	387,118
Children's ministry	121,962
Youth ministry	89,866
Adult ministry	116,160
Jammin' Cafe	80,743
Community outreach	47,478
Eastridge School	167,774
Eastridge Childcare and Learning Center	267,723
Physical plant costs allocated to programs	1,506,473
Pastoral and other personnel costs allocated to programs	445,637
Interest and other borrowing costs allocated to programs	1,469,413
Other programs	40,005
Total Programs	5,017,350
Administration, general and physical plant	770,646
Fundraising costs	35,077
Interest and other borrowing costs not allocated to programs	139,784
Total Expenses Not Allocated to Programs	945,507
Total Expenses	5,962,857
(Decrease) in Unrestricted Net Assets	(60,069)
Temporarily Restricted Net Assets	
Greater Things and other campaign donations	1,125,017
Missions donations	421,203
Community outreach and other purposes donations	66,659
Unrealized loss on real estate held for sale	(109,000)
Net assets released from restrictions	(1,720,055)
(Decrease) in Temporarily Restricted Net Assets	(216,176)
(Decrease) in Net Assets	(276,245)
Net Assets, Beginning of Year	9,960,063
Net Assets, End of Year	$ 9,683,818

See accompanying notes.

4

Eastridge Church
Combined Statement of Cash Flows
For the Year Ended December 31, 2011

Cash Flows Provided (Used) by Operating Activities:		
(Decrease) in Total Net Assets	$	(276,245)
Adjustments to Reconcile (Decrease) in Total Net Assets to Cash Provided by Operating Activities:		
Depreciation		873,501
Amortization of deferred financing costs		52,830
Unrealized loss on real estate held for sale		109,000
Changes in Assets and Liabilities:		
Decrease in Marketable securities		5,193
(Increase) in Prepaid expenses		(1,282)
(Increase) in Other current receivables		(1,089)
Increase in Accounts payable		60,640
Increase in Accrued payroll and taxes		29,016
(Decrease) in Interest payable		(38,260)
Total Adjustments		1,089,549
Net Cash Flows Provided by Operating Activities		813,304
Cash Flows Provided (Used) by Investing Activities		
Purchases of property and equipment		(20,570)
Change in cash balances restricted by donors		(71,723)
Net Cash Flows (Used) by Investing Activities		(92,293)
Cash Flows Provided (Used) by Financing Activities		
Payments on long-term debt		(182,240)
Proceeds from short-term debt		75,000
Payments on short-term debt		(277,409)
Net Cash Flows (Used) by Financing Activities		(384,649)
Net Increase in Cash		336,362
Cash - January 1, 2011		304,695
Cash - December 31, 2011	$	641,057

See accompanying notes.

5

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2011

Note 1 - Nature of Activities and Summary of Significant Accounting Policies

Nature of Activities and Basis of Combination

To meet this purpose, the Church focuses its efforts to motivate and train its people to make disciples from among its family, friends, and acquaintances in the Issaquah Plateau area and from the I-90 corridor to the ends of the earth. Eastridge Church is primarily supported with voluntary offerings from its members and friends. The Church also operates a school and childcare center serving the greater Issaquah community.

Basis of Accounting

The Church presents financial statements in accordance with accounting principles generally accepted in the United States of America. This basis of accounting involves the application of accrual accounting; consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred.

Basis of Presentation

The Church presents financial statements in accordance with generally accepted accounting principles, which require the Church to report information regarding its financial position and activities according to three classes of net assets: unrestricted net assets, temporarily restricted net assets, and permanently restricted net assets.

Unrestricted net assets - Net assets that are not subject to donor-imposed stipulations. This category also includes temporarily restricted gifts that are received and used in the same year and generally are not significant to the overall financial statements.

Temporarily restricted net assets - Net assets subject to donor-imposed stipulations that may or will be met either by actions of the Church and/or the passage of time.

Permanently restricted net assets - Permanently restricted net assets must be maintained by the Church in perpetuity, the income of which is expendable for operations. Permanently restricted net assets increase when the Church receives contributions for which donor-imposed restrictions limiting the Church's use of an asset for its economic benefits neither expire with the passage of time nor can be removed by the Church meeting certain requirements. The Church had no permanently restricted net assets at December 31, 2011.

6

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2011

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates. Significant estimates include useful lives of property and equipment, value of donated services and materials, fair value of investments in real estate and allocation of expenses to programs. In addition, the historical cost of the West Seattle property is based on management's estimate.

Cash

For purposes of the statement of cash flows, cash includes time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of three months or less which are not restricted by the donor to investment in property and equipment.

Buildings, Equipment, Improvements, and Depreciation

Buildings, equipment, and improvements purchases are stated at cost. Donated assets are stated at fair market value at date of receipt. Donated services that enhance non-financial assets are capitalized at fair market value at the date the services are provided. Depreciation is provided by use of the straight-line method over the estimated useful lives of the related assets ranging from five to fifteen years for equipment and thirty to forty years for buildings and improvements. All acquisitions of property and equipment in excess of $1,000 and all expenditures for repairs, maintenance, renewals, and betterments that materially prolong the useful lives of assets are capitalized. Depreciation expense for the year ended December 31, 2011 was $873,501.

Deferred Financing Costs

Expenses associated with the origination of the construction loan and refinance of a mortgage loan were capitalized in December 2007 and will be amortized over the term of the loan. For 2011, the amount of amortization was $52,830.

Accrued Compensated Absences

Employees are entitled to paid vacation depending upon job classification, length of service, or other factors. Eastridge Church accrues vacation time earned but not paid as of the end of the year.

Federal Income Tax

The Church is exempt from federal income tax under Internal Revenue Code Section 501(c)(3) except to the extent of unrelated business taxable income, if any.

Contributions Received

Contributions received are recorded as unrestricted, temporarily restricted, or permanently restricted support, depending on the existence and/or nature of any donor restrictions. Gifts received of long-lived assets, in the absence of donor-imposed use restrictions, are reported as unrestricted support. Restricted contributions received and spent in the same period are reported as unrestricted gifts unless related to a significant campaign or special fund where it is likely that a balance will remain at year end.

Donor-restricted support is reported as an increase in temporarily or permanently restricted net

7

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2011

assets, depending on the nature of the restriction. When a restriction expires (that is, when a stipulated time restriction ends or purpose restriction is accomplished), temporarily restricted net assets are reclassified to unrestricted net assets and reported in the Statement of Activities as net assets released from restrictions.

Donated Services and Property

The Church recognizes donated services that create or enhance nonfinancial assets. Donated services that require specialized skills, that are provided by individuals possessing those skills, and would typically need to be purchased if not provided by donation are also recognized. The most significant services donated have been related to the building project.

Numerous people have contributed significant amounts of time to the activities of the Church without compensation. The combined financial statements do not reflect the value of those contributed services because, although clearly substantial, the services do not meet the recognition criteria required by generally accepted accounting principles and no reliable basis exists for determining an appropriate value for those services.

Advertising Costs

Costs of advertising are charged to operations as they are incurred. Advertising expenses for the year ended December 31, 2011 were $33,279.

Note 2 - Concentrations

The Church maintains cash balances at financial institutions which are insured by the National Credit Union Administration up to $250,000. The Church's uninsured cash balances totaled $998,693 as of the year ended December 31, 2011.

Note 3 - Fair Value Measurements

	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Unrealized Gain (Loss) Recognized
Real estate, held for sale	$ 175,000	$ 0	$ 175,000	$ 0	$ (109,000)
Total assets	$ 175,000	$ 0	$ 175,000	$ 0	$ (109,000)

Generally accepted accounting principles require disclosures about the methods used in determining the fair value of non-financial assets that are valued on a recurring basis. Real estate values are largely dependent on individual factors specific to the property, including location, condition, and the existence of competing properties as well as the availability of financing.

8

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2011

Consequently, an appraisal, recent offers, or combination of other observable inputs including tax assessments or comparable sales (Level 2 Inputs) are used to value individual real properties. The Church has no assets or liabilities that are valued using Level 3 Inputs.

Note 4 - Notes Payable

Notes payable consist of the following:

Note payable with monthly interest only payments at a rate of 6.75% from January 2008 through March 2010. Beginning April 2010 the note was payable in monthly installments equal to $43,014 which includes interest at 6.75% until maturity on December 1, 2012. Management expects to refinance this loan prior to, or at maturity. The note is secured by property of the Church.	$ 6,525,185
Construction note payable with monthly interest only payments at a rate of 6.75% from January 2008 through March 2011. Beginning April 2011, the note was payable in monthly principal and interest payments of $107,094 which includes interest at 6.75% until maturity on December 10, 2012. Management expects to refinance this loan prior to, or at maturity. The note is secured by property of the Church.	16,388,503
	22,913,688
Less Current Portion	(22,913,688)
Notes Payable--Long-Term	$ 0

Principal payments required for the next five years ending December 31 are as follows:

2012	$ 22,913,688
2013	0
2014	0
2015	0
2016	0
Subsequent years	0
	$ 22,913,688

9

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2011

Note 5 - Leases

Capital Leases

The Church entered into a lease agreement for office equipment in December 2011 which will expire in March 2017. The assets and liabilities under capital leases will be recorded at the lower of present value of the minimum lease payments or the fair value of the leased asset. The assets will be amortized over the lesser of their related lease terms or their estimated productive lives. Amortization (or depreciation) of assets under capital leases will be included in depreciation expense. Interest rates on capitalized leases will be based on the lessor's implicit rate of return. Monthly lease payments of $3,075, including executory and maintenance costs of $1,026, will begin in April 2012 and end in March 2017. The equipment was not placed in service until after December 31, 2011. Consequently, no asset or liability is recorded at year end.

Operating Leases

Personal property is leased under operating leases expiring in various years through 2013. Minimum future rental payments under non-cancelable operating leases having remaining terms in excess of one year as of December 31, 2011 for each of the next five years and in the aggregate are:

Years ending December 31,	Amount
2012	$ 2,681
2013	1,117
2014	0
2015	0
2016	0
Subsequent to fiscal 2016	0
Total minimum future rental payments	$ 3,798

Note 6 - Allocation of Expenses

Directly identifiable program expenses are charged to programs. Since personnel, interest, and facilities expenses pertain to both programs and administration, these have been allocated based upon time spent by staff and facilities usage.

Note 7 - Supplemental Cash Flow Information

Interest and finance costs paid	$ 1,594,627
Interest and finance costs expense	1,609,197

Note 8 - Fundraising Campaign

The Church previously organized campaigns to raise funds for specific purposes. During the Church's fundraising campaign, *Living the Difference*, the congregation was asked to complete commitment cards indicating their desire to give to the Church over a one year period beginning

10

Eastridge Church
Notes to Combined Financial Statements
For the year ended December 31, 2011

March 2010. Commitments totaled approximately $2,567,000. These commitments reflected intentions to give and were not legally enforceable and thus were not recorded as unconditional promises to give. Since inception of the campaign through December 31, 2011, the total payments received toward these commitments were approximately $1,115,000. In March 2011 the Church concluded the *Living the Difference* campaign and began another campaign entitled *Greater Things*. Commitments totaled approximately $1,906,000 and total payments received through December 31, 2011 were approximately $1,159,000. The nature of these commitments were essentially the same as the prior campaign and therefore were accounted for the same. The campaign is scheduled to conclude in March 2012.

Note 9 - Line of Credit

The Church maintained a line of credit for $500,000 with a financial institution. The line of credit matured on April 10, 2011. The Church paid the remaining balance in full and closed the line at that time.

Note 10 - Retirement Plan

The Church participates in the Assemblies of God Ministers Benefit Association 403(b) retirement plan. The plan provides for employee elective salary deferrals and employer contributions. For the year ended December 31, 2011, the amount of retirement plan expense representing contributions made by the Church, not through salary reduction agreements, was $17,862.

Note 11 - Subsequent Events

Management considered and found no subsequent events requiring disclosure or recognition in the financial statements occurring after the balance sheet date until February 13, 2012, the date the financials were available to be issued.

11

EXHIBIT 4

SAMPLE BORROWER LOAN DOCUMENTS

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Loan Agreement”) is made this ___ day of ___________, 2012 by and between Semble, Inc., a Nevada corporation, having its principal office at 188 106th Avenue NE, Suite 650, Bellevue, WA 98004 (the “Lender”), and Eastridge Christian Assembly, a Washington non-profit corporation, having its principal office at 24205 SE Issaquah-Fall City Road, Issaquah, WA 98029 (the “Borrower”).

RECITALS

A.

Borrower owns the certain real properties legally described in Exhibit A hereto (collectively the “Property”).

B.

Borrower has a mortgage loan with Evangelical Christian Credit Union with a principal balance of approximately $23,000,000 (“ECCU Loan”).

C.

Lender and Borrower wish to enter into an agreement whereby (1) Lender will loan up to Eight Million and 00/100 Dollars ($8,000,000.00) to Borrower (the “Lender Loan”) to be used in connection with the use of proceeds schedule attached hereto as Schedule 1 (the “Loan and Use of Proceeds Schedule”).

AGREEMENT

THEREFORE, in consideration of the covenants made in this Loan Agreement and in the attachments hereto, the parties agree as follows:

1.

Promissory Note.  Subject to the provisions of this Loan Agreement, Lender agrees to lend Borrower up to a maximum of Eight Million and 00/100 Dollars ($8,000,000.00), which shall be evidenced by a promissory note, a copy of which is attached as Exhibit B (“Note”).  The amounts actually advanced on the Note shall be referred to as the “Loan.”  Borrower shall use the Loan proceeds to (i) reduce the principal amount of the ECCU Loan and (ii) cover refinancing costs.

2.

Deed of Trust.  As security for the Loan, Borrower shall execute a deed of trust in the form attached as Exhibit C, pledging the Property as collateral (“Deed of Trust”).  The Deed of Trust shall be recorded concurrent with Closing of the Lender Loan.  This Loan Agreement, the Note and the Deed of Trust are referred to herein collectively as the “Loan Documents”.

3.

Initial and Annual Loan Fees.  Borrower agrees to pay to Lender for all costs and expenses incurred by Lender in connection with preparation and execution of the Loan Documents and closing of the Loan, including, but not limited to the cost of recording, title insurance, escrow, transfer taxes (if any), mortgage taxes (if any), certified copies of instruments and attorney fees and costs (“Initial Loan Fee”).  The entire balance of the Initial Loan Fee shall be paid in full concurrent with Closing of the Lender Loan.  In addition, Borrower agrees to pay to Lender an annualized servicing fee (“Servicing Fee”) equal to 0.15% of the outstanding principal balance of the Lender Loan to offset Lender’s ongoing operating expenses associated with the Lender Loan (beginning concurrent with the date this Agreement is signed) which include, but are not limited to, (i) monthly loan serving services, (ii) third party legal, accounting and tax preparation expenses for investors providing the capital for the Lender Loan, (iii) banking and third-party indenture trustee costs (collectively the “Expenses”).  Borrower shall pay the Servicing Fee to Lender as part of the monthly installment payment on the Lender Loan.  All of the foregoing costs and expenses are referred to collectively as the “Loan Expenses.”

4.

Right to Make Payments.  If mechanics liens or orders or assignments of contract are filed against the Property during the term of this Loan Agreement, Lender may pay and satisfy them.  If any taxes, assessments, sewer rents or water rates charged against the Property are not paid when due, Lender may pay them.  Payments made by Lender under this paragraph are added to the balance of the Note and secured by the Deed of Trust as if they were installments paid to Borrower.  Notwithstanding the foregoing, nothing in this paragraph shall be construed to create an obligation for Lender to make such payments.

5.

Conditions to Closing.  The obligation of Lender to make the Loan hereunder is subject to the fulfillment, to Lender’s satisfaction, by or on behalf of Borrower of the conditions set forth in this Section 5 on or before the Closing Date or the date of any subsequent advance of the Loan.  All documents and instruments referred to below or in any other such written instrument must be acceptable to Lender in form and content.  If Lender disburses funds without requiring the satisfaction of each of the foregoing conditions, Borrower’s obligation to meet the unsatisfied conditions shall not be deemed waived (unless specifically waived in writing by Lender) and Lender may require compliance with each of such conditions before further Loan proceeds, if any, are disbursed.

a.

Loan Documents.  All Loan Documents shall have been executed and delivered to Lender by Borrower and such other persons or entities as Lender may require and the Deeds of Trust shall have been duly recorded in the real property records the county in which the Property is situated.

b.

Loan Expenses.  Borrower shall have paid to Lender the Loan Expenses incurred as of the Closing Date or the date of any subsequent advance.

c.

UCC Searches.  Lender shall have received current uniform commercial code searches covering Borrower and such other persons and entities as Lender may require, and such searches reveal no filings related to or which could relate to the Property.

d.

Title Insurance.  Lender shall have received an ALTA standard coverage lender’s policy of title insurance (the “Title Policy”) from Chicago Title Company (or such other title insurance company as is acceptable to Lender, the “Title Company”) in an amount not less than the amount of the Loan, insuring the Deed of Trust as a lien on Borrower’s interest in the Property and reflecting liens, encumbrances and other exceptions to title reasonably acceptable to Lender.  The Title Policy shall contain such title insurance endorsements and reinsurance or coinsurance agreements as Lender may reasonably require.

e.

Litigation.  There shall be no litigation pending against Borrower, which in Lender’s opinion could or does affect Borrower’s ability to perform all of its obligations under the Loan Documents.

f.

No Condemnation.  There shall be no eminent domain or condemnation proceeding pending or threatened against the Property.  This condition shall be deemed satisfied if Lender has received condemnation proceeds or a cash deposit from Borrower sufficient in Lender’s judgment to pay the cost of all repairs necessary as a result of the condemnation and any related costs or expenses.

g.

Property Conditions.  The Property shall be in the same or better condition as it was upon execution of the Lender Loan and there shall be no casualty or damage to the Property, which in Lender’s opinion, impairs Lender’s security for repayment of the amounts owed under the Note and Loan Agreement and secured by the Deed of Trust.

h.

Other Conditions.  All other conditions or obligations under the Loan Documents to be complied with prior to the closing and funding of the Loan, shall have been complied with, and all of the representations and warranties of Borrower in the Loan Documents shall be true and correct in all material aspects.

6.

Borrower's Representations and Warranties.  Borrower represents and warrants to Lender that (i) the following are true as of this date, and shall remain true, and (ii) Borrower shall comply with all of its obligations under this Section 6, so long as any amount is still outstanding under the Note or the Loan Documents:

a.

Legal Standing.  Borrower is duly organized and validly existing under the laws of the State of Washington and is qualified to do business in the State of Washington.  Borrower is not a “foreign person” within the meaning of Section 1445 and 7701 or the Internal Revenue Code.

b.

Authority.  Borrower has the power to enter into and perform its obligations under the Loan Documents and Borrower has duly authorized the person signing the Loan Documents to do so.

c.

Binding Agreement.  The Loan Documents constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

d.

No Default.  Borrower’s execution and performance of its obligations under the Loan Documents will not violate any agreement or instrument by which Borrower is bound, and will not result in a default under any such agreement or in the imposition of any lien or encumbrance upon any of Borrower’s assets except as created by the Loan Documents.

e.

Title.  Upon Closing, Borrower will have marketable title to the Property, free of any security interest, lien, or other encumbrances, except as evidenced in the Title Policy or the Loan Documents or as specifically disclosed in writing to Lender.

f.

Insurance.  Borrower has and will maintain property insurance on the Property, liability insurance with respect to its business and other insurance in accordance with the requirements of the Deed of Trust.  Borrower shall provide Lender with verification of this insurance coverage and shall name Lender as an additional named insured on all Borrower insurance policies.

g.

Hazardous Waste.  To the best of Borrower’s knowledge (1) there are no Hazardous Substances (as defined below) currently located in, on, or under the Property in a manner or quantity that presently violates any Environmental Law (as defined below), (2) there are no underground storage tanks located on the Property; and (3) there is no pending or threatened investigation or remedial action by any governmental agency regarding the release of Hazardous Substances or the violation of Environmental Laws at the Property.

The term “Hazardous Substances” shall mean any substance or material now or hereafter defined or regulated as a hazardous substance, hazardous waste, toxic substance, pollutant, or contaminant under any federal, state or local law, regulation, or ordinance (“Environmental Law”) governing any substance that could cause actual or suspected harm to human health or the environment.  The term “Hazardous Substances” specifically includes, but is not limited to, petroleum, petroleum by-products, and asbestos.

7.

Borrower’s Affirmative Covenants.  So long as the Borrower shall have obligations under the Loan Documents and, until payment in full of each Loan and performance of all other obligations of Borrower hereunder, Borrower will, unless Lender shall otherwise consent in writing:

a.

Preservation of Existence, Etc.  Maintain its existence as a nonprofit corporation qualified to do business in the State of Washington.

b.

Compliance with Laws.  Comply with all material laws, statutes, ordinances, regulations, covenants, conditions and restrictions now or hereafter affecting Borrower or the operations thereof, and it will not commit, suffer or permit any act to be done in violation of any law, ordinance or regulation, except, in each case, where such noncompliance or act would not have a material adverse effect upon Borrower’s assets, operations or financial condition.

c.

Payment of Taxes.  File or caused to be filed all federal, state and local tax returns or information returns which are required to be filed with respect to Borrower and pay or cause to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due and payable other than those payable without penalty or interest; provided, however, Borrower shall not have to pay any such taxes so long as Borrower shall contest, in good faith and at its cost and expense, in its own name and behalf, the amount or validity thereof, in an appropriate manner or by appropriate proceedings; and provided, further, that each such contest must operate during the pendency thereof to prevent the collection of or other realization upon such tax, and to prevent the sale, forfeiture, or loss of its property or any part thereof.

d.

Inspection Rights.  Permit Lender or its duly authorized representatives and agents (i) access (wherever regularly located) during normal business hours, upon reasonable advance notice, to the books and records of Borrower, and to make such books and records available for audit, inspection and copying, at reasonable times, upon reasonable advance notice and under reasonable conditions to Lender and its duly authorized representatives and (ii) to discuss the affairs, finances, and accounts of Borrower with appropriate officers of Borrower and its respective representatives and agents.

e.

Keeping of Books.  Keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of Borrower in accordance with GAAP consistently applied.

f.

Insurance.  Maintain or cause to be maintained, with insurance companies, insurance of such type, against such risks and in such amounts and with deductions as are consistent with coverage as are customarily carried by organizations similar to that of Borrower, which insurance shall include property damage, fire and extended coverage, general liability and property damage liability insurance; Lender will be named an additional insured under all such policies.  Borrower shall at all times also maintain worker’s compensation coverage as required by the laws of the State of Washington.

g.

Financial Statements and Other Reports.  Furnish to Lender its financial statements, whether audited or unaudited, as of the end of each of its fiscal year and for the fiscal year ended on such date, and promptly upon the request of Lender, such other information regarding the financial position, results of operations, business or prospects of Borrower, as such party may reasonably request from time to time.

h.

Notice of Certain Events.  Provide Lender notice:

(i)

promptly in writing of the occurrence of any Event of Default or any event which, with the passage of time or service of notice, or both, would constitute an Event of Default, specifying the nature and period of existence of such event and the actions being taken or proposed to be taken with respect thereto;

(ii)

promptly in writing of the occurrence of any “default,” “loan agreement default,” or “event of default” or any event which, with the passage of time or service of notice, or both, would constitute a “default,” “loan agreement default,” or “event of default,” specifying the nature and period of existence of such event and the actions being taken or proposed to be taken with respect thereto;

(iii)

promptly in writing of the occurrence of the filing of any petition in bankruptcy (or other commencement of a bankruptcy or similar proceeding) by or against Borrower, under the Bankruptcy Code, as amended, or under any other insolvency act or law, state or federal, now or hereafter existing; and

(iv)

of any significant adverse change since the latter of the date hereof or the date of the most recent notice given pursuant to this Section in the financial condition of Borrower within ten (10) days of the occurrence of the circumstances giving rise to the adverse change.

i.

Payment of Obligations. Pay when due all of its obligations and liabilities, except where the same are being contested in good faith by appropriate proceedings diligently prosecuted and, if so required by Lender, for which appropriate reserves for the accrual of same satisfactory to Lender are maintained.

j.

Additional Instruments.  Execute and deliver such additional instruments and to perform such additional acts as may be necessary, in the reasonable opinion of Lender, to carry out the intent of the Loan Documents or to perfect or give further assurances of any of the rights granted or provided for in the Loan Documents.

k.

Condition of Property.  Maintain and preserve the Property in a good and marketable condition, free from any Hazardous Substances and in compliance with all Environmental Laws.

8.

Borrower’s Negative Covenants. So long as Borrower shall have obligations under the Loan Documents and, until payment in full of each Loan and performance of all other obligations of Borrower hereunder, Borrower will not, unless Lender shall otherwise consent in writing:

a.

Dissolution, Merger, Sale of Assets.  Dissolve, sell or otherwise dispose of all or substantially all of its assets or consolidate with or merge into another corporation.

b.

Negative Pledges.  With the exception of the ECCU Loan, create, or permit the creation of, any pledge, lien, charge or other encumbrance upon the Property described in the Deed of Trust or other property of Borrower, without prior written consent of Lender.

c.

Debt.  Incur, create, assume or permit to exist any indebtedness except as contemplated by the Loan Documents or the ECCU Loan.

d.

Diversion of Funds for Unrelated Purposes.  Divert any substantial part of its corpus or income for a purpose or purposes other than those for which Borrower is organized and operated.

9.

Indemnification. Borrower agrees to pay for and indemnify, defend and hold harmless Lender and its Members for all damages, causes of action, claims, liens for materials, labor or services furnished to make improvements on the Property, judgments and liabilities (including attorney’s fees and costs) arising from or related to the Property and the operation of Borrower. Borrower shall defend against any action or proceeding brought against Lender and its Members on these liens or claims.  Lender and its Members shall not be liable to Borrower, or any person or entity claiming through Borrower, in connection with the Loan or the Loan Documents.

10.

Defaults.  Any of following shall constitute an “Event of Default”:

a.

Assignment of this Loan Agreement without prior written consent of Lender, which may be granted or withheld in Lender’s sole discretion.

b.

The improvements on the Property are, in the judgment of Lender, materially injured or destroyed by fire or other casualty and will not or cannot be restored or rebuilt through insurance proceeds or otherwise.

c.

A petition in bankruptcy is filed by or against Borrower; a receiver or trustee of Borrower’s property is appointed; Borrower files a petition for reorganization under any of the provisions of the Bankruptcy Act or of any other law; Borrower makes an assignment for the benefit of creditors, without Lender’s prior consent; or is judged insolvent by any state or federal court.

d.

Any material breach by any party under the terms set forth in the Lender Loan.

e.

Borrower breaches any other obligation in the Loan Documents, including the failure to make any required payment when due.

f.

The failure of any representation or warranty made by or on behalf of Borrower in connection with the Loan or the Loan Documents to be correct when made.

g.

A material adverse change in Borrower’s financial condition.

h.

Any event occurs which results in an adverse change in Borrower’s operations and financial condition which gives Lender reasonable grounds to believe that Borrower may not, or will be unable to, perform or observe in the normal course its obligations under any of the Loan Documents.

i.

Any default by Borrower under any other loan agreement with any third party.

11.

Remedies.  Upon an Event of Default, Lender may exercise any or all of the remedies available under the Loan Documents, or by law. Lender's remedies, after the occurrence of an Event of Default include, but are not limited to, the following:

a.

Lender's obligation to make any additional advances shall cease.

b.

At Lender’s option, all unpaid principal and accrued interest payable under the Note and this Loan Agreement shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which Borrower expressly waives.

c.

Lender may, in Lender’s sole discretion, continue to make additional advances without giving up or waiving any of its rights.

No remedy conferred upon or reserved to Lender under the Loan Documents, or at law or in equity shall be exclusive to any other remedy available to Lender, and, to the extent permitted by applicable law, all such remedies shall be cumulative and in addition to every other remedy available to Lender. Lender’s failure to take any of the actions available to it after the occurrence of an Event of Default shall not affect Lender’s right to later pursue any or all of its remedies against Borrower with regard to that Event of Default.  Lender’s waiver of its rights in regard to one Event of Default shall not affect Lender’s rights or remedies upon the occurrence of any later or other Event of Default.

12.

Modification.  This Loan Agreement cannot be changed or modified without the express written consent of the parties hereto.

13.

Effectiveness.  This Loan Agreement shall continue in full force and effect so long as Borrower remains obligated to Lender under this Loan Agreement or the Note.

14.

Assignment; Successors.  Lender may assign all or part of its interest under the Loan Documents to any person without affecting Borrower’s liability under the Loan Documents.  Lender shall notify Borrower of any such assignments.  Notwithstanding anything to the contrary herein, Borrower shall not assign its rights or interests under any of the Loan Documents to any person or entity without Lender’s prior written consent, which may be withheld in Lender’s sole and absolute discretion.  Subject to the foregoing, this Loan Agreement shall apply to and bind the parties’ successors and assigns.

15.

Attorneys’ Fees.  In the event that an attorney be employed or expense be incurred to compel payment of the Note or any portion thereof or in connection with any default by Borrower hereunder or under the Note, whether or not an action is commenced by Lender, Borrower promises to pay all such expense and attorneys’ fees, including but not limited to, attorneys’ fees incurred in any bankruptcy or judicial or non-judicial foreclosure proceedings.

16.

Notices.  Any notices required or permitted to be given under this Loan Agreement or any other Loan Document shall be given in writing, and shall be deemed given: (a) upon personal delivery; (b) upon receipt via certified mail, postage prepaid with return receipt; or (c) upon receipt when sent via any other form of delivery.  Notice shall be sent to the parties’ address set forth below its signature, or as the parties subsequently designate in writing.

17.

No Oral Agreements.  No oral agreement to waive or modify any term of the Note, this Loan Agreement, or any of the Loan Documents will be effective.

18.

Interpretation.  This Loan Agreement shall be given a fair and reasonable interpretation in accordance with the words contained in it without regard to whether a provision was drafted by one party or its counsel.

19.

Applicable Law.  This Loan Agreement shall be governed by, construed, and enforced under the laws of the state of Washington.  If a court of competent jurisdiction determines that any portion of this Loan Agreement is invalid or unenforceable, that determination shall not affect the validity or enforceability of the remaining provisions of this Loan Agreement.

20.

Counterparts; Facsimile.  This Loan Agreement may be executed in one or more counterpart, which together shall constitute one and the same instrument.  A party hereto may deliver an executed counterpart to the other party by facsimile or other electronic means of transmission and such transmission shall constitute delivery.  At the request of the other party, a party shall confirm execution of this Loan Agreement as so transmitted by delivering an original counterpart.

[Remainder of this page intentionally left blank.]

The parties have executed this Loan Agreement, effective as of the date set forth above.

Eastridge Christian Assembly,                          a Washington non-profit corporation,

___________________________________

By:  _______________________________

Its:  _______________________________

___________________________________

By:  _______________________________

Its:  _______________________________

Semble, Inc., a Nevada corporation, ___________________________________ By: Todd R. Tarbert, President ___________________________________ By: Chris Walcott, Treasurer

Address:	Address:

24205 SE Issaquah-Fall City Road Issaquah, WA 98029	188 106th Avenue NE, Suite 650 Bellevue, WA 98004

Exhibit A

(Legal Description)

BAAP S 51-12-53 W 562.01 FT & S 72-50-10 W 20.42 FT FR PT ON E LN OF NE 1/4 S 00-57-00 W 1113.14 FT FR NE COR TH CONT S 72-50-10 W 321.73 FT TH N 33-30-00 W 610.00 FT TH NELY ALG SELY MGN OF CO RD TAP N 00-57-00 E FR BEG TH S 00-57-00 W 964.50 FT TO BEG LESS POR FOR RD PER REC # 9808050409 + 411 "PORTION TAXABLE"

Exhibit B

PROMISSORY NOTE

FOR VALUE RECEIVED, on this __ day of ___________, 2012 (the “Effective Date”), Eastridge Christian Assembly, a Washington non-profit corporation (“Maker”') promises to pay to Semble, Inc., a Nevada corporation, or order, (“Holder”), at 188 106th Avenue NE, Suite 650, Bellevue, WA 98004, or such other place as Holder may designate in writing from time to time, the principal sum described below, plus interest on the unpaid balance owing hereunder, all as provided for in that Loan Agreement dated ________________ by and between Maker and Holder (“Loan Agreement”), pursuant to which this Note is issued, executed and delivered to Holder, on the terms and conditions set forth in this Note.  Capitalized terms not defined herein shall have the meanings set forth in the Loan Agreement.

1.

Principal Amount.  The total amount due and payable under this Promissory Note (“Note”) shall be up to Eight Million and 00/100 Dollars ($8,000,000.00).  The Principal amount shall be established as an obligation of Maker to Holder when it is disbursed by Holder to Maker as funds become available for disbursement.

2.

Interest.  The outstanding principal balance (including Loan Expenses and any other amounts owing under the Loan Agreement) shall accrue interest until paid in full at the rate of _____ percent (__%) per annum.  Interest shall be calculated at the loan rate divided by 365, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.  .

3.

Payment.  The entire unpaid principal balance (including Loan Expenses and any other amounts owing under the Loan Agreement), plus accrued interest, shall be due and payable five (5) years from the Effective Date of this Promissory Note. Maker shall make monthly Installment Payments of ______________ Thousand ______________ Hundred ____________ and 00/100 Dollars ($___________) with the first Installment Payment commencing one month from the Effective Date of this Promissory Note and thereafter on the same day of each and every subsequent month.  “Installment Payment” means the set monthly loan payment amount established at the onset of the loan and as adjusted in the event of a reduction in the principal amount of the Note.  Both principal and interest shall be payable in lawful money of the United States of America.

4.

Prepayment Rights.  Maker shall have the right to prepay this Note in whole at any time, and in part at any time and from time to time, without premium or penalty.  No partial prepayment shall, without Holder’s written consent, modify the amount of subsequent payments due hereunder.  Holder shall not be required to advance any principal prepaid or repaid hereunder.

5.

Events of Default.  The occurrence of any one or more of the following shall be an “Event of Default” under this Note:

a.

Maker fails to make any payment when due under the terms of this Note; or

b.

The occurrence of an Event of Default under the Loan Agreement.

c.

Any default by Maker under any other loan agreement with any third party.

6.

Remedies; Default Interest.  Upon an Event of Default, Holder shall provide to Maker written notice describing the default and the actions required to cure the default. If Maker fails to cure the default within 30 days following receipt of the written notice of default, Holder may declare the entire unpaid principal balance on this Note and all accrued interest thereon immediately due and payable, without notice.  Whether or not Holder exercises its option to accelerate, all amounts of principal and interest past due shall bear interest at the rate of eighteen percent (18%) per annum from and after the date of the Event of Default (“Default Rate”).  If Holder does not receive any payment within fifteen (15) days of the payment due date under this Note, Maker shall pay to Holder a late fee equal to five percent (5%) of the payment due but not timely paid.  The foregoing remedies shall be in addition to all other rights and remedies of Holder under the Loan Documents.

7.

Application of Payment.  Any payment made pursuant to this Note shall be applied first to Loan Expenses due and payable, then to other amounts due and payable under the Loan Agreement, then to fees payable under this Note, then to accrued interest,  and then to principal.

8.

No Waiver.  Failure to exercise any right contained in this Note by the Holder shall not constitute a waiver of the right to exercise such right in the event of any subsequent Default.  The obligations of the Maker under this Note are absolute, unconditional and irrevocable.  All payments required hereunder shall be made without any setoff, counterclaim, deduction or withholding whatsoever.  Time is of the essence of this Note and of each and every provision hereof.

9.

Severability / Governing Law.  In case one or more of the provisions contained in this Note shall for any reason be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other provisions of this Note, but this Note shall be construed as if such unenforceable, invalid or illegal provisions had not been contained herein or if it is equitable under the circumstances, such unenforceable, invalid or illegal provisions shall be reformed, amended and/or construed so as to be enforceable, valid or legal.  This Note shall be construed and given effect in accordance with the laws of the State of Washington.

10.

Collection Charges and Costs.  In the event the Holder pursues collection on this Note, whether or not suit is brought, to enforce this Note or to obtain a declaration of its rights hereunder, Maker shall pay reasonable attorneys’ fees, in addition to all costs and other expenses of such action.  Further, a collection fee of as much as five percent (5%) will be assessed to any amounts that are obtained through the collections process.  All such amounts shall be secured by the Deed of Trust.

11.

Waiver of Presentment. Maker hereby waives presentment, demand, notice of dishonor, protest and notice of non-payment and protest.

12.

Security.  This Note is secured by a Deed of Trust granted by Maker to Holder, as may be amended from time to time, upon the real property described therein.  Reference is made to such

Deed of Trust for further rights of acceleration of the indebtedness evidenced by this Note, and for further obligations of the parties hereto as to payment of taxes and insurance.  The parties further agree that upon nonpayment of any payment when due, or upon an Event of Default, Holder may exercise all rights pursuant to the Deed of Trust securing this Note and other applicable law.

13.

Due on Sale.   Upon the sale or attempted transfer of any real property subject to the Deed of Trust, this Note may become immediately due and payable, at Holder’s option, without further notice to Maker.

14.

Notices.  Any notice, request, or demand to or upon Holder or Maker shall be deemed to have been properly given or made when delivered in accordance with the Section 15 on “Notices” in the Loan Agreement.

 [INTENTIONALLY LEFT BLANK]

ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

MAKER:

Eastridge Christian Assembly,

a Washington Non-profit Corporation,

By:

Its:

______________________________________

By:

Its:

Accepted by:

HOLDER:

Semble, Inc.,

a Nevada corporation,

______________________________________

By:  Todd R. Tarbert, President

______________________________________

By:  Chris Walcott, Treasurer

Exhibit C

When recorded mail to: Semble, Inc. Loan Servicing Department 188 – 106th Avenue NE, Suite 650 Bellevue, Washington 98004

DEED OF TRUST

Grantor

Eastridge Christian Assembly

Grantee

Semble, Inc.

Trustee

Chicago Title Company

Assessor's property tax parcel(s)/account number(s)  [INSERT 1]

Abbreviated legal description  [INSERT 2]

Borrower Eastridge Christian Assembly 24205 SE Issaquah-Fall City Rd. Issaquah, WA 98029

Lender Semble, Inc. 188 – 106th Avenue NE, Suite 650 Bellevue, Washington 98004
Grantor Eastridge Christian Assembly 24205 SE Issaquah-Fall City Road Issaquah, WA 98029	Trustee ________________________ ________________________

THIS DEED OF TRUST IS DATED [DATE], among the borrower ("Borrower"), grantor ("Grantor"), lender ("Lender" or "Beneficiary"), and trustee ("Trustee") identified above.

CONVEYANCE AND GRANT.  For valuable consideration, Grantor conveys to Trustee in trust with power of sale, right of entry, and possession and for the benefit of Lender as Beneficiary all of Grantor's right, title, and interest in and to the real property described on Exhibit A attached hereto and incorporated by this reference, together with all existing or subsequently erected or affixed buildings, improvements, and fixtures, all easements, rights of way, and appurtenances, all water, water rights and ditch rights (including stock in utilities with ditch or irrigation rights), and all other rights, royalties, and profits relating to the real property, including without limitation all minerals, oil, gas, geothermal, and similar matters ("Real Property").  Grantor hereby assigns as security to Lender, all of Grantor's right, title, and interest in and to all future leases, Rents, and profits of the Property.  This assignment is to be recorded in accordance with RCW 65.08.070, and the lien created by this assignment is intended to be specific, perfected and choate upon the recording of this Deed of Trust.  Lender grants to Grantor a license to collect the Rents and profits, which license may be revoked at Lender's option and shall be automatically revoked upon acceleration of all or part of the Indebtedness.

THIS DEED OF TRUST IS INTENDED ALSO AS A FIXTURE FILING AND IS TO BE INDEXED NOT ONLY AS A DEED OF TRUST BUT ALSO AS A FIXTURE FILING.

DEFINITIONS.  The following words shall have the following meanings when used in this Deed of Trust.  Terms not otherwise defined in this Deed of Trust shall have the meanings attributed to such terms in the Uniform Commercial Code.  All references to dollar amounts shall mean amounts in lawful money of the United States of America.

Beneficiary.  The word "Beneficiary" means the beneficiary identified above and its successors and assigns.  Beneficiary is also referred to as Lender in this Deed of Trust.

Borrower.  The word "Borrower" means the borrower identified above.

Deed of Trust.  The words "Deed of Trust" mean this Deed of Trust among Grantor, Lender, and Trustee, and includes without limitation all assignment and security interest provisions relating to the Personal Property and Rents.

Grantor.  The word "Grantor" means the grantor identified above.

Guarantor.  The word "Guarantor" means and includes without limitation any and all guarantors, sureties, and accommodation parties in connection with the Indebtedness.

Improvements.  The word "Improvements" means and includes without limitation all existing and future improvements, fixtures, buildings, structures, additions and other construction on the Real Property.

Indebtedness.  The word "Indebtedness" means all principal and interest payable under the Note and any amounts expended or advanced by Lender to discharge obligations of Borrower or Grantor or expenses incurred by Trustee or Lender to enforce obligations of Borrower or Grantor under this Deed of Trust or any of the Related Documents, together with interest on such amounts as provided in the Note.

Lender.  The word "Lender" means the lender identified above and its successors and assigns.

Note.  The word "Note" means the Note dated on or about [DATE], in the principal amount of [LOAN AMOUNT] from Borrower to Lender, together with all renewals, extensions, modifications, refinancings, and substitutions for the Note.  The maturity date of the Note, if not sooner paid, is __________.

Personal Property.  The words "Personal Property" mean all equipment, fixtures, and other articles of personal property now or hereafter owned by Grantor, and now or hereafter attached or affixed to the Real Property, together with all accessions, parts, and additions to, all replacements of, and all substitutions for, any of such property, and together with all proceeds (including without limitation all insurance proceeds and refunds of premiums) from any sale or other disposition of the Property.

Property.  The word "Property" means collectively the Real Property and the Personal Property.

Real Property.  The words "Real Property" mean the property, interests, and rights described above in the "Conveyance and Grant" section.

Related Documents.  The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

Rents.  The word "Rents" means all present and future rents, revenues, income, issues, royalties, profits, and other benefits derived from the Property.

Trustee.  The word "Trustee" means the trustee identified above and any substitute or successor trustees.

THIS DEED OF TRUST, INCLUDING THE ASSIGNMENT OF RENTS AND THE SECURITY INTEREST IN THE RENTS AND PERSONAL PROPERTY, IS GIVEN TO SECURE (1) PAYMENT OF THE INDEBTEDNESS AND (2) PERFORMANCE OF ANY AND ALL OBLIGATIONS OF GRANTOR UNDER THE NOTE, THE RELATED DOCUMENTS, AND THIS DEED OF TRUST.  THIS DEED OF TRUST ARE GIVEN AND ACCEPTED ON THE FOLLOWING TERMS:

BORROWER'S WAIVERS AND RESPONSIBILITIES.  Except as otherwise required under this instrument or by applicable law, (a) Borrower agrees that Lender need not tell Borrower about any action or inaction Lender takes in connection with this instrument, (b) Borrower assumes the responsibility for being and keeping informed about the Property, and (c) Borrower waives any defenses that may arise because of any action or inaction of Lender, including without limitation any failure of Lender to realize upon the Property or any delay by Lender in realizing upon the Property, and Borrower agrees to remain liable under the Note no matter what action Lender takes or fails to take under this instrument.

GRANTOR'S WAIVERS.  Grantor waives all rights or defenses arising by reason of any "one action" or "anti-deficiency" law, or any other law that may prevent Lender from bringing any action against Grantor, including a claim for deficiency to the extent Lender is otherwise entitled to a claim for deficiency, before or after Lender's commencement or completion of any foreclosure action, either judicially or by exercise of a power of sale.  Grantor waives any defenses that may arise because of any action or inaction of Lender, including without limitation any failure of Lender to realize upon the Property or any delay by Lender in realizing upon the Property.  Grantor waives all requirements of presentment, protest, demand, and notice of dishonor or nonpayment to Grantor, Borrower, or any other party to the Indebtedness or the Property.  Lender may do any of the following with respect to any obligation of any Borrower, without first obtaining the written consent of Grantor (a) grant any extension of time for any payment, (b) grant any renewal, (c) permit any modification of payment terms or other terms, or (d) exchange or release any Property or other security.  No such act or failure to act shall affect Lender's rights against Grantor or the Property.  If now or hereafter (a) Borrower shall be or become insolvent and (b) the Indebtedness shall not at all times until paid be fully secured by collateral pledged for the Indebtedness, Grantor hereby forever waives and relinquishes in favor of Lender and Borrower and their respective successors any claim or right to payment Grantor may now have or hereafter have or acquire against Borrower, by subrogation or otherwise, so that at no time shall Grantor be or become a "creditor" of Borrower within the meaning of 11 USC Section 547(b) or any successor provision of the federal bankruptcy laws.

GRANTOR'S REPRESENTATIONS AND WARRANTIES.  Grantor warrants that Grantor has the full power and right to enter into this Deed of Trust and to hypothecate the Property for the Indebtedness.  Grantor is granting this instrument at the request of Borrower and not at the request of Lender.  Grantor has the means to remain informed concerning Borrower's financial condition, and Grantor agrees that Lender has no obligation whatsoever to inform Grantor of Borrower's financial condition or performance of the Note and Related Documents.

POSSESSION AND MAINTENANCE OF THE PROPERTY.  Grantor agrees that Grantor's possession and use of the Property shall be governed by the following provisions:

Possession and Use.  Until the occurrence of an Event of Default, Grantor may (a) remain in possession and control of the Property, (b) use, operate or manage the Property, and (c) collect any Rents from the Property.  The following provisions relate to the use of the Property or to other limitations on the Property.  THE REAL PROPERTY IS NOT USED PRINCIPALLY FOR AGRICULTURE OR FARMING PURPOSES (IT IS NOT USED TO PRODUCE CROPS, LIVESTOCK, OR AQUATIC GOODS).

Duty to Maintain.  Grantor shall maintain the Property in tenantable condition and promptly perform all repairs, replacements, and maintenance necessary to preserve its value.

Hazardous Substances.  The terms "hazardous waste," "hazardous substance," "disposal," "release," and "threatened release," as used in this Deed of Trust, shall have the same meanings as set forth in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 USC Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99 499 ("SARA"), the Hazardous Materials Transportation Act, 49 USC Section 1801, et seq., the Resource Conservation and Recovery Act, 49 USC Section 6901, et seq., or other applicable state or federal laws, rules, or regulations adopted pursuant to any of the foregoing.  Except as disclosed to and acknowledged by Lender in writing, Grantor represents, warrants, and agrees to and with Lender that (a) neither Grantor nor any tenant, contractor, agent or other authorized user of the Property shall use, generate, manufacture, store, treat, dispose of, or release any hazardous waste or substance on, under, or about the Property and (b) any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations and ordinances, including without limitation those laws, regulations, and ordinances described above.  Grantor authorizes Lender and its agents to enter upon the Property to make such inspections and tests as Lender may deem appropriate to determine compliance of the Property with this section of the Deed of Trust.  Any inspections or tests made by Lender shall be for Lender's purposes only and shall not be construed to create any responsibility or liability on the part of Lender to Grantor or to any other person.  The representations and warranties contained herein are based on Grantor's due diligence in investigating the Property for hazardous waste.  Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any such laws to the extent that the claim arises from activities on the Property after the date of this Deed of Trust and (b) agrees to indemnify and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Deed of Trust or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release occurring after the date of this Deed of Trust.  The provisions of this section of the Deed of Trust, including the obligation to indemnify, shall survive the payment of the Indebtedness and the satisfaction and reconveyance of the lien of this Deed of Trust and shall not be affected by Lender's acquisition of any interest in the Property, whether by foreclosure or otherwise.

Nuisance, Waste.  Grantor shall not cause, conduct or permit any nuisance nor commit, permit, or suffer any stripping of or waste on or to the Property or any portion of the Property.  Specifically without limitation, Grantor will not remove, or grant to any other party the right to remove, any timber, minerals (including oil and gas), soil, gravel or rock products without the prior written consent of Lender.

Removal of Improvements.  Grantor shall not demolish or remove any Improvements from the Real Property without the prior written consent of Lender.  As a condition to the removal of any Improvements, Lender may require Grantor to make arrangements satisfactory to Lender to replace such Improvements with Improvements of at least equal value.

Lender's Right to Enter.  Lender and its agents and representatives may enter upon the Real Property at all reasonable times to attend to Lender's interests and to inspect the Property for purposes of Grantor's compliance with the terms and conditions of this Deed of Trust.

Compliance with Governmental Requirements.  Grantor shall promptly comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the use or occupancy of the Property.  Grantor may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Grantor has notified Lender in writing prior to doing so and so long as, in Lender's sole opinion, Lender's interests in the Property are not jeopardized.  Lender may require Grantor to post adequate security or a surety bond, reasonably satisfactory to Lender, to protect Lender's interest.

Duty to Protect.  Grantor agrees neither to abandon nor leave unattended the Property.  Grantor shall do all other acts, in addition to those acts set forth above in this section, which from the character and use of the Property are reasonably necessary to protect and preserve the Property.

ADA/FHAA Compliance.  So long as this Deed of Trust remains outstanding, Grantor will, at its own cost and expense, in respect of the Property and in respect of Grantor's business activities at or within the Property (a) comply with all requirements of the federal Americans with Disabilities Act ("ADA") and the federal Fair Housing Amendments Act of 1988 ("FHAA") and the rules and regulations promulgated thereunder ("Rules"), to the extent applicable to Grantor's ownership, management, operation, leasing, use, construction, reconstruction, repair, remodeling, rehabilitation, or alteration of the Property or any part thereof, (b) immediately provide to Lender written notice (and copies of) any and all notices of actual, potential, or alleged violations of the ADA, the FHAA, or the Rules and any and all governmental investigations or regulatory actions instituted or threatened against Grantor or the Property or Grantor's business activities at or within the Property regarding the ADA, the FHAA, or the Rules, and (c) furnish to Lender, from time to time whenever reasonably requested by Lender, a Compliance Assessment, in form and substance reasonably satisfactory to Lender, prepared by an architect or engineer with skill, experience, and reputation acceptable to Lender, in the field of compliance with the ADA or the FHAA, as applicable.

DUE ON SALE OR ENCUMBRANCE - CONSENT BY LENDER.  Lender may, at its option, (a) declare immediately due and payable all sums secured by this Deed of Trust or (b) increase the interest rate provided in the Note or other document evidencing the indebtedness and impose such other conditions as Lender deems appropriate, upon the sale or transfer, without the Lender's prior written consent which consent shall not be unreasonably withheld, of all or any part of the Real Property, or any interest in the Real Property.  A "sale or transfer" means the conveyance of Real Property or any right, title, or interest therein, whether legal or equitable, whether voluntary or involuntary, whether by outright sale, deed, installment sale contract, land contract, contract for deed, leasehold interest with a term greater than five years, lease-option contract, or by sale, assignment, or transfer of any beneficial interest in or to any land trust holding title to the Real Property, or by any other method of conveyance of Real Property interest.  An "encumbrance" is any lien, deed of trust, mortgage, or other instrument by which the Real Property is encumbered voluntarily or involuntarily.

TAXES AND LIENS.  The following provisions relating to the taxes and liens on the Property are a part of this Deed of Trust.

Payment.  Grantor shall pay when due (and in all events prior to delinquency) all taxes, special taxes, assessments, charges (including water and sewer), fines and impositions levied against or on account of the Property, and shall pay when due all claims for work done on or for services rendered or material furnished to the Property.  Grantor shall maintain the Property free of all liens having priority over or equal to the interest of Lender under this Deed of Trust, except for the lien of taxes and assessments not due, except for the existing indebtedness referred to below, and except as otherwise provided in this Deed of Trust.

Right to Contest.  Grantor may withhold payment of any tax, assessment, or claim in connection with a good faith dispute over the obligation to pay, so long as Lender's interest in the Property is not jeopardized.  If a lien arises or is filed as a result of nonpayment, Grantor shall within thirty days after the lien arises or, if a lien is filed, within thirty days after Grantor has notice of the filing, secure the discharge of the lien, or if requested by Lender, deposit with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender in an amount sufficient to discharge the lien plus any costs and attorney fees or other charges that could accrue as a result of a foreclosure or sale under the lien.  In any contest, Grantor shall defend itself and Lender and shall satisfy any adverse judgment before enforcement against the Property.  Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Evidence of Payment.  Grantor shall upon demand furnish to Lender satisfactory evidence of payment of the taxes or assessments and shall authorize the appropriate governmental official to deliver to Lender at any time a written statement of the taxes and assessments against the Property.

Notice of Construction.  Grantor shall notify Lender at least thirty days before any work is commenced, any services are furnished, or any materials are supplied to the Property, if any mechanic's lien, materialmen's lien, or other lien could be asserted on account of the work, services, or materials and the cost exceeds $5,000.  Grantor will upon request of Lender furnish to Lender advance assurances satisfactory to Lender that Grantor can and will pay the cost of such improvements.

PROPERTY DAMAGE INSURANCE.  The following provisions relating to insuring the Property are a part of this Deed of Trust.  Grantor will keep the following insurance coverages in effect with respect to the Property by an insurance company chosen by Grantor, subject to Lender's approval which will not be unreasonably withheld:

Special form property and fire insurance (with extended coverage endorsement including malicious mischief and vandalism) in an amount not less than the full replacement value of the Property (with a deductible not to exceed $10,000), naming Lender as mortgagee under the policy and as loss payee under a lender's loss payee endorsement and including agreed amount (where applicable), equipment breakdown (where applicable), Law and Ordinance (where applicable) and a "replacement cost endorsement" without deduction for depreciation.

Flood risk insurance in the maximum amount of insurance coverage available or the full replacement cost of the buildings on the Realty, whichever is less, if the Realty is now or hereafter designated as being located within a special flood hazard area under the Flood Disaster Protection Act of 1973 and if flood insurance is available.

For rental properties, loss of rental value insurance and/or business interruption insurance, as follows:  If all or any portion of the Property is rented or leased, loss of rental value insurance in an amount equal to six months aggregate gross rents from the Property as is so occupied.  If all or any portion of the Property is occupied by Borrower, business interruption insurance in an amount equal to six months net income from such portion of the Property as is so occupied.  The amount(s) of such coverage(s) shall be subject to adjustment, from time to time at Lender's request, to reflect changes in the rental and/or income levels during the term of the Loan.

Comprehensive general liability insurance in an amount not less than $2,000,000 combined single-limit liability coverage per occurrence, or in such greater amounts(s) as Lender may reasonably require, insuring against personal injury, death and property damage (including coverage for elevators and escalators, if any, on the Property),  and naming Lender as additional insured.

Such other types of insurance or endorsements to existing insurance as may be required from time to time by Lender in accordance with its standard commercial lending practices for similar properties and transactions.

Upon the request of Lender, Borrower shall increase the coverages under any of the insurance policies required to be maintained hereunder or otherwise modify such policies in accordance with Lender's standard commercial lending practices for similar properties and transactions.  All of the insurance policies required hereunder shall be issued by corporate insurers licensed to do business in the state in which the Property is located and having a Best's Rating-Financial Size Rating of A:VIII or better as determined and published by A.M. Best Company, and shall be in form acceptable to Lender.  Certificates of all insurance required to be maintained hereunder shall be delivered to Lender (which may include the requirement of an Acord 27 or 28 "Evidence of Property Insurance" form as to property insurance)  prior to or contemporaneously with Borrower's execution of this Instrument.  All such certificates shall be in form acceptable to Lender and shall require the insurance company to give to Lender at least thirty days prior written notice before canceling the policy for any reason or materially amending it.  Certificates evidencing all renewal and substitute policies of insurance shall be delivered to Lender at least thirty days before termination of the policies being renewed or substituted.  If any loss shall occur at any time while an Event of Default shall have occurred and shall be continuing hereunder, Lender shall be entitled to the benefit of all insurance policies held or maintained by Borrower, to the same extent as if same had been made payable to Lender, and upon foreclosure hereunder, Lender shall become the owner thereof.  Lender shall have the right, but not the obligation, to make premium payments, at Borrower's expense, to prevent any cancellation, endorsement, alteration or reissuance of any policy of insurance maintained by Borrower, and such payments shall be accepted by the insurer to prevent same.   Without limiting the foregoing, if Borrower fails to procure and maintain any insurance required under this Instrument, Lender may (but shall not be obligated to) procure and maintain such insurance, at Borrower's expense, in the amounts provided above or in such lesser amounts as Lender may deem appropriate, in order to protect Lender's interest in the Property.  Such insurance purchased by Lender may, but need not, protect Borrower's interest in the Property.  Such insurance purchased by Lender may not pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property.  Borrower may later cancel any insurance purchased by Lender, but only after providing Lender with evidence acceptable to Lender that Borrower has obtained and paid for such insurance as required under this Instrument.  If Lender procures and maintains such insurance, Borrower shall be responsible for the costs of such insurance, including interest and any other charges that Lender may impose in connection with the placement of such insurance, until the effective date of the cancellation or expiration of such insurance.  All such costs, interest and charges shall become immediately due and payable by Borrower and shall be secured by this Instrument.  Such costs may be more than the cost of insurance Borrower may be able to obtain on its own.  Lender shall have the right, in its sole and absolute discretion, upon written notice, to require Borrower furnish to Lender a copy of any insurance policy required to be carried hereunder (including endorsements), and Borrower shall furnish the requested policy or policies and all applicable endorsements within thirty days of such request.

Application of Proceeds.  Grantor shall promptly notify Lender of any loss or damage to the Property if the estimated cost of repair or replacement exceeds $25,000.  Lender may make proof of loss if Grantor fails to do so within thirty days of the casualty.  If this Deed of Trust is not in default for any reason other than damage to or loss of the Property, and if the estimated value (as determined by Lender in its reasonable discretion) of the Property after repair, restoration, or replacement is equal to or greater than the value of the Property on the date of this Deed of Trust, Lender shall receive the proceeds and apply the proceeds to the repair, restoration, and replacement of the Property.  If this Deed of Trust is in default for any reason other than damage to the Property, or if the estimated value (as determined by Lender in its reasonable discretion) of the Property after repair, restoration, or replacement is less than the value of the Property on the date of this Deed of Trust, Lender may, at its election, receive and retain the proceeds and apply the same to the reduction of the Indebtedness and/or the payment of any lien affecting the Property.  If the proceeds are applied to repair, restoration and replacement, Grantor shall repair or replace the damaged or destroyed Improvements in a manner satisfactory to Lender.  Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust.  Any proceeds which have not been disbursed within 180 days after their receipt and which Lender has not committed to the repair or restoration of the Property shall be used first to pay any amount owing to Lender under this Deed of Trust, then to pay accrued interest, and the remainder, if any, shall be applied to the principal balance of the Indebtedness.  If Lender holds any proceeds after payment in full of the Indebtedness, such proceeds shall be paid to Grantor as Grantor's interests may appear.

Unexpired Insurance at Sale.  Any unexpired insurance shall inure to the benefit of, and pass to, the purchaser of the Property covered by this Deed of Trust at any trustee's sale or other sale held under the provisions of this Deed of Trust, or at any foreclosure sale of such Property.

Grantor's Report on Insurance.  Upon request of Lender, however not more than once a year, Grantor shall furnish to Lender a report on each existing policy of insurance showing:  (a) the name of the insurer, (b) the risks insured, (c) the amount of the policy, (d) the property insured, the then current replacement value of such property, and the manner of determining that value, and (e) the expiration date of the policy.  Grantor shall, upon request of Lender, have an independent appraiser satisfactory to Lender determine the cash value replacement cost of the Property.

EXPENDITURES BY LENDER.  If Grantor fails to comply with any provision of this Deed of Trust, or if any action or proceeding is commenced that would materially affect Lender's interests in the Property, Lender on Grantor's behalf may, but shall not be required to, take any action that Lender deems appropriate.  Any amount that Lender expends in so doing will bear interest at the rate equal to the greater of (i) eighteen percent (18%) per annum or the highest rate allowed by law.  All such expenses, at Lender's option, will (a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note maturity.  This Deed of Trust also will secure payment of these amounts.  The rights provided for in this paragraph shall be in addition to any other rights or any remedies to which Lender may be entitled on account of the default.  Any such action by Lender shall not be construed as curing the default so as to bar Lender from any remedy that it otherwise would have had.

WARRANTY; DEFENSE OF TITLE.  The following provisions relating to ownership of the Property are a part of this Deed of Trust.

Title.  Grantor warrants that (a) Grantor holds good and marketable title of record to the Property in fee simple, free and clear of all liens and encumbrances other than those set forth in the Real Property description or in any title insurance policy, title report, or final title opinion issued in favor of, and accepted by, Lender in connection with this Deed of Trust and (b) Grantor has the full right, power, and authority to execute and deliver this Deed of Trust to Lender.

Defense of Title.  Subject to the exception in the paragraph above, Grantor warrants and will forever defend the title to the Property against the lawful claims of all persons.  In the event any action or proceeding is commenced that questions Grantor's title or the interest of Trustee or Lender under this Deed of Trust, Grantor shall defend the action at Grantor's expense.  Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of Lender's own choice, and Grantor will deliver, or cause to be delivered, to Lender such instruments as Lender may request from time to time to permit such participation.

Compliance With Laws.  Grantor warrants that the Property and Grantor's use of the Property complies with all existing applicable laws, ordinances, and regulations of governmental authorities.

CONDEMNATION.  The following provisions relating to condemnation proceedings are a part of this Deed of Trust.

Application of Net Proceeds.  If all or any part of the Property is condemned by eminent domain proceedings or by any proceeding or purchase in lieu of condemnation, Lender may at its election require that all or any portion of the net proceeds of the award be applied to the Indebtedness or the repair or restoration of the Property; provided, however, that this section shall not apply in the event that the condemnation enhances the value of the Property.  Notwithstanding the foregoing, Borrower shall be entitled to use the proceeds of any condemnation award to repair or restore the Property in a manner satisfactory to Lender if (a) Borrower is not otherwise in default under this Deed of Trust and (b) upon completion of such repair or restoration the value of the Property (as determined by Lender in its reasonable discretion) is no less than the value of the Property on the date of this Deed of Trust.  If this section applies and the proceeds are applied to repair or restoration, Lender shall, upon satisfactory proof of such expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration if Grantor is not in default under this Deed of Trust.  The net proceeds of the award shall mean the award after payment of all reasonable costs, expenses, and attorney fees, of both Trustee and Lender in connection with the condemnation.

Proceedings.  If any proceeding in condemnation is filed, Grantor shall promptly notify Lender in writing, and Grantor shall promptly take such steps as may be necessary to defend the action and obtain the award.  Grantor may be the nominal party in such proceeding, but Lender shall be entitled to participate in the proceeding and to be represented in the proceeding by counsel of its own choice, and Grantor will deliver or cause to be delivered to Lender such instruments as may be requested by it from time to time to permit such participation.

IMPOSITION OF TAXES, FEES AND CHARGES BY GOVERNMENTAL AUTHORITIES.  The following provisions relating to governmental taxes, fees and charges are a part of this Deed of Trust:

Current Taxes, Fees, and Charges.  Upon request by Lender, Grantor shall execute such documents in addition to this Deed of Trust and take whatever other action is requested by Lender to perfect and continue Lender's lien on the Real Property.  Grantor shall reimburse Lender for all taxes, as described below, together with all expenses incurred in recording, perfecting or continuing this Deed of Trust, including without limitation all taxes, fees, documentary stamps, and other charges for recording or registering this Deed of Trust.

Taxes.  The following shall constitute taxes to which this section applies:  (a) a specific tax upon this type of Deed of Trust or upon all or any part of the Indebtedness secured by this Deed of Trust, (b) a specific tax on Borrower which Borrower is authorized or required to deduct from payments on the Indebtedness secured by this type of Deed of Trust, (c) a tax on this type of Deed of Trust chargeable against the Lender or the holder of the Note, and (d) a specific tax on all or any portion of the Indebtedness or on payments of principal and interest made by Borrower.

Subsequent Taxes.  If any tax to which this section applies is enacted subsequent to the date of this Deed of Trust, this event shall have the same effect as an Event of Default (as defined below), and Lender may exercise any or all of its available remedies for an Event of Default as provided below unless Grantor either (a) pays the tax before it becomes delinquent or (b) contests the tax as provided above in the Taxes and Liens section and deposits with Lender cash or a sufficient corporate surety bond or other security satisfactory to Lender.

SECURITY AGREEMENT; FINANCING STATEMENTS.  The following provisions relating to this Deed of Trust as a security agreement are a part of this Deed of Trust.

Security Agreement.  This instrument shall constitute a security agreement to the extent any of the Property constitutes fixtures or other personal property, and Lender shall have all of the rights of a secured party under the Uniform Commercial Code as amended from time to time.

Security Interest.  Grantor authorizes Lender to file any number of financing statements and take whatever other action is required by Lender to perfect and continue Lender's security interest in the fixtures, Rents, and Personal Property.  In addition to recording this Deed of Trust in the real property records, Lender may, at any time and without further authorization from Grantor, file executed counterparts, copies or reproductions of this Deed of Trust as a financing statement.  Upon default, Grantor shall assemble the Personal Property in a manner and at a place reasonably convenient to Grantor and Lender and make it available to Lender within three days after receipt of written demand from Lender.

Addresses.  The mailing addresses of Grantor (debtor) and Lender (secured party), from which information concerning the security interest granted by this Deed of Trust may be obtained (each as required by the Uniform Commercial Code), are as stated on the first page of this Deed of Trust.

FURTHER ASSURANCES; ATTORNEY-IN-FACT.  The following provisions relating to further assurances and attorney-in-fact are a part of this Deed of Trust.

Further Assurances.  At any time, and from time to time, upon request of Lender, Grantor will make, execute and deliver, or will cause to be made, executed or delivered, to Lender or to Lender's designee, and when requested by Lender, cause to be filed, recorded, refiled, or rerecorded, as the case may be, at such times and in such offices and places as Lender may deem appropriate, any and all such mortgages, deeds of trust, security deeds, security agreements, financing statements, continuation statements, instruments of further assurance, certificates, and other documents as may, in the sole opinion of Lender, be necessary or desirable in order to effectuate, complete, perfect, continue, or preserve (a) the obligations of Grantor and Borrower under the Note, this Deed of Trust, and the Related Documents, and (b) the liens and security interests created by this Deed of Trust on the Property, whether now owned or hereafter acquired by Grantor.  Unless prohibited by law or agreed to the contrary by Lender in writing, Grantor shall reimburse Lender for all costs and expenses incurred in connection with the matters referred to in this paragraph.

Attorney-in-Fact.  If Grantor fails to do any of the things referred to in the preceding paragraph, Lender may do so for and in the name of Grantor and at Grantor's expense.  For such purposes, Grantor hereby irrevocably appoints Lender as Grantor's attorney-in-fact for the purpose of making, executing, delivering, filing, recording, and doing all other things as may be necessary or desirable, in Lender's sole opinion, to accomplish the matters referred to in the preceding paragraph.

FULL PERFORMANCE.  If Borrower pays all the Indebtedness when due, terminates the line of credit, and otherwise performs all the obligations imposed upon Grantor under this Deed of Trust, Lender shall execute and deliver to Trustee a request for full reconveyance and shall execute and deliver to Grantor suitable statements of termination of any financing statement on file evidencing Lender's security interest in the Rents and the Personal Property.  Grantor shall pay Lender a reasonable reconveyance fee for the reconveyance, as established by the Trustee's standard and customary fee schedule.  The grantee in any such reconveyance may be described as the "person or persons legally entitled thereto."

DEFAULT.  Each of the following, at the option of Lender, shall constitute an event of default ("Event of Default") under this Deed of Trust:

Default on Indebtedness.  Borrower fails to make any payment when due under the Note or Indebtedness.

Other Defaults.  Failure of Borrower or Grantor to comply with or to perform when due any other term, obligation, covenant, or condition contained in this instrument or in any of the Related Documents.  If any failure other than a failure to pay money is curable and if Borrower or Grantor, as the case may be, has not been given a notice of a similar breach within the preceding twelve months, it may be cured (and no Event of Default will have occurred) if Borrower or Grantor, as the case may be, after delivery of written notice from Lender demanding cure of such failure (a) cures the failure within thirty days or (b) if the cure requires more than thirty days, immediately initiates steps sufficient to cure the failure and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance within ninety days after notice is sent.

Breaches.  Any warranty, representation, or statement made or furnished to Lender by or on behalf of Borrower or Grantor under this instrument or the Related Documents is, or at the time made or furnished was, false in any material respect.

Default in Favor of Third Parties.  Should Borrower or any Grantor default under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement in favor of any other creditor or person that may materially affect any of Borrower's or Grantor's property, Borrower's ability to repay the Indebtedness, or Borrower's or Grantor's ability to perform their respective obligations under this instrument of any of the Related Documents.

Insolvency.  The dissolution or termination of Borrower's or Grantor's existence as a going business, the insolvency of Borrower or Grantor, the appointment of a receiver for any part of Borrower's or Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or Grantor.

Creditor or Forfeiture Proceedings.  Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession, or any other method, by any creditor of Borrower or by any governmental agency against any collateral securing the loan.  This includes a garnishment of any of Borrower's accounts, including deposit accounts with Lender.  This Event of Default shall not apply, however, if there is a good faith dispute by Borrower as to the validity or reasonableness of the claim that is the basis of the creditor or forfeiture proceeding and if Borrower gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender funds or a surety bond for the creditor or forfeiture proceedings, in an amount determined by Lender in its sole discretion as being an adequate reserve or bond for the dispute.

Sale of Property.  Sale, transfer, hypothecation, assignment, or conveyance of the  Property or any portion thereof or interest therein by Borrower or Grantor to a third party without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

Other Liens or Encumbrances.  There shall not exist any mortgage, security interest, charge or any mechanics, materialmen, laborers, tax, statutory, or other lien or charge on the Property prior to, on a parity with or junior to, the lien and security interest of the Security Agreement, except liens for taxes and assessments not yet payable or payable without penalty so long as payable, without the prior written consent of Lender, which consent may be withheld in Lender's sole and absolute discretion.

Defective Collateralization.  Any document creating a security interest for the Indebtedness ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

Condemnation.  All or any material portion of the collateral for the Indebtedness is condemned, seized, or appropriated without compensation and Borrower or Grantor shall not, within thirty days after such condemnation, seizure, or appropriation, initiate and thereafter diligently prosecute appropriate action to contest in good faith the validity of such condemnation, seizure, or appropriation.

Adverse Change.  A material adverse change occurs in Borrower's or Grantor's business, assets, or general financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

Event Affecting Guarantor.  Any of the preceding events occurs with respect to any guarantor, endorser, surety, or accommodation party of any of the Indebtedness or any guarantor, endorser, surety, or accommodation party dies or becomes incompetent, or revokes or disputes the validity of or liability under any guaranty of the Indebtedness.  In the event of a death, in its sole discretion Lender may, but shall not be required to, permit the guarantor's estate to assume the obligations arising under the guaranty in a manner satisfactory to Lender and in so doing cure the event of default.

RIGHTS AND REMEDIES ON DEFAULT.  Upon the occurrence of any Event of Default and at any time thereafter, Trustee or Lender, at its option, may exercise any one or more of the following rights and remedies, in addition to any other rights or remedies provided by law:

Accelerate Indebtedness.  Lender shall have the right at its option to declare the entire Indebtedness immediately due and payable, including any prepayment penalty which Borrower would be required to pay.

Foreclosure.  With respect to all or any part of the Real Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.  If this Deed of Trust is foreclosed by judicial foreclosure, Lender will be entitled to a judgment which will provide that if the foreclosure sale proceeds are insufficient to satisfy the judgment, execution may issue for the amount of the unpaid balance of the judgment.

UCC Remedies.  With respect to all or any part of the Personal Property, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Collect Rents.  Lender shall have the right, with notice to Grantor as required above, to take possession of and manage the Property and collect the Rents, including amounts past due and unpaid, and apply the net proceeds, over and above Lender's costs, against the Indebtedness.  In furtherance of this right, Lender may require any tenant or other user of the Property to make payments of rent or use fees directly to Lender.  If the Rents are collected by Lender, then Grantor irrevocably designates Lender as Grantor's attorney-in-fact to endorse instruments received in payment thereof in the name of Grantor and to negotiate the same and collect the proceeds.  Payments by tenants or other users to Lender in response to Lender's demand shall satisfy the obligations for which the payments are made, whether or not any proper grounds for the demand existed.  Lender may exercise its rights under this subparagraph either in person, by agent, or through a receiver.

Appoint Receiver.  Lender shall have the right to have a receiver appointed to take possession of all or any part of the Property, with the power to protect and preserve the Property, to operate the Property preceding foreclosure or sale, and to collect the Rents from the Property and apply the proceeds, over and above the cost of the receivership, against the Indebtedness.  The receiver may serve without bond if permitted by law.  Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Property exceeds the Indebtedness by a substantial amount.  Employment by Lender shall not disqualify a person from serving as a receiver.

Tenancy at Sufferance.  If Grantor remains in possession of the Property after the Property is sold as provided above or Lender otherwise becomes entitled to possession of the Property upon default of Grantor, Grantor shall become a tenant at sufferance of Lender or the purchaser of the Property and shall, at Lender's option, either (a) pay a reasonable rental for the use of the Property or (b) vacate the Property immediately upon the demand of Lender.

Other Remedies.  Trustee or Lender shall have any other right or remedy provided in this Deed of Trust or the Note or by law.

Notice of Sale.  Lender shall give Grantor reasonable notice of the time and place of any public sale of the Personal Property or of the time after which any private sale or other intended disposition of the Personal Property is to be made.  Reasonable notice shall mean notice given at least ten days before the time of the sale or disposition.  Any sale of Personal Property may be made in conjunction with any sale of the Real Property.

Sale of the Property.  To the extent permitted by applicable law, Grantor hereby waives any and all rights to have the Property marshalled.  In exercising its rights and remedies, the Trustee or Lender shall be free to sell all or any part of the Property together or separately, in one sale or by separate sales.  Lender shall be entitled to bid at any public sale on all or any portion of the Property.

Waiver; Election of Remedies.  A waiver by any party of a breach of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's rights otherwise to demand strict compliance with that provision or any other provision.  Election by Lender to pursue any remedy provided in this Deed of Trust, the Note, in any Related Document, or provided by law shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Deed of Trust after failure of Grantor to perform shall not affect Lender's right to declare a default and to exercise any of its remedies.

Attorney Fees and Expenses.  Whether or not any court action is involved, all reasonable expenses incurred by Lender which in Lender's opinion are necessary at any time for the protection of its interest or the enforcement of its rights shall become a part of the Indebtedness payable on demand and shall bear interest at the Note rate from the date of expenditure until repaid.  Expenses covered by this paragraph include, without limitation, however subject to any limits under applicable law, Lender's attorney fees whether or not there is a lawsuit, including attorney fees for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals and any anticipated post-judgment collection services, the cost of searching records, obtaining title reports (including foreclosure reports), surveyors' reports, appraisal fees, title insurance, and fees for the Trustee, to the extent permitted by applicable law.  Grantor also will pay any court costs, in addition to all other sums provided by law.  If Lender institutes any suit or action in court to enforce any of the terms of this Deed of Trust, the losing party agrees to pay such sum as the court may adjudge reasonable as the prevailing party's attorney fees at trial and on any appeal.

Rights of Trustee.  Trustee shall have all of the rights and duties of Lender as set forth in this section.

POWERS AND OBLIGATIONS OF TRUSTEE.  The following provisions relating to the powers and obligations of Trustee are part of this Deed of Trust.

Powers of Trustee.  In addition to all powers of Trustee arising as a matter of law, Trustee shall have the power to take the following actions with respect to the Property upon the written request of Lender and Grantor:  (a) join in preparing and filing a map or plat of the Real Property, including the dedication of streets or other rights to the public, (b) join in granting any easement or creating any restriction on the Real Property, and (c) join in any subordination or other agreement affecting this Deed of Trust or the interest of Lender under this Deed of Trust.

Obligations to Notify.  Trustee shall not be obligated to notify any other party of a pending sale under any other trust deed or lien, or of any action or proceeding in which Grantor, Lender, or Trustee shall be a party, unless the action or proceeding is brought by Trustee.

Trustee.  Trustee shall meet all qualifications required for Trustee under applicable law.  In addition to the rights and remedies set forth above, with respect to all or any part of the Property, the Trustee shall have the right to foreclose by notice and sale, and Lender shall have the right to foreclose by judicial foreclosure, in either case in accordance with and to the full extent provided by applicable law.

Successor Trustee.  Lender, at Lender's option, may from time to time appoint a successor Trustee to any Trustee appointed hereunder by an instrument executed and acknowledged by Lender and recorded in the office of the recorder of the county in which the Real Property is situated.  The instrument shall contain, in addition to all other matters required by state law, the names of the original Lender, Trustee, and Grantor, the book and page or the Auditor's file number where this Deed of Trust is recorded, and the name and address of the successor trustee, and the instrument shall be executed and acknowledged by Lender or its successors in interest.  The successor trustee, without conveyance of the Property, shall succeed to all the title, power, and duties conferred upon the Trustee in this Deed of Trust and by applicable law.  This procedure for substitution of trustee shall govern to the exclusion of all other provisions for substitution.

NOTICES TO GRANTOR AND OTHER PARTIES.  Any notice under this Deed of Trust shall be in writing and shall be effective when actually delivered or, if mailed, shall be deemed effective when deposited in the United States mail first class, registered mail, postage prepaid, directed to the addresses shown near the beginning of this Deed of Trust.  Any party may change its address for notices under this Deed of Trust by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address.  All copies of notices of foreclosure from the holder of any lien which has priority over this Deed of Trust shall be sent to Lender's address, as shown near the beginning of this Deed of Trust.  For notice purposes, Grantor agrees to keep Lender and Trustee informed at all times of Grantor's current address.

LIENS AND LIABILITIES.  The following provisions relating to liens and liabilities are a part of this Deed of Trust:

Discharge of Liens.  Grantor will pay, bond, or otherwise discharge, from time to time when the same shall become due, all claims and demands of mechanics, materialmen, laborers, and others which, if unpaid, might result in, or permit the creation of, a lien on the Property, or on the revenues, rents, issues, income, or profits arising therefrom and, in general, Grantor shall do, or cause to be done, at Grantor's sole cost and expense, everything necessary to fully preserve the lien and priority of this Deed of Trust; provided, however, that so long as an Event of Default shall not have occurred and be continuing hereunder, Grantor shall have the right to contest or object to the amount or validity of any such claim and demand by appropriate administrative or judicial proceedings, in which event the following provisions shall apply:  (a) Grantor shall given Lender written notice of Grantor's intent to so contest or object to such claim or demand, (b) Grantor shall thereafter diligently proceed to cause such claim or demand to be removed and discharged, and (c) Grantor, if requested by Lender, shall deposit with Lender a bond or other assurance reasonably satisfactory to Lender in such amounts as Lender shall reasonably require, but not more than 150% of the amount of the claim(s) or demand(s) plus costs, expenses, including reasonable attorney fees, and interest.

Creation of Liens.  Except as otherwise set forth herein and except with regard to a subordinate lien in favor of Lender for temporary financing and any permanent financing with Lender in replacement thereof, Grantor will not, without Lender's consent, create, place or permit to be created or placed, or through any act or failure to act, acquiesce in the placing of, or allow to remain, any deed of trust, mortgage, voluntary or involuntary lien, whether statutory, constitutional or contractual (except for normal ad valorem real property taxes which are not yet due and payable), security interest, encumbrance or charge, or conditional sale or other title retention document, against or covering the Property, prior to, on a party with or subordinate to the lien of this Deed of Trust.  If any of the foregoing becomes attached to the Property without such consent, Grantor will promptly cause the same to be discharged and released.

No Consent.  Nothing in the Loan Documents shall be deemed or construed in any way as constituting the consent or agreement by Trustee or Lender, express or implied, to pay any contractor, subcontractor, laborer, mechanic or materialman for the performance of any labor or the furnishing of any material for any improvement, construction, alteration or repair of the Property, or to constitute any such person as a beneficiary of any obligation Lender may incur to Grantor concerning such matters, or to create a trust fund for any such person.  Grantor further agrees that neither Trustee nor Lender stands in any fiduciary relationship to Grantor.

MISCELLANEOUS PROVISIONS.  The following miscellaneous provisions are a part of this Deed of Trust:

Amendments.  This Deed of Trust, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Deed of Trust.  No alteration of or amendment to this Deed of Trust shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

Accounts and Records.  Grantor will maintain a standard modern system of accounting administered in accordance with generally accepted accounting principles.  Lender shall have the right to examine the books of account of Grantor to the extent that they pertain to this Deed of Trust and the Property, and to discuss the affairs, finances, and accounts of Grantor to such extent, all at such reasonable times and intervals as Lender may desire.  Grantor will furnish to Lender such financial statements and records required by Lender and as otherwise specified in the Related Documents.

Applicable Law.  THIS DEED OF TRUST HAS BEEN DELIVERED TO LENDER AND ACCEPTED BY LENDER IN WASHINGTON.  IF THERE IS A LAWSUIT, BORROWER AND GRANTOR AGREE UPON LENDER'S REQUEST TO SUBMIT TO THE JURISDICTION OF THE COURTS OF KING COUNTY, WASHINGTON.  LENDER, BORROWER, AND GRANTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY A PARTY AGAINST THE OTHER.  THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF WASHINGTON.

Caption Headings.  Caption headings in this Deed of Trust are for convenience purposes only and are not to be used to interpret or define the provisions of this Deed of Trust.

Lender's Right to Sell Participations in the Loan.  Lender may at any time sell, assign, transfer, negotiate, grant participations in, or otherwise dispose of, to any one or more other lenders (hereinafter called "Participants") all or any part of the indebtedness of Grantor at any time outstanding under the Note, this instrument, or any of the Related Documents (collectively "Loan Documents").  Grantor acknowledges and agrees that any such disposition will give rise to an obligation of Grantor to each Participant and that, in such event, each Participant shall, for all purposes hereof, be entitled to the benefits of the Loan Documents and all other documents, instruments, and agreements therein described, as its interest may appear.  Grantor shall, from time to time at the request of Lender, execute and deliver, or cause to be executed and delivered, to Lender or to such party or parties (including any Participant) as Lender may designate, any and all such further instruments as may in the opinion of Lender be necessary or desirable to give full force and effect to such disposition, including, but not limited to, a new note or new notes to be issued in exchange for the Note and such estoppel certificates or other instruments as may be requested from Grantor to evidence the continuing validity of the Loan Documents and the absence of any default by Lender thereunder.  Notwithstanding the foregoing, Grantor acknowledges that no Participant shall be deemed a direct lender or co-lender with Lender.

Merger.  There shall be no merger of the interest or estate created by this Deed of Trust with any other interest or estate in the Property at any time held by or for the benefit of Lender in any capacity, without the written consent of Lender.

Authority of Signer.  Where any one or more of the parties are corporations or partnerships or limited liability companies, it is not necessary for Lender to inquire into the powers of any of the parties or of the officers, directors, partners, agents, managers or members acting or purporting to act on their behalf.

Severability.  If a court of competent jurisdiction finds any provision of this Deed of Trust to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Deed of Trust in all other respects shall remain valid and enforceable.

Successors and Assigns.  Subject to the limitations stated in this Deed of Trust on transfer of Grantor's interest, this Deed of Trust shall be binding upon and inure to the benefit of the parties, their successors and assigns.  If ownership of the Property becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Deed of Trust and the Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Deed of Trust or liability under the Indebtedness.

Time of the Essence.  Time is of the essence in the performance of this Deed of Trust.

Waivers and Consents.  Lender shall not be deemed to have waived any rights under this Deed of Trust (or under the Related Documents) unless such waiver is in writing and signed by Lender.  No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right.  A waiver by any party of a provision of this Deed of Trust shall not constitute a waiver of or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision.  No prior waiver by Lender, nor any course of dealing between Lender and Grantor or Borrower, shall constitute a waiver of any of Lender's rights or any of Grantor or Borrower's obligations as to any future transactions.  Whenever consent by Lender is required in this Deed of Trust, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required.

Waiver of Homestead Exemption.  Grantor hereby releases and waives all rights and benefits of the homestead exemption laws of Washington as to all Indebtedness secured hereby.

COMMERCIAL DEED OF TRUST.  Grantor agrees with Lender that this Deed of Trust is a commercial deed of trust and that Grantor will not change the use of the Property without Lender's prior written consent.

BORROWER AND GRANTOR ACKNOWLEDGE HAVING READ ALL THE PROVISIONS OF THIS DEED OF TRUST AND AGREE TO ITS TERMS.

[signatures on next page]

Borrower/Grantor Eastridge Christian Assembly By ____________________________

STATE OF WASHINGTON

)

) ss.

County of

)

On _____________, before me personally appeared _______________________, known or identified to me to be the ______________ of ________________, a Washington non-profit corporation, that executed the instrument, or the person who executed the instrument on behalf of the non-profit corporation, and acknowledged to me that the non-profit corporation executed the same.

Notary Public for Washington

My commission expires

REQUEST FOR FULL RECONVEYANCE

(To be used only when obligations have been paid in full)

To:

,Trustee

The undersigned is the legal owner and holder of all Indebtedness secured by this Deed of Trust.  You are hereby requested, upon payment of all sums owing to you, to reconvey without warranty, to the persons entitled thereto, the right, title and interest now held by you under the Deed of Trust.

Date:

Beneficiary

 By

 Its

SCHEDULE 1

LOAN AND USE OF PROCEEDS SCHEDULE

Subject to Lender securing funds, Lender will loan funds to Borrower in accordance with the following loan uses:

   Amount

Use of Proceeds

Minimum Funding Level:

$ 6,000,000

$ 5,890,000 - partial refinance of                    ECCU Loan

$ 110,000 - finance costs

UP TO:

$ 8,000,000

$ 7,890,000 - partial refinance of

ECCU Loan

$ 110,000 - finance costs

EXHIBIT 5

TAX ASSESSORS DETAILED REPORT OF PROPERTY OF BORROWER

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Fair, Equitable, and Understandable Property Valuations

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PARCEL DATA

Parcel	222406-9080
Name	EASTRIDGE CHRISTIAN ASSEMBL
Site Address	24209 SE ISSAQUAH-FALL CITY RD 98029
Geo Area	95-20
Spec Area	0-0
Property Name	EASTRIDGE CHURCH

Jurisdiction	KING COUNTY
Levy Code	6993
Property Type	C
Plat Block / Building Number	
Plat Lot / Unit Number	
Quarter-Section-Township-Range	NE-22-24-6

Legal Description

LAND DATA

Click the camera to see more pictures.

Highest & Best Use As If Vacant	SINGLE FAMILY
Highest & Best Use As Improved	PRESENT USE
Present Use	Single Family(Res Use/Zone)
Base Land Value SqFt	2
Base Land Value	597,200
% Base Land Value Impacted	100
Base Land Valued Date	3/8/2012
Base Land Value Tax Year	2013
Land SqFt	398,138
Acres	9.14

Percentage Unusable	0
Unbuildable	NO
Restrictive Size Shape	NO
Zoning	R1P
Water	PRIVATE
Sewer/Septic	PRIVATE
Road Access	PUBLIC
Parking	
Street Surface	PAVED

Views

Rainier	
Territorial	
Olympics	
Cascades	
Seattle Skyline	
Puget Sound	
Lake Washington	
Lake Sammamish	
Lake/River/Creek	
Other View	

Waterfront

Waterfront Location	
Waterfront Footage	
Lot Depth Factor	
Waterfront Bank	
Tide/Shore	
Waterfront Restricted Access	
Waterfront Access Rights	NO
Poor Quality	
Proximity Influence	NO

Designations

Nuisances

Reference Li

- King Co Links
- Propert Advisor
- Washir Departr Revenu link)
- Washir Board o Appeal link)
- Board o Appeal
- District
- iMap
- Record

Scanne surveys map do

Historic Site	
Current Use	
Nbr Bldg Sites	
Adjacent to Golf Fairway	NO
Adjacent to Greenbelt	NO
Other Designation	NO
Deed Restrictions	NO
Development Rights Purchased	NO
Easements	NO
Native Growth Protection Easement	NO
DNR Lease	NO

Topography	NO
Traffic Noise	HIGH
Airport Noise	
Power Lines	NO
Other Nuisances	NO

Problems

Water Problems	NO
Transportation Concurrency	NO
Other Problems	NO

Environmental

Environmental	YES

Environmental Type	Information Source	Delineation study	Percentage Affected
Wetland	APPR OBSERVED	N	25

BUILDING

Building Number	1
Building Description	Eastridge Christian Church
Number Of Buildings Aggregated	1
Predominant Use	CHURCH WITH SUNDAY SCHOOL (308)
Shape	Rect or Slight Irreg
Construction Class	MASONRY
Building Quality	GOOD
Stories	2
Building Gross Sq Ft	72,000
Building Net Sq Ft	72,000
Year Built	2010
Eff. Year	2010
Percentage Complete	100
Heating System	HEAT PUMP
Sprinklers	
Elevators	

1 2

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Picture of Building 1

Section(s) Of Building Number: 1

Section Number	Section Use	Description	Stories	Height	Floor Number	Gross Sq Ft	Net Sq Ft
1	CHURCH WITH SUNDAY SCHOOL (308)		2	20		72,000	72,000

TAX ROLL HISTORY

Account	Valued Year	Tax Year	Omit Year	Levy Code	Appraised Land Value	Appraised Imps Value	Appraised Total Value	New Dollars	Taxable Land Value	Taxable Imps Value	Taxable Total Value	Tax Value Reason
222406908004	2012	2013		6993	$272,300	$2,699,600	$2,971,900	$8,112,100	$272,300	$2,699,600	$2,971,900	
222406908095	2012	2013		6993	$324,900	$12,348,500	$12,673,400	$8,112,100	$0	$0	$0	EX
222406908004	2011	2012		6993	$150,000	$1,244,300	$1,394,300	$0	$150,000	$1,244,300	$1,394,300	
222406908095	2011	2012		6993	$179,000	$5,691,700	$5,870,700	$6,362,232	$0	$0	$0	EX
222406908004	2010	2011		6993	$158,100	$1,193,900	$1,352,000	$0	$158,100	$1,193,900	$1,352,000	
222406908095	2010	2011		6993	$188,900	$182,100	$371,000	$0	$0	$0	$0	EX
222406908004	2009	2010		6993	$158,100	$1,223,400	$1,381,500	$0	$158,100	$1,223,400	$1,381,500	
222406908095	2009	2010		6993	$188,900	$186,600	$375,500	$0	$0	$0	$0	EX
222406908004	2008	2009		6993	$186,400	$1,507,100	$1,693,500	$0	$186,400	$1,507,100	$1,693,500	
222406908095	2008	2009		6993	$222,600	$229,900	$452,500	$0	$0	$0	$0	EX
222406908004	2007	2008		6993	$179,200	$1,269,400	$1,448,600	$0	$179,200	$1,269,400	$1,448,600	
222406908095	2007	2008		6993	$213,800	$193,600	$407,400	$0	$0	$0	$0	EX
222406908004	2006	2007		6993	$165,500	$1,217,300	$1,382,800	$0	$165,500	$1,217,300	$1,382,800	
222406908095	2006	2007		6993	$197,500	$185,700	$383,200	$0	$0	$0	$0	EX
222406908004	2005	2006		6993	$160,000	$1,121,000	$1,281,000	$0	$160,000	$1,121,000	$1,281,000	
222406908095	2005	2006		6993	$191,000	$171,000	$362,000	$0	$0	$0	$0	EX
222406908004	2004	2005		6993	$155,000	$1,219,000	$1,374,000	$0	$155,000	$1,219,000	$1,374,000	
222406908095	2004	2005		6993	$185,000	$204,000	$389,000	$0	$0	$0	$0	EX
222406908004	2003	2004		6993	$324,000	$1,439,000	$1,763,000	$0	$324,000	$1,439,000	$1,763,000	
222406908004	2002	2003		6993	$324,000	$1,439,000	$1,763,000	$0	$324,000	$1,439,000	$1,763,000	
222406908004	2001	2002		6993	$282,000	$1,078,000	$1,360,000	$0	$282,000	$1,078,000	$1,360,000	
222406908004	2000	2001		6993	$258,000	$1,209,000	$1,467,000	$0	$258,000	$1,209,000	$1,467,000	
222406908004	1999	2000		6993	$225,000	$1,199,000	$1,424,000	$0	$225,000	$1,199,000	$1,424,000	
222406908004	1998	1999		6993	$208,000	$1,094,000	$1,302,000	$0	$208,000	$1,094,000	$1,302,000	
222406908004	1997	1998		6993	$0	$0	$0	$0	$182,600	$969,000	$1,151,600	
222406908004	1996	1997		6825	$0	$0	$0	$0	$190,000	$969,000	$1,159,000	
222406908004	1994	1995		6825	$0	$0	$0	$0	$230,000	$769,700	$999,700	
222406908004	1992	1993		6825	$0	$0	$0	$0	$342,700	$902,100	$1,244,800	
222406908004	1990	1991		6825	$0	$0	$0	$0	$261,600	$827,600	$1,089,200	
222406908004	1989	1990		6760	$0	$0	$0	$0	$196,200	$750,900	$947,100	
222406908004	1988	1989		6760	$0	$0	$0	$0	$196,200	$505,700	$701,900	
222406908004	1986	1987		6760	$0	$0	$0	$0	$196,200	$323,700	$519,900	
222406908004	1984	1985		6760	$0	$0	$0	$0	$85,500	$246,500	$332,000	
222406908004	1982	1983		6760	$0	$0	$0	$0	$85,500	$246,500	$332,000	

SALES HISTORY

Excise Number	Recording Number	Document Date	Sale Price	Seller Name	Buyer Name	Instrument	Sale Reason
[redacted]	[redacted]	3/5/2002	$4,692,100.00	J T F FAMILY LLC	EASTRIDGE CHRISTIAN ASSEMBLY (EASTRIDGE)	Statutory Warranty Deed	None
[redacted]	[redacted]	1/18/2002	$0.00	GREER BERNARD G+JUDITH O A	J T F FAMILY LLC	Statutory Warranty Deed	Other
[redacted]	[redacted]	7/22/1998	$6,700.00	GREER BERNARD G+JUDITH O A	KING COUNTY	Warranty Deed	Other

REVIEW HISTORY

PERMIT HISTORY

Permit Number	Permit Description	Type	Issue Date	Permit Value	Permit Status	Issuing Jurisdiction	Reviewed Date
B06C0162	Construct an 80,000 sq. ft. church & office bldgs.; 3,294 sq. ft. retaining wall (minors 9080 & 9094)	Building, New	7/10/2008	$6,362,232	Complete	KING COUNTY	5/14/2012
B06DC004	Clearing & grading activities, construction of storm drainage facilities, paving for 500 parking stalls, landscaping, retaining wall & utility extensions to prepare for future 70,512 sq. ft. church	Other	8/17/2007	$126,360	Complete	KING COUNTY	8/3/2011
B07I0124	Demolish 3000 sq. ft. house, 5000 sq. ft. horse arena, various outbldgs. & sheds for future church	Demolition	6/11/2007	$0	Complete	KING COUNTY	5/29/2008

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